Exhibit 10.1

AMENDMENT No. 1

AMENDMENT No. 1, dated as of June 30, 2023 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among ENGAGESMART, INC., a Delaware corporation (the “Borrower”) and JPMORGAN CHASE BANK, N.A. as administrative agent and collateral agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

WHEREAS, the Borrower, the Lenders party thereto from time to time, the L/C Issuers party thereto from time to time and the Administrative Agent are party to that certain Revolving Credit Agreement, dated as of September 27, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, on March 5, 2021, the U.K. Financial Conduct Authority publicly announced that immediately after June 30, 2023 all U.S. Dollar LIBOR settings would no longer be representative resulting in a Benchmark Transition Event under the Existing Credit Agreement;

WHEREAS, pursuant to Section 3.03(e) of the Existing Credit Agreement, the Administrative Agent hereby provides notice to the Borrowers and the Lenders that a Benchmark Transition Event (as defined in the Existing Credit Agreement) has occurred with respect to the LIBO Rate and that LIBO Rate will be replaced with the sum of Term SOFR and the related Benchmark Replacement Adjustment as the Benchmark Replacement for all purposes under the Existing Credit Agreement and any other Loan Document for all settings effective as of July 1, 2023 (but subject to Section 9 below) in accordance with Section 3.03(b) of the Existing Credit Agreement; and

WHEREAS, pursuant to Section 3.03(d) of the Existing Credit Agreement, the Administrative Agent has exercised its right to make certain Benchmark Replacement Conforming Changes to the Existing Credit Agreement and such changes shall become effective on July 1, 2023 (the “Amendment No. Effective Date”), without any further consent of any other party to the Existing Credit Agreement or any other Loan Document.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.
Amendments of the Existing Credit Agreement. Effective on and as of the Amendment No. 1 Effective Date (as defined below), the Existing Credit Agreement (including Exhibits A-1 and K thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex A hereto (the Existing Credit Agreement, as so amended, the “Credit Agreement”).
SECTION 2.
Representations and Warranties. By its execution of this Amendment, the Borrower certifies that:
(a)
The Borrower has the corporate or other organizational power and authority, and the legal right, to execute, deliver and perform its obligations under this Amendment and the Credit Agreement;
(b)
the execution, delivery and performance of this Amendment and the Credit Agreement by the

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Borrower is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate action, and do not (a) contravene the terms of its Organizational Documents or (b) violate any material Law; in each case except to the extent that such violation or contravention would not reasonably be expected to have a Material Adverse Effect;
(c)
this Amendment has been duly executed and delivered on behalf of the Borrower that is a party thereto. Subject to the Legal Reservations, this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;
(d)
no Default or Event of Default has occurred and is continuing before or after giving effect to this Amendment; and
(e)
each of the representations and warranties made by the Borrower in, or pursuant to, this Amendment, the Credit Agreement or in the other Loan Documents are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
SECTION 3.
Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment No. 1 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.
SECTION 4.
Reaffirmation. The Borrower hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby. The Borrower hereby consents to this Amendment and the transactions contemplated hereby, and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.
SECTION 5.
Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually

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executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 6.
Miscellaneous. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 7.
Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 8.
Governing Law; Jurisdiction, etc. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Section 10.15 and Section 10.16 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
SECTION 9.
Transition to Adjusted Term SOFR. Notwithstanding any other provision herein or in any other Loan Document unless separately agreed by the Borrower and the Administrative Agent in writing after the date hereof, any Loans that constitute Eurodollar Rate Loans (as defined in the Existing Credit Agreement) (the “Existing Loans”) that are outstanding as of the Amendment No. 1 Effective Date (i) shall continue to bear interest at the LIBO Rate until the end of the applicable Interest Period (as defined in the Existing Credit Agreement) applicable to such Existing Loans and (ii) any request for a new Loan that is a Eurodollar Rate Loan or a continuation of an Existing Loan that is a Eurodollar Rate Loan shall be deemed to be a request for a new Term Benchmark Loan that bears interest by reference to the Adjusted Term SOFR or the continuation of such Existing Loan into a Term Benchmark Loan that bears interest by reference to the Adjusted Term SOFR.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENGAGESMART, INC., as Borrower

By:	/s/ Cassandra Hudson
	Name:	Cassandra Hudson
	Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Myles Upchurch
	Name:	Myles Upchurch
	Title:	Authorized Credit Officer

Annex A

Credit Agreement

Attached.

REVOLVING CREDIT AGREEMENT

dated as of September 27, 2021

as amended by Amendment No. 1 dated as of June 30, 2023

among

ENGAGESMART, INC.,

as the Borrower,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and an L/C Issuer,

The Other Lenders and L/C Issuers Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Section		Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS			1

	1.01	Defined Terms	1
	1.02	Other Interpretive Provisions	~~80~~77
	1.03	Accounting Terms	~~82~~80
	1.04	[Reserved]	~~82~~80
	1.05	Rounding	~~82~~80
	1.06	References to Agreements and Laws	~~83~~80
	1.07	Times of Day	~~83~~81
	1.08	Timing of Payment or Performance	~~83~~81
	1.09	[Reserved]	~~83~~81
	1.10	Letter of Credit Amounts	~~83~~81
	1.11	Pro Forma Calculations	~~83~~81
	1.12	Calculation of Baskets	~~83~~81
	1.13	Interest Rates; ~~LIBOR~~BenchmarkNotification	~~84~~81
	1.14	Divisions.	~~85~~82

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~85~~82

2.01	The Loans	~~85~~82
2.02	Borrowings, Conversions and Continuations of Loans	~~85~~82
2.03	Letters of Credit	~~87~~84
2.04	Cash Collateral	~~95~~92
2.05	Prepayments	~~96~~93
2.06	Termination or Reduction of Commitments	~~98~~95
2.07	Repayment of Loans	~~99~~96
2.08	Interest	~~99~~96
2.09	Fees.	~~100~~97
2.10	Computation of Interest and Fees	~~100~~97
2.11	Evidence of Indebtedness	~~100~~97
2.12	Payments Generally; Administrative Agent’s Clawback	~~101~~98
2.13	Sharing of Payments	~~103~~100
2.14	[Reserved]	~~103~~101
2.15	Extension Offers	~~103~~101
2.16	Incremental Facilities	~~106~~103
2.17	[Reserved]	~~108~~105
2.18	Defaulting Lenders	~~108~~105
2.19	Specified Refinancing Debt	~~109~~106

ARTICLE III. TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~111~~109

3.01	Taxes	~~111~~109
3.02	Illegality	~~114~~112
3.03	Market Disruption; Inability to Determine Rates; Alternative Rate of Interest	~~115~~112
3.04	Increased Cost and Reduced Return; Capital Adequacy	~~115~~112
3.05	Funding Losses	~~118~~116

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3.06	Matters Applicable to All Requests for Compensation	~~118~~116
3.07	Replacement of Lenders Under Certain Circumstances	~~119~~117
3.08	Survival	~~121~~118

ARTICLE IV. CONDITIONS PRECEDENT		~~121~~119

4.01	Conditions to the Initial Credit Extension on the Closing Date	~~121~~119
4.02	Conditions to All Credit Extensions	~~123~~121

ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~123~~121

5.01	Existence, Qualification and Power	~~123~~121
5.02	Authorization; No Contravention	~~124~~122
5.03	Governmental Authorization; Other Consents	~~124~~122
5.04	Binding Effect	~~124~~122
5.05	Financial Statements; No Material Adverse Effect	~~124~~122
5.06	Litigation	~~125~~122
5.07	Use of Proceeds	~~125~~123
5.08	Ownership of Property; Liens	~~125~~123
5.09	Environmental Compliance	~~125~~123
5.10	Taxes	~~126~~124
5.11	ERISA Compliance	~~126~~124
5.12	Subsidiaries; Capital Stock	~~127~~125
5.13	Margin Regulations; Investment Company Act	~~127~~125
5.14	Disclosure	~~128~~126
5.15	Compliance with Laws, Data Privacy, No Default, Etc	~~128~~126
5.16	Intellectual Property; Licenses, Etc	~~128~~126
5.17	Solvency	~~129~~126
5.18	EEA Financial Institutions	~~129~~126
5.19	Labor Matters	~~129~~127
5.20	Perfection, Etc	~~129~~127
5.21	PATRIOT Act	~~129~~127
5.22	Anti-Corruption Laws and Sanctions	~~129~~127
5.23	Anti-Money Laundering	~~130~~128

ARTICLE VI. AFFIRMATIVE COVENANTS		~~130~~128

6.01	Financial Statements	~~130~~128
6.02	Certificates; Other Information	~~132~~130
6.03	Notices	~~134~~132
6.04	Payment of Taxes	~~134~~132
6.05	Preservation of Existence, Etc	~~134~~132
6.06	Maintenance of Properties	~~135~~132
6.07	Maintenance of Insurance	~~135~~132
6.08	Compliance with Laws	~~135~~133
6.09	Books and Records	~~136~~133
6.10	Inspection Rights	~~136~~133
6.11	Use of Proceeds	~~136~~134
6.12	Covenant to Guarantee Obligations and Give Security	~~136~~134
6.13	Compliance with Environmental Laws	~~139~~136

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6.14	Further Assurances	~~139~~137
6.15	Information Regarding Collateral and Loan Documents	~~139~~137
6.16	Maintenance of Ratings	~~139~~137
6.17	Post-Closing Undertakings	~~140~~137
6.18	No Change in Line of Business	~~140~~137
6.19	Lender Conference Calls	~~140~~138

ARTICLE VII. NEGATIVE COVENANTS		~~140~~138

7.01	Liens	~~140~~138
7.02	Indebtedness	~~140~~138
7.03	Fundamental Changes	~~148~~146
7.04	Asset Sales	~~150~~148
7.05	Restricted Payments	~~151~~149
7.06	[Reserved]	~~160~~158
7.07	Financial Covenant	~~160~~158
7.08	Dividend and Other Payment Restrictions Affecting Subsidiaries	~~160~~158
7.09	Accounting Changes	~~162~~160
7.10	Transactions with Affiliates	~~162~~160
7.011	Massachusetts Securities Corporation	~~166~~164

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~166~~164

8.01	Events of Default	~~166~~164
8.02	Remedies Upon Event of Default	~~169~~167
8.03	Right to Cure	~~169~~167
8.04	Application of Funds	~~170~~168

ARTICLE IX. ADMINISTRATIVE AGENT AND OTHER AGENTS		~~172~~170

9.01	Appointment and Authorization of Agents	~~172~~170
9.02	Delegation of Duties	~~173~~171
9.03	Liability of Agents	~~173~~171
9.04	Reliance by Agents.	~~173~~171
9.05	Notice of Default	~~174~~172
9.06	Credit Decision; Disclosure of Information by Agents	~~174~~172
9.07	Indemnification of Agent	~~174~~172
9.08	Agents in their Individual Capacities	~~175~~173
9.09	Successor Agents	~~175~~173
9.10	Administrative Agent May File Proofs of Claim	~~177~~175
9.11	Collateral and Guaranty Matters	~~177~~175
9.12	Secured Cash Management Agreements and Secured Hedge Agreements.	~~179~~177
9.13	Other Agents; Arranger and Managers	~~179~~177
9.14	Appointment of Supplemental Agents, Incremental Arrangers and Specified Refinancing Agents	~~180~~177
9.15	Withholding Taxes	~~181~~179
9.16	Certain ERISA Matters	~~182~~180
9.17	Erroneous Payments	~~183~~181
9.18	Credit Bidding	182

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ARTICLE X. MISCELLANEOUS		~~184~~183

10.01	Amendments, Etc.	~~184~~183
10.02	Notices; Electronic Communications	~~186~~185
10.03	No Waiver; Cumulative Remedies; Enforcement	~~188~~186
10.04	Expenses	~~188~~187
10.05	Indemnification	~~189~~188
10.06	Payments Set Aside	~~190~~189
10.07	Successors and Assigns	~~190~~189
10.08	Confidentiality	~~196~~195
10.09	Setoff	~~197~~196
10.10	Interest Rate Limitation	~~198~~197
10.11	Counterparts	~~198~~197
10.12	Integration; Effectiveness	~~198~~197
10.13	Survival of Representations and Warranties	~~198~~197
10.14	Severability	~~198~~197
10.15	Governing Law; Jurisdiction; Etc.	~~199~~198
10.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~200~~198
10.17	Binding Effect	~~200~~199
10.18	No Advisory or Fiduciary Responsibility	~~200~~199
10.19	Affiliate Activities	~~200~~199
10.20	Electronic Execution of Assignments and Certain Other Documents	~~201~~200

10.21	USA PATRIOT ACT	~~201~~200

10.22	~~Judgment Currency~~	~~201~~[Reserved] 200

10.23	Intercreditor Agreements	~~202~~200
10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~202~~200
10.25	Acknowledgement Regarding Any Supported QFCs	~~202~~201

SCHEDULES

1.01	Subsidiary Guarantors
2.01	Commitments and Pro Rata Shares
5.08	Material Real Property
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
5.19	Labor Matters
6.17	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Indebtedness
7.05	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
B	Note
C-1	Assignment and Assumption

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C-2	Administrative Questionnaire
D	Guaranty
E	Security Agreement
F	Solvency Certificate
G	Intercompany Subordination Agreement
H	First Lien/Second Lien Intercreditor Agreement
I	Form of Compliance Certificate
J	United States Tax Compliance Certificates
K	Optional Prepayment of Loans

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This REVOLVING CREDIT AGREEMENT dated as of September ~~[  ]~~27, 2021 (as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise) this “Agreement”) among EngageSmart, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each, individually, a “Lender”), the L/C Issuers from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent and as Collateral Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested that, upon the satisfaction (or waiver by the Lenders) in full of the conditions precedent set forth in the applicable provisions of ~~Article IV~~Article IV below, the Lenders make available to the Borrower a $75,000,000 revolving credit facility for the making, from time to time, of revolving loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

DEFINITIONS AND ACCOUNTING TERMS
1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceleration” has the meaning specified in Section ~~8.01(e)~~8.01(e).
“Acquired Indebtedness” means, with respect to any specified Person:
(1)
Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and
(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.11448%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of the Agreement.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period, plus (b) the applicable Term SOFR Adjustment; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule ~~10.02~~10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C-2 or any other form approved by the Administrative Agent.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) pending against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under direct or indirect common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Lenders” means, collectively, the Sponsors and their respective Affiliates (other than (i) the Borrower and any Subsidiary of the Borrower and (ii) any natural person).
“Affiliate Transaction” has the meaning specified in Section 7.10(a).
“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.
“Agent-Related Persons” means each Agent, together with its Related Parties.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arranger, any Incremental Arranger and any Supplemental Administrative Agent and Supplemental Collateral Agent (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the preamble of this Revolving Credit Agreement.
“Anticipated Cure Deadline” has the meaning specified in Section ~~8.03(a)~~8.03(a).
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and all other laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries concerning or relating to bribery or corruption in each case, if applicable.

“Anti-Money Laundering Laws” has the meaning specified in Section ~~5.23~~5.23.

“Applicable Commitment Fee” means a percentage per annum equal to 0.25%.
“Applicable Intercreditor Arrangements” means customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent (provided, that if any Indebtedness is secured on a junior basis to the Facilities, the First Lien/Second Lien Intercreditor Agreement (or a form substantially similar thereto) shall be deemed satisfactory for the Administrative Agent)).
“Applicable Rate” means a percentage per annum equal to 1.75% per annum for ~~Eurodollar Rate Loans~~any Term Benchmark Loan or RFR Loan and 0.75% per annum for Base Rate Loans.
“Appropriate Lender” means, at any time, (a) with respect to the Facility, a Lender that has a Commitment with respect to the Facility or holds a Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section ~~2.03~~2.03, the Lenders, (c) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Loans.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender and controls such Lender.
“Arranger” means JPMorgan Chase Bank, N.A.
“Asset Sale” means:
(1)
the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Restricted Subsidiary of the Borrower; or
(2)
the issuance or sale of Equity Interests (other than (i) directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law and (ii) Preferred Stock of Restricted Subsidiaries issued in compliance with Section ~~7.02~~7.02 or Disqualified Stock) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary of the Borrower) (whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise) (each of the foregoing referred to in this definition as a “disposition”);
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)
a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights that are not material to the business of the Borrower and the Restricted Subsidiaries to lapse or become abandoned, or otherwise disposing of any intellectual property rights that are not material to the business of the Borrower and the Restricted Subsidiaries);
(b)
the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Borrower in compliance with the provisions of Section ~~7.04~~7.04;
(c)
any Restricted Payment that is permitted to be made, and is made, under Section ~~7.05~~7.05 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment;
(d)
any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than the greater of (x) $3,000,000 and (y) 10% of the EBITDA Grower Amount;
(e)
any sale, transfer, lease or other disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to a Restricted Subsidiary of the Borrower, including but not limited to, sale, transfer, lease or other disposition pursuant to Intercompany License Agreements;
(f)
the creation of any Lien permitted under the terms hereof to the extent constituting a disposition of property or assets;
(g)
any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)
the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable or related assets to notes receivable or dispositions of accounts receivable or related assets in connection with the collection or compromise thereof;
(i)
the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;
(j)
a sale, assignment or other transfer of (x) equipment receivables, or participations therein, and related assets or (y) Receivables Assets, or participations therein, and related assets (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring;
(k)
a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing;
(l)
any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents and any exchange allowable under Section 1031 of the Code) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower;

(m)
(i) non‑exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (ii) all exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles that are in effect on the Closing Date;
(n)
any transfer in a Sale/Leaseback Transaction of any property acquired or built after the Closing Date; provided that such transfer is for at least Fair Market Value (as determined on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);
(o)
the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(p)
dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to Casualty Events;
(q)
dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(r)
the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;
(s)
dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such disposition are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition);
(t)
any sale, assignment or other disposition in the ordinary course of business in connection with supply-chain financing programs or similar arrangements;
(u)
any dispositions made in order to effect a Permitted Tax Restructuring;
(v)
(i) the disposition of assets acquired pursuant to any Permitted Investment, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries; and (ii) the disposition of assets that are necessary or advisable, in the good faith judgment of the Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition;
(w)
any disposition of assets that do not constitute Collateral, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than the greater of (x) $3,000,000 and (y) 10% of the EBITDA Grower Amount; and
(x)
(i) any issuances of Convertible Indebtedness and (ii) any Dispositions in connection with settling conversions of Convertible Indebtedness.

For the avoidance of doubt, the unwinding of Swap Contracts, Permitted Bond Hedge Transactions or Permitted Warrant Transactions shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section ~~2.03(c)(iii)~~2.03(c)(iii).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause ~~(f) of Section 3.03~~(e) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate on such day plus 1/2 of 1.00%, (b) the Prime Lending Rate in effect on such day and (c) the ~~Eurodollar Rate~~Adjusted Term SOFR for a one month Interest Period as published ~~on~~two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the ~~next previous~~immediately preceding U.S. Government Securities Business Day) ~~for an Interest Period of one month~~ plus 1.00%; provided that for the purpose of clause (c), the ~~Eurodollar Rate~~Adjusted Term SOFR for any day shall be based on the ~~rate determined on such day at approximately 11:00 a.m. (London time) by reference to the Screen Rate, as if the relevant Borrowing of Base Rate Loans were a Eurodollar Rate Borrowing~~Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Lending Rate, the Federal Funds Rate or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until ~~any amendment has become effective~~the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, with respect to any ~~Eurodollar Rate~~(i) RFR Loan, the ~~LIBO Rate~~Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR; provided~~,~~  that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~ and the related Benchmark Replacement Date have occurred with respect to the ~~LIBO Rate~~Daily Simple SOFR or Term SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause ~~(b) or clause (c) of Section 3.03~~(b) or (c) of Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided, that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below~~:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~; or
(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities ~~denominated in Dollars~~ at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~.

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1)~~

~~for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and

(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or~~

~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative ~~of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored~~.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 3.03~~Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 3.03~~Section 3.03.

“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on the date hereof, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.
“Borrower” has the meaning specified in the preamble of this Revolving Credit Agreement; provided, that for the avoidance of doubt, for purposes of this Agreement or any other Loan Document, “Borrower” shall be understood to include any successor Borrower as permitted by this Agreement.
“Borrower Materials” has the meaning specified in Section ~~6.02~~6.02.
“Borrower Parties” means the collective reference to the Borrower and its Restricted Subsidiaries, and “Borrower Party” means any one of them.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of ~~Eurodollar Rate~~Term Benchmark Loans, having the same Interest Period made by the Lenders in accordance with the terms of this Agreement.
“Business Day” means

, ~~(a)~~ any day (other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are ~~authorized to close under the Laws of, or are in fact closed in, New York City; and~~open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR or any other dealings of such Loans referencing the Adjusted Term SOFR.

~~(b) solely if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any such day described in clause (a) above that is also a London Banking Day.~~

“Capital Stock” means:
(1)
in the case of a corporation or company, corporate stock or share capital;
(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Collateral Account” means a blocked, non-interest bearing deposit account at the Administrative Agent (or another commercial bank reasonably acceptable to the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated, unless otherwise agreed by the Administrative Agent or L/C Issuer benefiting from such collateral) or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its reasonable discretion, other credit support (including by backstop with a letter of credit reasonably satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower or any Restricted Subsidiary described in the definition of “Contribution Indebtedness.”
“Cash Equivalents” means:
(1)
Dollars, Canadian dollars, Pounds Sterling, euros, the national currency of any participating member state of the European Union (as it is constituted on the Closing Date), Japanese yen, and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;
(2)
securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(3)
money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with (x) any bank or trust company (A) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) or (B) having capital and surplus in excess of $100,000,000 or (y) any Lender or affiliate thereof;
(4)
repurchase obligations for underlying securities of the types described in clauses ~~(2)~~(2) and ~~(3)~~(3) above and clause ~~(6)~~(6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause ~~(3)~~(3) above;

(5)
commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;
(6)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, Canada, the United Kingdom, any other foreign government or any political subdivision or taxing authority thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)
Indebtedness issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);
(8)
interests in any investment company, money market or enhanced high yield fund or other investment fund, in each case, investing at least 90% of its assets in investments of the types described in clauses ~~(1)~~(1) through ~~(7)~~(7) above and ~~(9)~~(9) through ~~(11)~~(11) below;
(9)
the marketable securities portfolio owned by the Borrower and its Subsidiaries on the Closing Date;
(10)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and
(11)
in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses ~~(1)~~(1) through ~~(10)~~(10) customarily utilized in countries in which such Foreign Subsidiary is located or in which such investment is made.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause ~~(1)~~(1) above; provided that such amounts are converted into any currency listed in clause ~~(1)~~(1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to the Borrower or any Restricted Subsidiary.
“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (c) in the case of any Cash Management Agreement in effect on or prior to the date of any amendment (including any incremental amendment), restatement or amendment and restatement to this Agreement, is, as of the date of such amendment, restatement or amendment and restatement to this Agreement, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement.
“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non‑card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFC Holdco” means (A) any Subsidiary of the Borrower, substantially all of the assets of which consist of Equity Interests and/or Equity Interests and indebtedness in one or more Subsidiaries of the Borrower that are CFCs and/or (B) any Subsidiary of the Borrower, substantially all of the assets of which consist of Equity Interests and/or Equity Interests and indebtedness in one or more other Subsidiaries described in clause (A).
A “Change of Control” will be deemed to occur if any person or “group” (as defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor provision, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more of the Permitted Holders acquires beneficial ownership of (x) more than 35% of the Voting Stock (measured by reference to voting power) of the Borrower (determined on a fully diluted basis) and (y) more than the percentage of issued and outstanding Voting Stock of Borrower (on a fully diluted basis) that is, at the time, beneficially owned, directly or indirectly, by the Permitted Holders.
“Closing Date” means September 27, 2021.
“Closing Date IPO” has the meaning specified in Section 4.01(j).
“Closing Date Lender” means any Lender that was a Lender on the Closing Date.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the assets and properties (whether real, personal or otherwise) with respect to which any security interests or Liens have been granted (or purported to be granted) pursuant to any Collateral Document, including all Security Agreement Collateral and all Mortgaged Properties.
“Collateral Agent” means JPMCB.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages (if any), each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Sections ~~6.12, 6.14 or 6.17~~ 6.12, 6.14 or 6.17 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitments” means, as to any Lender, its obligation to (a) make Loans to the Borrower pursuant to Section ~~2.01(b)~~2.01(b) or Commitment Increases to the Borrower established pursuant to Section ~~2.16~~2.16 and (b) purchase participations in L/C Obligations, in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, or in any incremental amendment establishing Commitment Increases pursuant to Section ~~2.16~~2.16, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Commitments shall include all Commitment Increases and Specified Refinancing Commitments. The original amount of the Commitments shall be $75,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Commitment Increase” has the meaning specified in Section ~~2.16(a)~~2.16(a).
“Commitment Letter” means that certain Commitment Letter, dated as of September 9, 2021, by and among the Borrower and the Arranger, as amended, restated, supplemented or otherwise modified from time to time.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to another or (c) a continuation of ~~Eurodollar Rate~~Term Benchmark Loans, in each case, pursuant to Section ~~2.02(a)~~2.02(a) and which, if in writing, shall be substantially in the form of Exhibit A-1.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.
“Company Competitor” means any Person that competes with the business of the Borrower and its direct and indirect Subsidiaries from time to time.
“Compliance Certificate” means a certificate substantially in the form of Exhibit I or such other form as may be agreed between the Borrower and the Administrative Agent.
“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, the cash interest expense (including that attributable to any Capitalized Lease Obligation), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries (calculated on a consolidated basis in accordance with GAAP) for such period, other than non-recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof), excluding, in each case:

(i)
amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),
(ii)
interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Obligations or other derivative instruments,
(iii)
costs associated with incurring or terminating Swap Contracts and cash costs associated with breakage in respect of Swap Contracts,
(iv)
commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Qualified Receivables Factoring or Qualified Receivables Financing,
(v)
“additional interest” owing pursuant to a registration rights agreement with respect to any securities,
(vi)
any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,
(vii)
penalties and interest relating to Taxes,
(viii)
accretion or accrual of discounted liabilities not constituting Indebtedness,
(ix)
interest expense attributable to any parent of the Borrower thereof resulting from push-down accounting,
(x)
any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,
(xi)
any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment permitted by this Agreement, and
(xii)
annual agency fees paid to any trustees, administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto);

provided that (a) when determining Consolidated Cash Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Cash Interest Expense will be calculated by multiplying the aggregate Consolidated Cash Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of the applicable four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non‑cash items); (vi) in the event that a Qualified Receivables Factoring or Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable, minus (y) collection by such Person against the amounts sold pursuant to clause (x); and (vii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale, (j) any L/C Obligations or Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility, (k) the current portion of other long-term liabilities and (l) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.
“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:
(1)
increased, in each case (other than with respect to clauses ~~(j)~~(j), ~~(k)~~(k) and ~~(m)~~(m) below) to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and in all cases without duplication), by:
(a)
(i) provision for taxes based on income, profits or capital, including federal, state, provincial, local, territorial, franchise, unitary, excise, property and similar taxes and non-U.S. withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries and (ii) expense attributable to post-employment benefit scheme liabilities (excluding, for the avoidance of doubt, current service cost), including deemed interest charges and non-cash revaluations of any benefit plan obligations, in each case as a result of or in connection with a consummated acquisition; plus
(b)
Consolidated Interest Expense; plus

(c)
all depreciation and amortization charges and expenses, including amortization or expense recorded (i) for upfront payments related to any contract signing and signing bonus and incentive payments, (ii) intangibles and non-cash organization costs, (iii) deferred financing fees or costs, (iv) capitalized expenditures, (v) customer acquisition costs and incentive payments, (vi) conversion costs and contract acquisition costs, (vii) original issue discount resulting from the issuance of Indebtedness at less than par, and (viii) favorable or unfavorable leases assets or liabilities; plus
(d)
the amount of management, board of director, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses (including travel expenses) paid or accrued to or on behalf of any direct or indirect parent of the Borrower or any of the Permitted Holders, in each case, to the extent permitted by Section 7.10; plus
(e)
earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus
(f)
all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in the common equity of such Person or any direct or indirect parent of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(g)
all non‑cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non‑cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non‑cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non‑cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus
(h)
all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus
(i)
(i) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with any acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing and (ii) costs related to the implementation of operation or reporting systems or technology initiatives and the amount of any expense relating to enhanced accounting function or other non-recurring transaction costs, including those associated with becoming a standalone entity or a public company; plus

(j)
Pro Forma Cost Savings; plus
(k)
addbacks set forth in and of the nature included in either (i) the financial model, dated on or around August 6, 2021 or (ii) any quality of earnings reports provided to the Arranger prior to the Closing Date, plus
(l)
the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus
(m)
with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses ~~(a)~~(a), ~~(b)~~(b) and ~~(c)~~(c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus
(n)
charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any non‑wholly owned Restricted Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of GAAP; plus
(o)
any net loss included in the consolidated financial statements due to the application of ASC 810; plus
(p)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause ~~(2)~~(2) below for any previous period and not added back;
(2)
decreased (without duplication and to the extent increasing Consolidated Net Income for such period) by (i) non‑cash gains or income, excluding any non‑cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date, (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non‑Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period) and (iii) any net income included in the consolidated financial statements due to the application of ASC 810;
(3)
increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies;
(4)
increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice); and

(5)
increased (with respect to losses) or decreased (with respect to gains) by any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation;

provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses ~~(1)~~(1) through ~~(5)~~(5) above if any such item (x) would result in an increase to Consolidated EBITDA or (y) individually is less than $2,000,000 in any fiscal quarter (and for the avoidance of doubt, any such election to not make an adjustment for a particular period shall not affect the Borrower’s ability to make that adjustment (or any other adjustment) in any future period).

Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 shall be $7,800,000, $7,900,000, $7,800,000, and $8,900,000, respectively.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the amount of unrestricted cash and unrestricted Cash Equivalents of the Borrower Parties as of such date, in an amount not to exceed 50% of the EBITDA Grower Amount) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the most recent Test Period, in each case calculated on a Pro Forma Basis.
“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness of the Borrower Parties that is secured by a Lien on the Collateral on an equivalent priority basis (but, in each case, without regard to the control of remedies) with the Liens on the Collateral securing the Obligations. For the avoidance of doubt, Consolidated Funded First Lien Indebtedness shall not include Capitalized Lease Obligations other than those that are secured on an equal priority basis with the Liens on the Collateral securing the Obligations.
“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses ~~(a)~~(a)(i), ~~(a)~~(a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), ~~(a)~~(a)(iv) and clause ~~(b)~~(b) (in respect of Indebtedness of the type described in clauses ~~(a)~~(a)(i), ~~(a)~~(a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and ~~(a)~~(a)(iv)) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition, and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit (including Letters of Credit), bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Services, and any Receivables Financing or Factoring Transaction or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.
“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness of the Borrower Parties that is secured by a Lien on the assets of the Borrower and its Restricted Subsidiaries; provided that such Consolidated Funded Indebtedness is not expressly subordinated in right of payment to the Obligations pursuant to a written agreement.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)
the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus
(2)
consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less interest income of the referent Person and its Restricted Subsidiaries for such period; provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):
(a)
all net after-tax extraordinary, nonrecurring, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, redundancy, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Permitted Investment, expenses associated with strategic initiatives, facility upgrades, facilities shutdowns or closures and opening costs, any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date) and one-time costs and expenses (not to exceed $2,500,000 for such period) associated with any epidemic, pandemic or disease outbreak (including the COVID-19 virus), will be excluded;
(b)
all (i) charges, accruals, reserves and expenses relating to the Transactions, including the Transaction Costs, (ii) transaction fees, costs and expenses incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, Divisions, option buyouts and the Incurrence, modification, restructuring or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated), and (iii) without duplication of any of the foregoing, non‑operating or non‑recurring professional fees, costs and expenses for such period will be excluded;
(c)
all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;
(d)
all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;
(e)
all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;
(f)
all non‑cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;
(g)
any non‑cash or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including, without limitation, remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), will be excluded;
(h)
(i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;
(i)
the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;
(j)
the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting, including in relation to the Transactions and any acquisition consummated before or after the Closing Date (including adjustments to earn-outs and other similar post-closing obligations, and in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k)
all non‑cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;
(l)
all (i) non‑cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, vesting, remeasuring or stock appreciation or similar rights, stock options, warrants, restricted stock, preferred stock, stock appreciation or other similar rights and (ii) non-cash costs and expenses related to pension expenses (including pension non-service costs) will be excluded;
(m)
any costs or expenses incurred in connection with equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;
(n)
accruals and reserves for liabilities and expenses that are established or adjusted as a result of the Transactions within 24 months of the Closing Date will be excluded;
(o)
all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;
(p)
all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction will be excluded;
(q)
(i) the non‑cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(r)
expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause ~~(r)~~(r);
(s)
the amount of any expense or loss to the extent a corresponding amount is received in cash by the Borrower or any Restricted Subsidiary from a Person other than a Borrower Party under any agreement providing for reimbursement or indemnification of any such expense or loss (or is reasonably expected by the Borrower to be received in cash from a Person other than a Borrower Party under any such reimbursement or indemnification agreement, and such amount is in fact received within 365 days of the date of such expense or loss (with a deduction for any amount so added back to the extent not so reimbursed or paid within 365 days)) will be excluded, provided such reimbursement or indemnification payment has not been included in, and when received will be excluded from the calculation of, Consolidated Net Income to the extent the expense or loss reimbursed was previously disregarded pursuant to this clause ~~(s)~~(s) (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(t)
non‑cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;
(u)
cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;
(v)
solely for the purpose of determining the amount available for Restricted Payments under Section ~~7.05(a)(ii)~~7.05(a)(ii), and without duplication of provisions under Section ~~7.05(a)(ii)~~ 7.05(a)(ii) with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Borrower or a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause ~~(v)~~(v));
(w)
any Initial Public Company Costs will be excluded;
(x)
any (i) severance or relocation costs or expenses, (ii) (A) one-time non‑cash compensation charges, including non-cash deemed finance charge in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (B) income (loss) attributable to deferred compensation plans or trusts, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;
(y)
any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the Latest Maturity Date of any Tranche then outstanding, shall be excluded;
(z)
any (i) one-time penalties, fees and charges associated with underpayment of taxes or tax audits and (ii) one-time costs and expenses related to underpayment of taxes or tax audits shall be excluded; and
(aa)
payments to employees or officers of the Borrower and its Restricted Subsidiaries paid in connection with Restricted Payments that are otherwise permitted under this Agreement, solely to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments or ordinary bonus payments, shall be excluded;

provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses ~~(a)~~(a) through ~~(aa)~~(aa) above if any such item (x) would result in an increase to Consolidated Net Income or (y) individually is less than $2,000,000 in any fiscal quarter (and for the avoidance of doubt, any such election to not make an adjustment for a particular period shall not affect the Borrower’s ability to make that adjustment (or any other adjustment) in any future period).

For the purpose of Section ~~7.05~~7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses ~~(ii)(F)~~ (ii)(F) or ~~(ii)(G)~~ (ii)(G) of the first paragraph thereof.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Senior Secured Indebtedness of the Borrower Parties (less the amount of unrestricted cash and unrestricted Cash Equivalents of the Borrower Parties, in an amount not to exceed 50% of the EBITDA Grower Amount), and in each case, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower Parties for the most recent Test Period, calculated on a Pro Forma Basis.
“Consolidated Total Assets” means, the consolidated total assets of the Borrower Parties as set forth on the consolidated balance sheet of the Borrower Parties as of the most recent Test Period, determined on a Pro Forma Basis.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Borrower Parties as of such date (less the amount of unrestricted cash and unrestricted Cash Equivalents of the Borrower Parties as of such date, in an amount not to exceed 50% of the EBITDA Grower Amount) and in each case, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower Parties for the most recent Test Period, calculated on a Pro Forma Basis.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)
to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)
to advance or supply funds:
(a)
for the purchase or payment of any such primary obligation; or
(b)
to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Contingent Obligation”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than 100% of the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Borrower or any other Restricted Subsidiary (in each case, other than in its capacity as a conduit) to its capital) after the Closing Date and designated as a Cash Contribution Amount.
“Control” has the meaning specified in the definition of “Affiliate.”
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.
“Controlled Bank Affiliate” means, as to any Person, any Affiliate of such Person that is a controlled bank affiliate and not a loan syndicate affiliate.
“Convertible Indebtedness” means Indebtedness of the Borrower or any Parent Holding Company permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Borrower or any Parent Holding Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower or any Parent Holding Company and/or cash (in an amount determined by reference to the price of such common stock).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section ~~10.25~~10.25.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cure Amount” has the meaning specified in Section ~~8.03(a)~~8.03(a).
“Cure Equity” has the meaning specified in Section ~~8.03(a)~~8.03(a).
“Cure Right” has the meaning specified in Section ~~8.03(a)~~8.03(a).

“Daily Simple SOFR” means, for any day~~,~~  (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (ii) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first (1st) preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to ~~Eurodollar Rate~~Term Benchmark Loans, the determination of the applicable interest rate is subject to Section ~~2.02(e)~~2.02(e) to the extent that ~~Eurodollar Rate~~Term Benchmark Loans may not be converted to, or continued as, ~~Eurodollar Rate~~Term Benchmark Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section ~~2.18(b)~~2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, or under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided, further, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Required Lenders to the extent that the Administrative Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section ~~2.18(b)~~2.18(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, each L/C Issuer and each Lender, as applicable.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Designated Preferred Stock” means preferred stock of the Borrower or any direct or indirect parent of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to a certificate of a Responsible Officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 7.05(a)(ii).
“Designation Date” has the meaning specified in Section ~~2.15(f)~~2.15(f).
“Disqualified Institution” means:
(a)
each person identified as a “Disqualified Institution” on a list delivered by the Borrower or a Sponsor to the Administrative Agent by email to JPMDQ_Contact@jpmorgan.com from time to time after the Closing Date with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed);
(b)
any Company Competitor identified on a list delivered to the Administrative Agent by the Borrower or a Sponsor from time to time; and
(c)
as to any entity referenced in each of clauses ~~(a)~~(a) and ~~(b)~~(b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates that are identified in writing to the Administrative Agent by email to JPMDQ_Contact@jpmorgan.com from time to time, known to the applicable assigning or participating Lender as an Affiliate of such Primary Disqualified Institution, or otherwise readily identifiable as such by name, but excluding any Affiliate that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity;

provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation interest or to any (pending or settled) trade to acquire such assignment or participation interest.

Notwithstanding the foregoing, (1) the list of Disqualified Institutions shall be made available to any Lender only upon written request by such Lender, and such Lender may provide the list of Disqualified Institutions to any potential assignee or Participant on a confidential basis (it being understood that the identity of Disqualified Institutions will not be posted or distributed to any person, other than a distribution by the Administrative Agent to a Lender upon written request, and by a Lender to a potential assignee or Participant on a confidential basis), (2) “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time and (3) for the avoidance of doubt, any entity that is a Disqualified Institution under clauses ~~(a)~~(a) and ~~(b)~~(b) above may not become a Lender or a Participant due to the fact that it is an Affiliate of an existing Lender. For the purpose of clauses ~~(a)~~(a) and ~~(b)~~(b) above, such list shall be made available to the Administrative Agent pursuant to Section ~~10.02~~10.02 and any additions, deletions or other modifications to the list of Disqualified Institutions shall become effective three (3) Business Days after receipt by the Administrative Agent (or in the case of clause (a) above, after the requisite consent thereto is received). The Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1)
matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until, in the case of an asset sale, compliance with the provisions of Section ~~7.04~~7.04 or, in the case of a change of control, the repayment in full of the Obligations),
(2)
is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(3)
is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the Latest Maturity Date of the Facility at the time of issuance of the respective Disqualified Stock; provided, however, that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Division” has the meaning specified in Section ~~1.13~~1.14.
“Division Successor” has the meaning specified in Section ~~1.13~~1.14.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means a Restricted Subsidiary that is organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

~~“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~

“EBITDA Grower Amount” shall mean the Consolidated EBITDA of the Borrower Parties as of the most recently ended four fiscal quarter period for which internal financial statements are available, calculated on a Pro Forma Basis.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section ~~10.07(b)~~10.07(b) (subject to receipt of such consents, if any, as may be required under Section ~~10.07(b)(iii)~~10.07(b)(iii)).
“EMU” means the economic and monetary union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any investigation, notice, notice of violation or of potential responsibility, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or Environmental Liability; or (iii) in connection with any actual or alleged damage, injury, threat or harm to the Environment or human health and safety (to the extent relating to exposure to Hazardous Materials).
“Environmental Laws” means any and all federal, state, local or foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the Environment or protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock, including, for the avoidance of doubt, any Convertible Indebtedness of the Borrower or any Parent Holding Company).
“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Section 414(m) of the Code for purposes of provisions relating to Sections 412 and 430 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;

(c) a complete or partial withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA), or is, or expected to be, insolvent within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (g) the failure to make by its due date a required contribution under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums, upon the Borrower, any Subsidiary or any ERISA Affiliate or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or any Subsidiary.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Euro” and “€” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

 ~~“Eurodollar Base Rate” means, in the case of any Eurodollar Rate Loan for any Interest Period (the “LIBO Rate”):~~

~~(i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters screen (or any successor thereto) which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) (such page currently being the LIBOR01 page) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period;~~

~~(ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Screen Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; and~~

~~(iii) if Screen Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Screen Rate shall be equal to the applicable Interpolated Screen Rate.~~

~~“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:~~

~~Eurodollar Rate =~~	~~Eurodollar Base Rate~~
~~1.00 – Eurodollar Reserve Percentage~~

~~provided that the Eurodollar Rate shall not be less than the Floor.~~

~~“Eurodollar Rate Borrowing” means a Borrowing of Eurodollar Rate Loans.~~

~~“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the definition of “Eurodollar Rate.”~~

~~“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.~~

“Event of Default” has the meaning specified in Section ~~8.01~~8.01.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Accounts” means (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax accounts, including, without limitation, sales tax accounts, (3) escrow, defeasance and redemption accounts, (4) fiduciary or trust accounts, (5) disbursement accounts, (6) accounts subject to cash pooling arrangements, (7) zero balance accounts and (8) the funds or property held in or maintained for such purposes in any such account described in clauses (1) through (7).
“Excluded Assets” means the collective reference to:
(a)
(i) any fee-owned real property that is not Material Real Property, (ii) any improvements located on Material Real Property, where such improvements are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” and (iii) all real property in which a Loan Party holds a leasehold or subleasehold interest in such property as the lessee or sublessee under a lease or sublease;
(b)
motor vehicles and other assets subject to certificates of title to the extent a lien thereon cannot be perfected by filing an “all assets” UCC financing statement;
(c)
pledges and security interests prohibited by applicable law, rule or regulation after giving effect to the applicable anti-assignment provisions of the UCC;
(d)
assets to the extent a security interest in such assets would result in material adverse tax consequences, or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower;
(e)
any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;
(f)
those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby;
(g)
any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (in each case, except to the extent such prohibition or restriction is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC) and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;
(h)
United States intent-to-use trademark applications prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(i)
Margin Stock;
(j)
any assets of a CFC or CFC Holdco or of a direct or indirect subsidiary of a CFC or CFC Holdco;
(k)
any assets or equity interests of a captive insurance company or not-for-profit entity or other special purpose entity that is not a Loan Party;
(l)
[reserved];
(m)
Excluded Capital Stock;
(n)
Excluded Accounts and the funds or other property held in or maintained in any such Excluded Account;
(o)
any assets sold pursuant to a Qualified Receivables Factoring or a Qualified Receivables Financing or other factoring or receivables arrangement permitted hereunder;
(p)
cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement;
(q)
Letter-of-Credit Rights (as defined in the UCC) and Commercial Tort Claims (as defined in the UCC), in each case with an individual value less than or equal to $5,000,000; and
(r)
the assets of any Massachusetts securities corporation;

provided, however, that Excluded Assets will not include any proceeds, substitutions or replacements of any Excluded Assets (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Capital Stock” means (1) any Capital Stock with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the costs of pledging such Capital Stock (including any material adverse Tax consequences) shall be excessive in relation to the benefits to be obtained by the

Lenders therefrom, (2) solely in the case of any pledge of Capital Stock of any Subsidiary that either is a CFC or a CFC Holdco, any Capital Stock that is Voting Stock of such Subsidiary in excess of 65% of the outstanding Voting Stock of such Subsidiary, (3) any Capital Stock to the extent the pledge thereof would be prohibited by any applicable law, rule or regulation or, in the case of Capital Stock of a non-Wholly Owned Subsidiary, Contractual Obligation existing on the Closing Date or on the date such Capital Stock is acquired by the Borrower or a Guarantor (and not entered into in contemplation of such acquisition) in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (4) the Capital Stock of any Subsidiary that is not wholly owned by the Borrower and the Guarantors at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary) to the extent the pledge of such Capital Stock by the Borrower or Guarantor is prohibited by the terms of such Subsidiary’s organizational or joint venture documents, (5) the Capital Stock of any Immaterial Subsidiary, (6) for the avoidance of doubt, the Capital Stock of any direct or indirect Subsidiary of a CFC or any CFC Holdco, (7) the Capital Stock of any Unrestricted Subsidiary and (8) the Capital Stock of any Massachusetts securities corporation, but only to the extent the pledge thereof would result in such Massachusetts securities corporation ceasing to qualify as a “security corporation” under Massachusetts General Laws Chapter 63, § 38B; provided, however, that Excluded Capital Stock will not include any proceeds, substitutions or replacements of any Excluded Capital Stock (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Capital Stock).
“Excluded Contributions” means the Net Cash Proceeds and Cash Equivalents received by the Borrower after the Closing Date from:
(1)
contributions to its common equity capital, and
(2)
the sale of Capital Stock (other than Excluded Equity) of the Borrower,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, the proceeds of which are excluded from the calculation set forth in Section ~~7.05(a)(ii)~~7.05(a)(ii).

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary of the Borrower or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries or a direct or indirect parent of the Borrower (to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary or a direct or indirect parent of the Borrower) and (iii) any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Cash Contribution Amount, Excluded Contribution or Refunding Capital Stock, to increase the amount available under Section ~~7.05(b)(4)(i)~~7.05(b)(4)(i) or clause ~~(14)~~(14) of the definition of “Permitted Investments.”
“Excluded Subsidiary” means (a) any Unrestricted Subsidiary (and any Subsidiary thereof), (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any Contractual Obligation existing on the Closing Date or at the time of acquisition thereof after the Closing Date (and not (i) with the Borrower or any Guarantor (and no other party) or (ii) entered into in contemplation of such acquisition), in each case, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received (including, for the avoidance of doubt, any Massachusetts securities corporation), (d) not-for-profit subsidiaries, if any, (e) any Subsidiary of the Borrower or any Guarantor not organized under the laws of the United States of America, any state thereof or the District of Columbia, (f) any Subsidiary of the Borrower that is a CFC and any direct or indirect Subsidiary of such a CFC, (g) any CFC Holdco and any direct or indirect subsidiary of a CFC Holdco, (h) any Receivables Subsidiary and any other special purpose entity, (i) any Restricted Subsidiary acquired pursuant to a Permitted Investment financed with secured Indebtedness permitted to be Incurred hereunder as assumed Indebtedness (and not Incurred in contemplation of such Permitted Investment) and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent and for so long as such secured Indebtedness prohibits such subsidiary from becoming a Guarantor, (j) any entity to the extent a guarantee by such entity would reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower, (k) captive insurance Subsidiaries, (l) any Subsidiary that is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted hereunder, if such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (m) any Subsidiary that is not a Wholly Owned Restricted Subsidiary, (n) a Subsidiary that does not have the legal capacity to provide a guarantee of the Obligations, (o) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of guaranteeing the Obligations would be excessive in relation to the benefits to be obtained by the Lenders therefrom and (p) any direct or indirect Subsidiary of an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.
“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Tax measured by such recipient’s net income or profits (however denominated), or franchise Tax, in each case, imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable Lending Office located in such jurisdiction (or any political subdivision thereof) or as a result of any other present or former connection between such recipient and the jurisdiction (including as a result of such recipient carrying on a trade or business, having a permanent establishment or being a resident for Tax purposes in such jurisdiction or any political subdivision thereof), other than a connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents, (b) any branch profits Tax under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction described in (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of a Lender pursuant to a Law in effect at the time such Lender becomes a party hereto (or designates a new Lending Office), except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office or assignment, to receive additional amounts from a Loan Party with respect to such U.S. federal withholding Tax pursuant to Section ~~3.01~~3.01, (d) [reserved] and (e) any Tax attributable to such recipient’s failure to comply with Section ~~3.01(c)~~3.01(c), (f) any Tax imposed under FATCA.

“Existing Commitments” has the meaning specified in Section ~~2.15~~2.15.
“Existing Debt Agreement” means that certain Credit Agreement, dated as of February 11, 2019 and as amended, supplemented or otherwise modified prior to the date hereof, by and among, inter alios, Invoice Cloud, Inc., as the borrower, Hancock Midco, LLC, as holdings, Ares Capital Corporation, as ~~adminisrative~~administrative agent, and the lenders party thereto.
“Existing Tranche” has the meaning specified in Section ~~2.15~~2.15.
“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans which by their terms will be automatically converted, subject only to customary conditions, into loans or other Indebtedness that have, or automatically extended, subject only to customary conditions, such that they have, a maturity date later than the Latest Maturity Date of all Tranches then in effect.
“Extended Commitments” has the meaning specified in Section ~~2.15~~2.15.
“Extended Tranche” has the meaning specified in Section ~~2.15~~2.15.
“Extended SEC Reporting Deadline” has the meaning specified in Section ~~6.01~~6.01.
“Extension” has the meaning specified in Section ~~2.15~~2.15.
“Extension Offer” has the meaning specified in Section ~~2.15~~2.15.
“Facility” means, at any time, the aggregate amount of the Lenders’ Commitments in respect of any Tranche at such time, or the Letter of Credit Sublimit, as the context may require.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such Person that is a Subsidiary meets the qualifications in clauses (1) – (3) of the definition of “Receivables Subsidiary”.
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the management or the Board of Directors of the Borrower or any Parent Holding Company).
“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements implementing the foregoing and any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the

United States and any other jurisdiction, which (in either case) implements any law or regulation referred to in this definition.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain Fee Letter, dated as of September 9, 2021, by and among the Borrower and the Arranger, as amended, restated, supplemented or otherwise modified from time to time.
“Financial Covenant” has the meaning specified in Section ~~7.07~~7.07.

“First Lien/Second Lien Intercreditor Agreement” means any first lien/second lien intercreditor agreement substantially in the form of Exhibit H, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, among the Collateral Agent, and one or more collateral agents or representatives for the holders of Indebtedness that is secured by the Collateral on a junior basis to the Facility, as the same may be amended, supplemented, modified, replaced or restated from time to time in accordance with this Agreement.

“Fitch” means Fitch Ratings, Inc. and any successor to the rating agency business thereof.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means 0.00% per annum.
“Foreign Government Scheme or Arrangement” shall have the meaning assigned to such term in Section ~~5.11(d)~~5.11(d).
“Foreign Plan” as defined in Section ~~5.11(d)~~5.11(d).
“Foreign Subsidiary” means a Restricted Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof).
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section ~~10.07(g)~~10.07(g).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 1.01 (such Subsidiaries of the Borrower not to include any Excluded Subsidiary) and each other Subsidiary of the Borrower that executes and delivers a guaranty or guaranty supplement pursuant to the terms of this Agreement, in each case unless any such Person has ceased to be a Guarantor pursuant to the terms hereof.
“Guaranty” means, collectively, the Guaranty made by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit D, together with each other guaranty and guaranty supplement delivered pursuant to Section ~~6.12~~6.12.

“Hazardous Materials” means any chemical, material, substance, waste, pollutant, contaminant or compound in any form of any nature regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials.
“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent and party to a Swap Contract or (iii) in the case of any Swap Contract in effect on or prior to the date of any amendment (including any incremental amendment), restatement or amendment and restatement to this Agreement, is, as of the date of such amendment, restatement or amendment and restatement to this Agreement, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Swap Contract.
“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section ~~6.01(a)~~6.01(a) or ~~(b)~~(b), does not have (a) assets in excess of 5% of Consolidated Total Assets (or when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations, assets in excess of 10% of Consolidated Total Assets) or (b) Consolidated EBITDA for the Test Period ending on such date in excess of 5% of the Consolidated EBITDA of the Borrower Parties for such period (or, when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations, Consolidated EBITDA for the Test Period ending on such date in excess of 10% of the Consolidated EBITDA of the Borrower Parties for such period); provided that (x) at all times prior to the first delivery of financial statements pursuant to Section ~~6.01(a)~~6.01(a) or ~~(b)~~(b), this definition shall be applied based on the pro forma consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the date hereof and (y) for the avoidance of doubt, any Subsidiary that is not required to become a Guarantor pursuant to the definition of “Excluded Subsidiary” (other than clause (b) of such definition) shall not be deemed to be an “Immaterial Subsidiary” for purposes of the 10% aggregate tests in this definition.
“Increase Effective Date” has the meaning specified in Section ~~2.16(c)~~2.16(c).
“Incremental Arranger” has the meaning specified in Section ~~2.16(a)~~2.16(a).
“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition, Division or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person, without duplication:
(a)
the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), except to the extent such letters of credit or bankers’ acceptances relate to trade payables and such outstanding amounts are satisfied within 30 days of incurrence, (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)
to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c)
to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person, at such date of determination, and (b) the amount of such Indebtedness of such other Person.

The term “Indebtedness” (x) shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices and (y) shall not include Indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower solely by reason of push-down accounting.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)
Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;
(ii)
any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;
(iii)
intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries;
(iv)
prepaid or deferred revenue arising in the ordinary course of business;
(v)
Cash Management Services;
(vi)
(A) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner and (B) deferred purchase price obligations under any acquisition agreement unless such obligation has not been paid within 90 days of becoming due and payable under such acquisition agreement;
(vii)
obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;
(viii)
for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;
(ix)
Capital Stock (other than Disqualified Stock of the Borrower and Preferred Stock of a Restricted Subsidiary);

(x)
indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary;
(xi)
any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;
(xii)
amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to any acquisition or other Investment permitted hereunder; or
(xiii)
obligations under or in respect of Receivables Financings, in an amount not to exceed the greater of (x) $6,000,000 and (y) 20% of the EBITDA Grower Amount.
“Indemnified Liabilities” has the meaning specified in Section ~~10.05~~10.05.
“Indemnitees” has the meaning specified in Section ~~10.05~~10.05.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.
“Information” has the meaning specified in Section ~~10.08~~10.08.
“Initial Public Company Costs” means, as to any Person, costs relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 (or similar non-U.S. regulations) and the rules and regulations promulgated in connection therewith (or similar regulations applicable in other listing jurisdictions), the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange (or similar non-U.S. exchange); provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person with listed equity or listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange (or similar non-U.S. exchange) shall not constitute Initial Public Company Costs.
“Intellectual Property Security Agreement” means, collectively, the patent security agreement, substantially in the form of Exhibit B to the Security Agreement, the copyright security agreement, substantially in the form of Exhibit C to the Security Agreement and the trademark security agreement, substantially in the form of Exhibit D to the Security Agreement, in each case dated as of the Closing Date, together with each intellectual property security agreement supplement executed and delivered pursuant to Section ~~6.12~~6.12.
“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the Borrower or a Restricted Subsidiary.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit G hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Intercreditor Agreements” means the First Lien/Second Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement.
“Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense to the extent paid or required to be paid in cash for such Test Period. In the event that the Borrower or any of its Restricted Subsidiaries Incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness Incurred under any revolving credit facility or other Incurrence of Indebtedness for working capital purposes pursuant to working capital facilities unless, in each case, such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Interest Coverage Ratio is made (the “Interest Coverage Ratio Calculation Date”), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable period.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Borrower or any of its Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to or simultaneously with the Interest Coverage Ratio Calculation Date shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated Consolidated Interest Expense and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable period.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Interest Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen or, if none, then based upon such optional rate chosen as the Borrower may designate.
“Interest Coverage Ratio Calculation Date” shall have the meaning set forth in the definition of “Interest Coverage Ratio.”

“Interest Payment Date” means~~,~~  (a) ~~as to any Loan other than a Base Rate~~with respect to any Base Rate Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to ~~such Loan and the applicable Maturity Date of the Facility under~~the Borrowing of which such Loan ~~was made; provided, however, that if any~~is a part and, in the case of a Term Benchmark Borrowing with an Interest Period ~~for a Eurodollar Rate Loan exceeds~~of more than three months~~, the respective dates that fall every three months after the beginning~~’ duration, each day prior to the last day of such Interest Period ~~shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable~~that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date ~~of the Facility under which such Loan was made~~.
“Interest Period” means~~, as to each Eurodollar Rate Loan~~ with respect to any Term Benchmark Borrowing, the period commencing on the date of such ~~Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan~~Borrowing and ending on the ~~date~~numerically corresponding day in the calendar month that is one, three or six months thereafter~~, or to the extent consented to by all Appropriate Lenders, twelve months thereafter or any shorter period, as selected by~~ (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower ~~in its Committed Loan Notice~~may elect; provided, that~~:~~

~~(a)~~  (i) if any Interest Period ~~that~~ would ~~otherwise~~ end on a day ~~that is not~~other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day ~~falls in another~~would fall in the next calendar month, in which case such Interest Period shall end on the ~~immediately~~next preceding Business Day~~;~~

~~(b)~~ , (ii) any Interest Period that ~~begins~~commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall end on the last Business Day of the last calendar month ~~at the end~~ of such Interest Period~~; and~~ and (iii) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~(c) no Interest Period shall extend beyond the applicable Maturity Date of the Facility under which such Loan was made;~~

~~“Interpolated Screen Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of such Interest Period, rounded to the same number of decimal places as the two relevant Screen Rates.~~

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

“Investment Grade Securities” means:
(1)
securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)
securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Borrower and its Subsidiaries,
(3)
investments in any fund that invests at least 95% of its assets in investments of the type described in clauses ~~(1)~~(1) and ~~(2)~~(2) and clause ~~(4)~~(4) below, which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(4)
corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in clause ~~(i)~~(i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Borrower or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section ~~7.05~~7.05:
(1)
“Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a)
the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less
(b)
the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section ~~7.05~~7.05 and otherwise determining compliance with covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced (but not to less than $0) by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Borrower or any Restricted Subsidiary.

“IP Rights” has the meaning specified in Section ~~5.16~~5.16.
“IRS” means the United States Internal Revenue Service.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.
“JPMCB” has the meaning specified in the preamble of this Agreement.
“Junior Financing” has the meaning specified in Section ~~7.05~~7.05.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date required under Section ~~2.03(d)(i)~~2.03(d)(i) or refinanced as a Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the reinstatement, renewal or increase of the amount thereof.
“L/C Issuer” means (a) each of JPMCB, Goldman Sachs Bank USA, ~~Bank of America, N.A.,~~ Citibank, N.A.~~,~~ and Deutsche Bank AG New York Branch ~~and Truist Bank~~ and (b) any other Lender reasonably acceptable to the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and in each case, applicable Affiliates; provided that any Lender may provide bank guarantees, bond agreements and other such arrangements under this Agreement, in each case, as agreed in such Lender’s sole discretion.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section ~~1.09~~1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, article 29 of the ICC Publication 600 (the “UCP”), or any similar rule or law to which such Letter of Credit is subject or the express terms of the Letter of Credit, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.
“LCT Election” has the meaning specified in Section ~~1.02(e)~~1.02(e).
“LCT Test Date” has the meaning specified in Section ~~1.02(e)~~1.02(e).
“Legal Reservations” means:
(a)
the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;
(b)
the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;
(c)
any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;
(d)
the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)
the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;
(f)
the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;
(g)
the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;
(h)
provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and
(i)
similar principles, rights and defenses under the laws of any relevant jurisdiction.
“Lender” and “Lenders” have the meanings specified in the preamble of this Agreement and, as the context requires, includes each L/C Issuer.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued, renewed, extended or amended hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.
“Letter of Credit Commitment” means, with respect to each L/C Issuer, such L/C Issuer’s pro rata share, based on the percentage of its Commitments, of the Letter of Credit Sublimit.
“Letter of Credit Facility Expiration Date” means, subject to Section ~~2.03(a)(ii)(C)~~2.03(a)(ii)(C), the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to $7,500,000. The Letter of Credit Sublimit is part of, and not in addition to, the Facility.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. For the avoidance of doubt, issuing or settling conversions of Convertible Indebtedness will not be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition or other Investment permitted hereunder (including the assumption of Indebtedness or Liens in connection therewith), (ii) any incurrence of Indebtedness (including the incurrence of Liens with respect thereto), or any repayment, redemption, repurchase or refinancing of Indebtedness with respect to which a notice of repayment or redemption (or similar notice), which may be conditional, has been delivered, (iii) any Restricted Payment (including the assumption or incurrence of Indebtedness or Liens in connection therewith) made by the Borrower or one or more of its Restricted Subsidiaries, (iv) the designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary and (v) the making of any Asset Sale or any disposition excluded from the definition of “Asset Sale”.
“Liquidity” means, as of any date of determination, the sum of (i) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on such date of determination plus (ii) (a) the aggregate Revolving Credit Commitments as of such date minus (b) the aggregate amount of L/C Borrowings and Revolving Credit Loans outstanding as of such date.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan” means an extension of credit by a Lender to the Borrower under ~~Article II~~Article II.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Intercreditor Agreements, and (v) the Collateral Documents.
“Loan Parties” means, collectively, the Borrower and each other Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Majority Lenders” of any Tranche means those non‑Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
“Management Agreement” means management, service or monitoring agreements between the Borrower or any Affiliate of the Borrower and the Sponsor(s) to be entered into from time to time, as the same may be amended, restated, modified or replaced from time to time to the extent such amendment, restatement, modification or replacement is not more disadvantageous to the Lenders in any material respect, taken as a whole, than the applicable management agreement, services agreement or monitoring agreement being amended.
“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Borrower (or any successor entity) or any direct or indirect parent of the Borrower on the date of the declaration of making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities (actual or contingent), financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole or (b) the validity or enforceability of any of the Loan Document or the rights or remedies of the Administrative Agent and the Lenders thereunder.
“Material Real Property” means (i) with respect to any parcel of real property owned in fee by a Loan Party and located in the United States on the Closing Date, the real property described on Schedule 5.08 and (ii) with respect to any parcel of real property acquired by a Loan Party after the Closing Date (or owned in fee by any Person that becomes a Loan Party after the Closing Date at the time such Person becomes a Loan Party), any parcel of real property having a Fair Market Value (on a per-property basis) of at least $5,000,000 as determined by the Borrower in good faith owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, any other parcels owned in fee by a Loan Party shall, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.
“Maturity Date” means the earlier of (i) September 27, 2026 and (ii) the date of termination in whole of the Commitments pursuant to Section ~~2.06(a)~~2.06(a) or ~~8.02~~8.02; provided, that the reference to Maturity Date with respect to (i) Commitments that are the subject of an Extension pursuant to Section ~~2.15~~2.15 and (ii) Commitments that are incurred pursuant to Section ~~2.19~~2.19 shall be the final maturity date as specified in the loan modification documentation or specified refinancing documentation, as applicable thereto.
“Maximum Rate” has the meaning specified in Section ~~10.10~~10.10.
“Minimum Extension Condition” has the meaning specified in Section ~~2.15~~2.15.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereof.
“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages, in each case as may be amended from time to time, made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties (with such changes as may be customary to account for local law matters) in form and substance reasonably satisfactory to the Borrower and the Collateral Agent.
“Mortgaged Properties” means the Material Real Properties identified on Schedule ~~5.08~~5.08 and any other Material Real Property with respect to which a Mortgage is required pursuant to Section ~~6.12~~6.12.
“Multiemployer Plan” means any employee benefit plan defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)
with respect to the disposition of any asset by the Borrower or any of its Restricted Subsidiaries (other than any disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such disposition or Casualty Event (including any cash or Cash

Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with any related transaction) over (ii) the sum of:
(i)
the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such disposition or Casualty Event and that is repaid in connection with such disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y), if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations, together with any applicable premiums, penalties, interest or breakage costs),
(ii)
the fees and out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),
(iii)
all Taxes paid or reasonably estimated to be payable in connection with such disposition or Casualty Event (or any Tax distribution made as a result of or in connection with such disposition or Casualty Event) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,
(iv)
any costs associated with unwinding any related Swap Contract in connection with such transaction,
(v)
any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and Environmental Liabilities or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the disposition of any non‑cash consideration received by the Borrower or any of its Restricted Subsidiaries in any such disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause ~~(v)~~(v),
(vi)
in the case of any disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non‑Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause ~~(vi)~~(vi)) attributable to the minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof,
(vii)
any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any disposition or Casualty Event, and
(b)
with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, Taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.
“Non-Consenting Lender” has the meaning specified in Section ~~3.07(d)~~3.07(d).
“Non-Extending Lender” has the meaning specified in Section ~~2.15(e)~~2.15(e).
“Non-Excluded Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Non-US Lender” means, with respect to any Loan made to the Borrower, any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.
“NPL” means the National Priorities List under CERCLA.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or Restricted Subsidiary arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, existing on the Closing Date or thereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (ii) all debts, liabilities, obligations, covenants and duties of any Loan Party or Restricted Subsidiary owing under a Secured Cash Management Agreement or Secured Hedge Agreement; provided that (a) obligations of any Loan Party or Restricted Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section ~~10.04~~10.04.
“Officer’s Certificate” means a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower.
“OID” means original issue discount.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents or constitutional documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents or constitutional documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

~~“Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~

“Other LC” has the meaning specified in Section ~~2.03(c)(v)~~2.03(c)(v).
“Other Taxes” means all present or future stamp, court, documentary, recording, intangible, filing, excise, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, other than any Taxes that (1) arise as a result of any present or former connection between a recipient and the relevant jurisdiction (including as a result of such recipient carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction (or any political subdivision thereof), other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or engaged in any other transaction pursuant to any Loan Documents), (2) are any of the Excluded Taxes, or (3) are imposed with respect to an assignment (other than an assignment made pursuant to Section ~~3.07~~3.07).
“Outstanding Amount” means: (a) with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of the Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Borrowing) occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Parent Holding Company” means any direct or indirect parent entity of the Borrower which holds directly or indirectly 100% of the Equity Interest of the Borrower and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Pari Passu Indebtedness” means:
(a)
with respect to the Borrower, any Indebtedness that ranks pari passu in right of payment to the Loans; and
(b)
with respect to any Guarantor, its guarantee of the Obligations and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s guarantee of the Obligations.
“Pari Passu Intercreditor Agreement” means any pari passu intercreditor agreement in a form reasonably acceptable to the Collateral Agent, among the Collateral Agent, and one or more collateral agents or representatives for the holders of Pari Passu Indebtedness, as it may be amended, supplemented, modified, replaced or restated from time to time in accordance with this Agreement.
“Participant” has the meaning specified in Section ~~10.07(d)~~10.07(d).
“Participant Register” has the meaning specified in Section ~~10.07(m)~~10.07(m).
“Participating Member State” means each state as described in any EMU Legislation.
“PATRIOT Act” has the meaning specified in Section ~~10.21~~10.21.
“Payment” has the meaning assigned to it in ~~Section 9.17~~Section 9.17(a).
“Payment Notice” has the meaning assigned to it in ~~Section 9.17~~Section 9.17(b).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate or to which the Borrower, any Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute (or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years).
“Perfection Exceptions” means that no Loan Party (nor any Subsidiary of a Loan Party) shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over any asset (other than “certificated securities,” “uncertificated securities” and “instruments” (as each such term is defined in the UCC)), including commodities accounts, securities accounts or deposit accounts, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) Letter-of-Credit Rights (as defined in the UCC), (2) Commercial Tort Claims (as defined in the UCC) or (3) Fixtures (as defined in the UCC), except to the extent that (A) the same are Equipment (as defined in the UCC) or are related to real property covered or intended by the Loan Documents to be covered by a Mortgage or (B) a security interest therein may be perfected by the filing of an “all assets” UCC financing statement, (iii) send notices to account debtors or other contractual third-parties prior to the occurrence of the exercise of remedies by the Administrative Agent pursuant to Section 8.02 of this Agreement, (iv) enter into any security documents to be governed by the law of, or make any filing in, any jurisdiction other than the United States or any state thereof or the District of Columbia, (v) deliver landlord waivers, estoppels or collateral access letters, (vi) enter into any source code escrow arrangement or (vii) take any action to register security over intellectual property (other than intellectual property registered with (or applied for registration with) the United States Patent and

Trademark Office or the United States Copyright Office) prior to the occurrence and continuation of an Event of Default upon the reasonable request of the Administrative Agent.
“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Sections ~~7.04~~7.04.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s or any Parent Holding Company’s common stock purchased by Borrower or any Parent Holding Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower or any Parent Holding Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower or any Parent Holding Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Debt” has the meaning specified in Section ~~7.02(b)~~7.02(b).
“Permitted Holders” means each of (a) the Sponsors, (b) managers and members of management (including board members and senior advisors) of the Borrower (or any Permitted Parent (other than clause (c) of the definition thereof)) or its Subsidiaries that have ownership interests in the Borrower (or such Permitted Parent (other than clause (c) of the definition thereof)), (c) any other beneficial owner in the common equity of the Borrower as of the date of pricing the Closing Date IPO, ~~(d)~~ (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which any of the Persons described in clauses ~~(a)~~(a), ~~(b)~~(b) or (c) above are members (provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses ~~(a)~~(a), ~~(b)~~(b) and (c) above, collectively, beneficially own Voting Stock representing 50% or more of the total voting power of the Voting Stock of the Borrower (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group) and ~~(e)~~ (e) any Permitted Parent.
“Permitted Investments” means:
(1)
any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(2)
any Investment (x) in the Borrower or any other Loan Party or a ~~Massachusets~~Massachusetts securities corporation (provided, that to the extent the Liquidity as of the last day of the fiscal month prior to such Permitted Investment is less than $25,000,000, the aggregate amount of all such Investments made in a Massachusetts securities corporation pursuant to this clause (x) shall not exceed $5,000,000), (y) by any Restricted Subsidiary that is not a Loan Party in any Restricted Subsidiary that is not a Loan Party and (z) by any Loan Party in any Restricted Subsidiary that is not a Loan Party, to the extent that the aggregate amount of all Investments made pursuant to this clause (z) does not exceed (i) the greater of (x) $3,000,000 and (y) 10% of the EBITDA Grower Amount, plus (ii) (A) the greater of (x)$3,000,000 and (y) 10% of the EBITDA Grower Amount minus (B) the aggregate amount of any Investments made pursuant to clause (25) that are at the time outstanding (provided that intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of the Borrower and its Restricted Subsidiaries shall not be included in calculating such limitation; provided, further, that if any Investment pursuant to clause (z) above is made by any Loan Party in any Restricted Subsidiary that is not a Loan Party at the date of the making of such Investment and such Restricted Subsidiary becomes a Loan Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (x) above and shall cease to have been made pursuant to clause (z) above for so long as such Restricted Subsidiary continues to be a Loan Party);
(3)
any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;
(4)
any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Borrower, including by means of a Division, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, Division, transfer, conveyance or liquidation), in each case, subject to compliance with the Financial Covenant on a Pro Forma Basis;
(5)
any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section ~~7.04~~7.04 or any other disposition of assets not constituting an Asset Sale;
(6)
any Investment (x) existing on the Closing Date and, for any Investment in an individual amount in excess of $5,000,000, listed on Schedule ~~7.05~~7.05 hereto, (y) made pursuant to binding commitments in effect on the Closing Date and (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section ~~7.05~~7.05;
(7)
loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause ~~(7)~~(7) that are at the time outstanding, not in excess of the greater of (x) $750,000 and (y) 2.50% of the EBITDA Grower Amount;
(8)
loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;
(9)
any Investment (x) acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by the Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes;
(10)
(A) Swap Contracts and Cash Management Services permitted under Section ~~7.02(b)(10)~~7.02(b)(10), including any payments in connection with the termination thereof and (B) any Permitted Bond Hedge Transaction including any payments in connection therewith;

(11)
any Investment by the Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause ~~(11)~~(11) that are at the time outstanding, not to exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount;
(12)
Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause ~~(12)~~(12) that are at the time outstanding, not to exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount;
(13)
any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.10(b) (except transactions described in clause ~~(ii), (iii), (iv), (viii), (ix), (xiii), (xiv) or (xxviii)~~ (ii), (iii), (iv), (viii), (ix), (xiii), (xiv) or (xxviii) of such Section 7.10(b));
(14)
Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrower or any direct or indirect parent of the Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section ~~7.05(a)(ii)~~7.05(a)(ii);
(15)
Investments consisting of the leasing, licensing, sub-licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(16)
Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sub-licenses, leases or sub-leases of intellectual property or other rights or assets, in each case in the ordinary course of business;
(17)
any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(18)
Investments of a Restricted Subsidiary of the Borrower acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Borrower in a transaction that is not prohibited by Section ~~7.03~~7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(19)
Investments consisting of (v) Liens permitted under Section ~~7.01~~7.01, (w) Indebtedness (including guarantees) permitted under Section ~~7.02~~7.02, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section ~~7.03~~7.03, (y) Asset Sales permitted under Section ~~7.04~~7.04, or (z) Restricted Payments permitted under Section ~~7.05~~7.05;
(20)
guarantees of Indebtedness permitted to be incurred under Section ~~7.02~~7.02 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) and performance guarantees in the ordinary course of business;
(21)
advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries;
(22)
Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(23)
Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(24)
intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;
(25)
Investments in Unrestricted Subsidiaries or joint ventures of the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause ~~(25)~~(25) and clause (2)(z)(ii) that are at the time outstanding, not to exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount;
(26)
[reserved];
(27)
accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;
(28)
Investments acquired as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(29)
Investments resulting from pledges and deposits that are Permitted Liens;
(30)
acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;
(31)
guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(32)
Investments consisting of (i) the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section ~~7.05~~7.05 and (ii) the acquisition of additional Equity Interests of Restricted Subsidiaries from minority shareholders (it being understood that to the extent that any Restricted Subsidiary that is not a Loan Party is acquiring Equity Interests from minority shareholders then this clause ~~(32)~~(32) shall not in and of itself create, or increase the capacity under, any basket for Investments by Loan Parties in any Restricted Subsidiary that is not a Loan Party);
(33)
Investments by the Borrower or a Restricted Subsidiary in any Restricted Subsidiary pursuant to a Permitted Tax Restructuring, including any non‑cash Investments made in connection with tax planning and reorganization activities;
(34)
Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;

(35)
Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;
(36)
contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any Restricted Subsidiary;
(37)
to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements that are in the ordinary course of business;
(38)
Investments in connection with Intercompany License Agreements; and
(39)
Investments held by a Massachusetts securities corporation in (i) cash, Cash Equivalents and Investment Grade Securities and (ii) other Investments in an aggregate amount not to exceed $5,000,000.
“Permitted Liens” means, with respect to any Person:
(1)
Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)
Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than sixty (60) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;
(3)
Liens for Taxes, assessments or other governmental charges or levies (i) which are not yet overdue for thirty (30) days or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse to such Tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;
(4)
Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)
as to real property, survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;
(6)
Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section ~~7.02(b)(1) or (4)~~7.02(b)(1) or (4) and obligations secured ratably thereunder; provided that (x) in the case of Liens securing Indebtedness permitted to be incurred pursuant to clause ~~(4)~~(4), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof and (y) in the case of Liens securing Indebtedness permitted to be Incurred pursuant to clause (y) or clause (z) of Section ~~7.02(b)(1)~~7.02(b)(1), such Liens are subject to the Applicable Intercreditor Arrangements; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;
(7)
Liens of the Borrower or any of the Restricted Subsidiaries existing on the Closing Date and, to the extent securing Indebtedness with an individual principal amount in excess of $5,000,000, listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);
(8)
Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause ~~(8)~~(8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;
(9)
Liens on assets at the time the Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause ~~(9)~~(9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary, a Person other than the Borrower or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower or any Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Borrower or any Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary of the Borrower permitted to be Incurred in accordance with Section ~~7.02~~7.02;
(11)
Liens securing Swap Contracts incurred in accordance with Section ~~7.02~~7.02;
(12)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)
leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property granted to others in the ordinary course of business not adversely interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(14)
Liens arising from, or from, Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower Parties in the ordinary course of business;
(15)
Liens in favor of the Borrower or any Subsidiary Guarantor;
(16)
(i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;
(17)
deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(18)
Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)
(i) grants of non-exclusive licenses to software, technology and other intellectual property and (ii) all exclusive licenses to software, technology and other intellectual property that are in effect on the Closing Date;
(20)
judgment and attachment Liens not giving rise to an Event of Default pursuant to ~~8.01(f), (g) or (h)~~ 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(21)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)
Liens Incurred to secure Cash Management Services and other “bank products”, including those described in Sections ~~7.02(b)(10)~~7.02(b)(10) and ~~(23)~~(23);
(23)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses ~~(7)~~(7), ~~(8)~~(8), ~~(9)~~(9), ~~(11)~~(11) or ~~(24)~~(24) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses ~~(7)~~(7), ~~(8)~~(8), ~~(9)~~(9), ~~(11)~~(11) or ~~(24)~~(24) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any Refinancing Expenses related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts Incurred under this clause ~~(23)~~(23) as refinancing indebtedness of clause ~~(24)~~(24) of this definition hereunder shall be secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements;
(24)
Liens securing Indebtedness permitted to be Incurred pursuant to Section ~~7.02~~7.02 if at the time of any Incurrence of such Indebtedness and after giving Pro Forma Effect thereto (i) with respect to any such Indebtedness that will be secured by a Lien on the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations, the Consolidated First Lien Net Leverage Ratio would be less than or equal to (x) 4.50:1.00 or (y) if Incurred in connection with an acquisition or Investment, the greater of (A) 4.50:1.00 and (B) the Consolidated First Lien Net Leverage Ratio immediately prior to such Incurrence or (ii) with respect to any such Indebtedness that will be secured by a Lien on the Collateral on a “junior” basis to the Liens securing the Obligations, the Consolidated Senior Secured Net Leverage Ratio would be less than or equal to (x) 4.50:1.00 or (y) if Incurred in connection with an acquisition or Investment, the greater of (A) 4.50:1.00 and (B) the Consolidated Senior Secured Net Leverage Ratio immediately prior to such Incurrence; provided that, in each case, such Liens are subject to Applicable Intercreditor Arrangements;
(25)
Liens securing obligations the principal amount of which does not exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount at any one time outstanding;
(26)
Liens on Equity Interests or the assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause ~~(21)~~(21) of Section ~~7.02(b)~~7.02(b);
(27)
Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;
(28)
Liens created solely for the benefit of (or to secure) all of the Obligations;
(29)
Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit (other than any satisfaction and discharge of Indebtedness under any Existing Debt Agreement) shall be deemed for purposes of Section ~~7.05~~7.05 (to the extent applicable) to be a prepayment of such Indebtedness;
(30)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(31)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(32)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(33)
Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section ~~7.02~~7.02;
(34)
any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(35)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(36)
Liens on vehicles or equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business;
(37)
Liens on assets of non‑Loan Parties securing Indebtedness of non-Loan Parties permitted to be Incurred in accordance with Section ~~7.02~~7.02, which Liens shall not extend to any assets of any Loan Parties;
(38)
Liens disclosed by the final title insurance policies delivered subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(39)
(a) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;
(40)
the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(41)
Liens on securities that are the subject of repurchase agreements in the ordinary course of business;
(42)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43)
rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)
restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;
(45)
Liens incurred or deemed incurred in the ordinary course of business in connection with supply-chain financing programs or similar arrangements;
(46)
[reserved];
(47)
security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(48)
zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;
(49)
any security granted over the marketable securities described in clause ~~(8)~~(8) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;
(50)
[reserved];
(51)
Liens on the assets of any Foreign Subsidiary required to be granted in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement and arising mandatorily by any operation of law;
(52)
Liens arising in connection with Intercompany License Agreements;
(53)
Liens arising in connection with rights of dissenting stockholders pursuant to applicable law in respect of Permitted Investments; and
(54)
any interest or title of a lessor or sublessor under any leases, licenses or subleases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, including any lien in favor of lessor or sublessor arising out of any lease or sublease by operation of law.

For all purposes hereunder, (w) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (y) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause ~~(24)~~(24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Borrower in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause ~~(24)~~(24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause ~~(24)~~(24) above (giving effect to the Incurrence of such portion of such Indebtedness), any calculation of the Consolidated First Lien Net Leverage Ratio or

the Consolidated Senior Secured Net Leverage Ratio, as applicable, on such date of determination shall not include any such Indebtedness (and shall not give effect to any netting of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this definition.

“Permitted Parent” means (a) any direct or indirect parent of the Borrower so long as a Permitted Holder pursuant to clause ~~(a)~~(a), ~~(b)~~(b), ~~(c)~~(c) or ~~(d)~~(d) of the definition thereof holds 50% or more of the Voting Stock of such direct or indirect parent of the Borrower, (b) [reserved], and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause ~~(a)~~(a), ~~(b)~~(b), ~~(c)~~(c) or ~~(d)~~(d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company.
“Permitted Refinancing” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and any premium thereon plus other reasonable amounts paid, and fees and expenses incurred, including OID and upfront fees, underwriting discounts, defeasance costs and other costs, fees and expenses, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section ~~7.02(b)(4)~~7.02(b)(4), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on subordination terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to collateral) as those subordination terms contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) Indebtedness are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, or (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption provisions), not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar Indebtedness in light of then-prevailing market conditions at the time of incurrence (provided that, at Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the

Administrative Agent provides notice to the Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is not incurred by any Subsidiary that is not or would not have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as the borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section ~~7.02(b)(4)~~7.02(b)(4) and Section ~~7.02(b)(10)~~7.02(b)(10), no Event of Default under Sections ~~8.01(f)~~8.01(f) or ~~(g)~~(g) shall have occurred and be continuing.
“Permitted Tax Restructuring” means any re-organizations and other activities related to tax planning and tax re-organization (so long as, taken as a whole, the security interests of the Collateral Agent in the Collateral and the Guarantees of the Obligations, are not materially impaired by such reorganizations and other activities).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s or any Parent Holding Company’s common stock sold by the Borrower or any Parent Holding Company substantially concurrently with any purchase by the Borrower or any Parent Holding Company of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) other than a Multiemployer Plan, maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section ~~6.02~~6.02.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity Interests” has the meaning specified in the Security Agreement.
“Pounds Sterling” and “£” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”
“Prime Lending Rate” means, for any day, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. for such day or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate for such day or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent), in each case, for such day. Each change in the

Prime Lending Rate shall be effective on the date that such change is publicly announced or quoted as being effective.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Interest Coverage Ratio and the calculation of Consolidated Cash Interest Expense, Consolidated Interest Expense, Consolidated Total Assets, Consolidated Net Income, Consolidated EBITDA and the EBITDA Grower Amount of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transaction, any acquisition, merger, amalgamation, consolidation, Division, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into or amendment of any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.
For purposes of making any computation referred to above:
(1)
if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contract has a remaining term in excess of 12 months);
(2)
interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or a direct or indirect parent of the Borrower) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3)
interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate;
(4)
interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(5)
to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.
Any pro forma calculation may include, without limitation and without duplication, (i) adjustments calculated in accordance with Regulation S-X, (ii) adjustments calculated to give effect to any Pro Forma Cost Savings and (iii) all adjustments set forth in and of the nature included in either (A) the financial model, dated on or around August 6, 2021 or (B) any quality of earnings reports provided to the Arranger prior to the Closing Date; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”
“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or any successor thereto) or of any direct or indirect parent of the Borrower) and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back, exclusion or otherwise, for such period.
“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section ~~2.18~~2.18), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section ~~8.02~~8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.
“Public Lender” has the meaning specified in Section ~~6.02~~6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section ~~10.25~~10.25.
“Qualified IPO” means any transaction (other than an offering pursuant to a registration statement on Form S-8, but including in connection with the acquisition (by merger or otherwise) of the Borrower or any Parent Holding Company) following which the common Equity Interests of the Borrower or any Parent Holding Company (including any special purpose acquisition company) are listed on a stock exchange.
“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(1)
such Factoring Transaction is non‑recourse to, and does not obligate, the Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,
(2)
all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Borrower),
(3)
such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and
(4)
the aggregate amount of Receivables Assets that are sold, conveyed, assigned or otherwise transferred in connection with all such Qualified Receivables Factoring transactions does not exceed the greater of (x) $6,000,000 and (y) 20% of the EBITDA Grower Amount.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(1)
all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Borrower),

(2)
the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and
(3)
the aggregate amount of Receivables Assets that are sold, contributed, conveyed, assigned or otherwise transferred in connection with all such Qualified Receivables Financings does not exceed the greater of (x) $6,000,000 and (y) 20% of the EBITDA Grower Amount.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Financing.

“Qualified Reporting Subsidiary” has the meaning specified in Section ~~6.01~~6.01.
“Ratio Acquisitions Debt” has the meaning specified in Section ~~7.02(b)(15)~~7.02(b)(15).
“Ratio Debt” has the meaning specified in Section ~~7.02(a)~~7.02(a).
“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non‑recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.
“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment (or which otherwise owes to the Borrower or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any direct or indirect parent thereof (as provided below) as a Receivables Subsidiary and:
(1)
no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(2)
with which neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and
(3)
to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower or any direct or indirect parent hereof shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower or such parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Reference Period” has the meaning specified in the definition of “Pro Forma Basis”.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBO Rate, 11:00 a.m. (London~~the Term SOFR, 5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting ~~or~~, (2) if the RFR for such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is ~~not~~none of the ~~LIBO Rate~~Term SOFR or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” has the meaning specified in the definition of the “Transactions.”
“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section ~~2.19~~2.19.
“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock otherwise permitted by this Agreement, the aggregate principal amount of additional Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to pay (1) accrued and unpaid interest, (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the Incurrence of the Indebtedness or issuance of the Disqualified Stock or Preferred Stock Incurred in connection with such refinancing.
“Refinancing Indebtedness” has the meaning specified in Section ~~7.02(b)~~7.02(b).
“Refunding Capital Stock” has the meaning specified in Section ~~7.05~~7.05.
“Register” has the meaning specified in Section ~~10.07(c)~~10.07(c).
“Regulation S-X” means Regulation S-X under the Securities Act.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the Environment or into, from or through any building or structure.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Reorganization Plan” has the meaning specified in Section ~~10.07(n)~~10.07(n).

“Replacement Assets” means (1) tangible assets that will be used or useful in a Similar Business or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that will become on the date of acquisition thereof a Restricted Subsidiary.
“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan other than those events as to which notice is waived pursuant to Department of Labor Reg. § 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).
“Reporting Extension Provision” has the meaning specified in Section ~~6.01~~6.01.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact, or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Junior Debt Payment” has the meaning specified in Section ~~7.05(a)(3)~~7.05(a)(3).
“Restricted Payments” has the meaning specified in Section ~~7.05(a)~~7.05(a).
“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Borrower.
“Retired Capital Stock” has the meaning specified in Section ~~7.05~~7.05.
“RFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property owned as of the Closing Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary of the Borrower or between Restricted Subsidiaries of the Borrower.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).
“Sanctioned Person” means, at any time, any Person that is the subject or target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, or any European Union member state, the United Kingdom, or by the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned, directly or indirectly, or, where relevant under applicable Sanctions, controlled, by any such Person or Persons described in (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the European Union or its Member States, Her Majesty’s Treasury of the United Kingdom, or the United Nations Security Council or (c) any other sanctions authority in a jurisdiction in which the Borrower and its subsidiaries operate.

~~“Screen Rate” means with respect to the Eurodollar Rate for any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) for the relevant currency and Interest Period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) (the foregoing paragraph, the “LIBO Screen Rate”).~~

~~If such page or service ceases to be available, the Administrative Agent may specify another page or service, displaying the relevant rate after consultation with the Borrower; provided that, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.~~

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SEMS” means the Superfund Enterprise Management System maintained by the U.S. Environmental Protection Agency.
“Section 6.01 Reporting Deadline” has the meaning specified in Section ~~6.01~~6.01.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or Restricted Subsidiary and any Cash Management Bank and

designated by the Borrower in writing to the Administrative Agent and the relevant Cash Management Bank as a “Secured Cash Management Agreement”.
“Secured Hedge Agreement” means any Swap Contract permitted under ~~Article VII~~Article VII that is entered into by and between any Loan Party or Restricted Subsidiary and any Hedge Bank and designated by the Borrower and the applicable Hedge Bank in writing to the Administrative Agent as a “Secured Hedge Agreement”.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including, for the avoidance of doubt, the L/C Issuers), the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to ~~Article IX~~Article IX.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means, collectively, the First Lien Pledge and Security Agreement dated as of the Closing Date and executed by the Loan Parties, substantially in the form of Exhibit E, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section ~~6.12~~6.12.
“Security Agreement Collateral” means, collectively, all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section ~~6.12~~6.12 or otherwise pursuant to the Security Agreement, including the “Collateral” as defined therein.
“Security Agreement Supplement” means a supplement to the Security Agreement substantially in the form of Exhibit A to the Security Agreement.
“Similar Business” means any business engaged in by the Borrower or any of its Restricted Subsidiaries on the Closing Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or an extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (a) the aggregate fair value of the assets and property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the aggregate present fair salable value of the assets of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of such Person as they become absolute and matured, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date of determination and (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) in light of its business as contemplated on such date of determination. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.
“SPC” has the meaning specified in Section ~~10.07(g)~~10.07(g).
“Specified Refinancing Agent” has the meaning specified in Section ~~2.19(a)~~2.19(a).
“Specified Refinancing Commitment” has the meaning specified in Section ~~2.19(a)~~2.19(a).
“Specified Refinancing Debt” has the meaning specified in Section ~~2.19(a)~~2.19(a).
“Specified Refinancing Loans” means Specified Refinancing Debt constituting revolving loans.
“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation, Division or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.
“Sponsors” means (i) General Atlantic Service Company, LLC, its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing (other than the Borrower and its Subsidiaries or any portfolio company) and (ii) Summit Partners, LLC, its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing (other than the Borrower and its Subsidiaries or any portfolio company).
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date specified in the documentation governing such Indebtedness as the fixed date on which the final payment of interest or principal is due and payable, including pursuant to any mandatory redemption provision (but excluding any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.
“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) solely for purposes of Section ~~6.01~~6.01, any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.
“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrower that are Guarantors.
“Supplemental Administrative Agent” has the meaning specified in Section ~~9.14~~9.14 and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Supplemental Collateral Agent” has the meaning specified in Section ~~9.14~~9.14 and “Supplemental Collateral Agents” shall have the corresponding meaning.
“Supported QFC” has the meaning specified in Section ~~10.25~~10.25.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Swap Contract”.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47)

of the Commodity Exchange Act. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a “Swap Obligation”.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Tax Indemnitee” has the meaning specified in Section ~~3.01(f)~~3.01(f).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR.

“Term SOFR Adjustment” means (a) for an Interest Period of one month, 0.11448%, (b) for an Interest Period of three months, 0.26161% and (c) for an Interest Period of six months, 0.42826%.

“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~ Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term SOFR.~~

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the

Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” means, at any time, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Borrower).
“Threshold Amount” means $10,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations.
“Tranche” means (a) the Facility pursuant to which Loans or Letters of Credit are made under the Commitments and (b) any Specified Refinancing Debt, in each case, including the extensions of credit made thereunder. Additional Tranches may be added after the Closing Date pursuant to the terms hereof, e.g., Extended Commitments.
“Transaction Costs” means all premiums, fees, costs and expenses incurred or payable by or on behalf of the Borrower or any Restricted Subsidiary in connection with the Transactions (including, without limitation, any bonuses and any loan forgiveness and associated tax gross up payments and fees, costs and expenses associated with settling any claims) or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests.
“Transactions” means, collectively, each of the following transactions consummated or to be consummated in connection therewith (including the payment of Transaction Costs):
(a)
the Borrower will enter into this Agreement and the other Loan Documents and will obtain the Facilities hereunder;
(b)
all existing third-party indebtedness for borrowed money of the Borrower and its Subsidiaries under the Existing Debt Agreement will be repaid, refinanced and terminated, and all related guarantees and security interests will be terminated and released substantially concurrently with the initial availability of the Facility (or arrangements for such termination and release reasonably satisfactory to the Administrative Agent shall have been made) (the “Refinancing”);
(c)
the Closing Date IPO; and
(d)
the payment of all Transaction Costs.
“Type” means, with respect to a Loan, its character as a Base Rate Loan ~~or~~, a ~~Eurodollar Rate~~Term Benchmark Loan or an RFR Loan.
“UCC Filing Collateral” has the meaning specified in Section ~~4.01~~4.01.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section ~~2.12(b)~~2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Lender shall have failed to make Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section ~~2.03(d)~~2.03(d).
“Unfunded Pension Liability” means the excess of the present value of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“United States Tax Compliance Certificate” has the meaning specified in Section ~~3.01(c)~~3.01(c).
“Unreimbursed Amount” has the meaning specified in Section ~~2.03(d)(i)~~2.03(d)(i).
“Unrestricted Subsidiary” means:

(1)
any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2)
any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Borrower or any Parent Holding Company may designate any Subsidiary of the Borrower (including any existing Subsidiary or newly acquired or newly formed Subsidiary of the Borrower but excluding the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any of its Restricted Subsidiaries that is not a Subsidiary of the Subsidiaries to be so designated other than the Equity Interests of such Unrestricted Subsidiary; provided, further, however, (i) that immediately after giving effect to such designation, no Event of Default under Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) shall have occurred and be continuing as a result of such designation, (ii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary or hold any Indebtedness of or any Lien on any property of the Borrower or its Restricted Subsidiaries and (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it owns intellectual property that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole (such intellectual property, “Material Intellectual Property”), at the time of designation; provided, further, however, that either:
(a)
the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(b)
if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section ~~7.05~~7.05.
The Board of Directors of the Borrower or any Parent Holding Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such redesignation no Event of Default under Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) shall have occurred and be continuing as a result of such redesignation. Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.
Any such designation by the Board of Directors of the Borrower or any Parent Holding Company shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower or any Parent Holding Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
“US Lender” means a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning specified in Section ~~10.25~~10.25.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent” means the Loan Parties and the Administrative Agent.
“Working Capital” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)
(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)
Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)
The term “including” is by way of example and not limitation.
(iv)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v)
For the avoidance of doubt, with respect to a Person, the term “Affiliate” includes any other Person that becomes an “Affiliate” of such Person after the Closing Date.
(vi)
Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns.
(c)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)
Limited Condition Transactions.
(i)
In connection with any Limited Condition Transaction, for purposes of:
(A)
calculating any applicable ratio (including the Financial Covenant) or basket availability in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sales, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose,
(B)
determining the accuracy of any representation or warranty, or
(C)
determining whether any Default or Event of Default has occurred, is continuing or would result from any action;

the date of determination of such ratio or basket, the accuracy of such representation or warranty (but taking into account any earlier date specified therein) or whether any Default or Event of Default has occurred, in each case as set forth above, is continuing or would result therefrom, shall at the option of the Borrower (the election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (x) in the case of any Restricted Payment, the date the relevant Restricted Payment is declared, (y) in the case of any such debt repayment, the date the notice of such repayment, redemption, repurchase or refinance of Indebtedness is delivered and (z) in the case of any other Limited Condition Transactions, the date the definitive agreements for such Limited Condition Transactions are entered into or the date such Limited Condition Transaction is publicly announced (any such date, an “LCT Test Date”).

(ii)
If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) and, at the Borrower’s election, any other prospective Limited Condition Transactions for which an LCT Election has been made, such ratios, baskets, representations and warranties and absence of defaults are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Testing Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with; and such baskets, ratios or financial metrics shall not be tested at the time of consummation of such Limited Condition Transaction except as contemplated in clause (A) of the immediately succeeding proviso; provided, however, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such baskets, ratios and financial metric and (B) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized.
(iii)
For the avoidance of doubt, (A) if any of the ratios or baskets, representations and warranties or absence of defaults referred to in clause ~~(i)~~(i) above are exceeded or breached as a result of fluctuations in such ratio or baskets (including due to fluctuations in Consolidated EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios or baskets, representations and warranties or absence of defaults will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions are permitted hereunder and (B) such ratios or baskets and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions, except as contemplated in subclause (A) of the proviso in clause ~~(ii)~~(ii) above.
(iv)
If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction or otherwise on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction (or in the case of any Restricted Payment, the declaration thereof; or in the case of debt repayment, the notice thereof; or in the case of publicly announced Limited Condition Transactions, the announcement thereof) is terminated, revoked or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
(v)
Notwithstanding anything herein to the contrary, an LCT Election shall have no impact on the conditions precedent to Borrowings under the Facility required to be satisfied under Section ~~4.02~~4.02 except, with respect to a Commitment Increase, as consented to by the lenders thereunder.
(f)
For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock.
(g)
For the purposes of Sections ~~6.12, 7.03, 7.04 and 7.05~~6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.
1.03
Accounting Terms.
(a)
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.
(b)
If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in such accounting principles, standards and procedures or the application thereof and the Borrower); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision), as of another later date notified in writing to the Administrative Agent from time to time.
(c)
Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
1.04
[Reserved]
1.05
Rounding. Any financial ratios required to be maintained by the Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.06
References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.07
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight savings or standard, as applicable).
1.08
Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section ~~2.12~~2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
1.09
[Reserved].
1.10
Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount available to be drawn during the remaining life of such

Letter of Credit; provided, however, that (i) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (ii) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.11
Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section ~~1.02(e)~~1.02(e)), the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income, the EBITDA Grower Amount and Consolidated Total Assets shall be calculated (including, in each case, for purposes of Section ~~2.16~~2.16) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period (including, with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement) for which committed financing is obtained or is sought to be obtained, the relevant determination or calculation may be made with respect to an event occurring or intended to occur subsequent to such four-quarter period); provided that notwithstanding the foregoing, when calculating the Consolidated Total Net Leverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.
1.12
Calculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
1.13
Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to~~

~~the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~  Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 3.03(b) and (c) provide~~Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03(e), of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~LIBOR or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(d) (other than, in the case of this clause (ii), any responsibility that is specifically set forth in this Section 1.14)~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate, as applicable)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~the Eurodollar Rate~~any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.14
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person (such different Person, a “Division Successor”), then it shall be deemed to have been transferred from the original Person to the Division Successor, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Article II.

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01
The Loans.

(a)
[Reserved].
(b)
The Borrowings. Subject to the terms and conditions set forth herein, (i) each Lender severally agrees to make loans denominated in Dollars to the Borrower from time to time on and after the Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Facility and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section ~~2.01(b)~~2.01(b), prepay under Section ~~2.05~~2.05, and reborrow under this Section ~~2.01(b)~~2.01(b). Loans may be Base Rate Loans or ~~Eurodollar Rate~~Term Benchmark Loans as further provided herein.
2.02
Borrowings, Conversions and Continuations of Loans.
(a)
Each Borrowing, each conversion of Specified Refinancing Loans or Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~Term Benchmark Loans, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (i) 11:00 a.m. (New York time) three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, ~~Eurodollar Rate~~Term Benchmark Loans (ii) [reserved] or (iii) 11:00 a.m. (New York time) on the requested date of any Borrowing of Base Rate Loans or of any conversion of ~~Eurodollar Rate~~Term Benchmark Loans to Base Rate Loans. Each notice pursuant to this Section ~~2.02(a)~~2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.
(b)
Each Borrowing of, conversion to or continuation of, ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans shall be (i) in a principal amount of $500,000, or (ii) a whole multiple of $250,000 in excess thereof. Except as provided in Section ~~2.03(d)~~2.03(d), each Borrowing of, or conversion to, Base Rate Loans shall be (i) in a principal amount of $100,000, or (ii) a whole multiple of $100,000 in excess thereof.
(c)
Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of a Tranche of Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Tranche of Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice with respect to a ~~Eurodollar Rate~~Term Benchmark Loan requesting a conversion or continuation thereof, then the applicable Tranche of Loans shall be made as, or continued as, ~~Eurodollar Rate~~Term Benchmark Loans with an Interest Period of 1 month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request an RFR Loan (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Sections 3.03(a) and 3.03(f)).

(d)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Tranche of Loans, and if no timely notice of a conversion or continuation of a ~~Eurodollar Rate~~Term Benchmark Loan is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of ~~Eurodollar Rate~~Term Benchmark Loans with an Interest Period of one month as described in Section ~~2.02(a)~~2.02(a). Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section ~~4.02~~4.02 (or, if such Borrowing is the initial Credit Extension, Section ~~4.01~~4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.
(e)
Except as otherwise provided herein, a ~~Eurodollar Rate~~Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term Benchmark Loan unless the Borrower pays (or causes to be paid) the amount due under Section ~~3.05~~3.05 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or Required Lenders, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term Benchmark Loans.
(f)
The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~Term Benchmark Loans upon determination of such interest rate. The determination of the ~~Eurodollar Rate~~Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(g)
After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect, plus up to an additional 3 Interest Periods in respect of each (i) Extended Commitment and (ii) Specified Refinancing Loan.
(h)
The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section ~~2.18~~2.18.
2.03
Letters of Credit.
(a)
The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Lenders set forth in this Section ~~2.03~~2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Facility Expiration Date, to issue Letters of Credit for the account of the Borrower or any Restricted Subsidiary, which Letters of Credit shall not exceed such L/C Issuer’s Letter of Credit Commitment (provided that the Borrower hereby irrevocably agrees to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of the Borrower or any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary, but in no event shall any CFC or CFC Holdco be responsible for any amounts drawn on any Letters of Credit issued for the account of the Borrower or a Domestic Subsidiary) and to amend or extend Letters of Credit previously issued by it, in accordance with Section ~~2.03(c)~~2.03(c), and (2) to honor drawings under the Letters of Credit and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Restricted Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, after giving effect to such L/C Credit Extension, (x) the Total Outstandings would exceed the Facility, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit (or with respect to any L/C Issuer, exceed such L/C Issuer’s Letter of Credit Commitment). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or been terminated or that have been drawn upon and reimbursed. All Letters of Credit shall be denominated in Dollars; provided, that notwithstanding anything herein to the contrary, no L/C Issuer shall be required to issue trade or commercial letters of credit without its prior written consent.
(ii)
No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause ~~(B)~~(B) and ~~(C)~~(C) unless the applicable requisite consents specified therein have been obtained, no L/C Issuer shall issue any Letter of Credit) if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(B)
subject to Section ~~2.03(c)(iii)~~2.03(c)(iii), the expiry date of such requested Letter of Credit would occur after the earlier of (x) seven Business Days prior to the scheduled Maturity Date then in effect for the Facility (or, if such day is not a Business Day, the next preceding Business Day) and (y) more than 12 months after the date of issuance or last extension, unless the applicable L/C Issuer, in its sole discretion, has approved such expiry date;
(C)
the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless (i) all the Lenders and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section ~~2.04~~2.04 at least three Business Days prior to the Letter of Credit Facility Expiration Date;

(D)
the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;
(E)
such Letter of Credit is in an initial stated amount of less than $5,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(F)
[reserved]; or
(G)
any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section ~~2.18(a)(iv)~~2.18(a)(iv) or the delivery of Cash Collateral in accordance with Section ~~2.04~~2.04 with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section ~~2.18(a)(iv)~~2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.
(iii)
No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)
Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ~~Article IX~~Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ~~Article IX~~Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(b)
The foregoing benefits and immunities shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such L/C Issuer’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of an irrevocable Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 p.m. (New York City time) at least three (3) Business Days (or such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Facility, unless the Administrative Agent and the applicable L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.
(ii)
Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the Borrower will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application and, if the Administrative Agent has not received a copy of such Letter of Credit Application, then the Borrower will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the Facility multiplied by the amount of such Letter of Credit.
(iii)
If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided, however, that such L/C Issuer shall have no obligation to permit any such extension if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section ~~2.03(a)(ii)~~2.03(a)(ii) or otherwise).
(iv)
Promptly upon request thereof by the Borrower or the Administrative Agent and after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower, the applicable Restricted Subsidiary and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative Agent in turn will notify each Lender of such issuance or amendment and the amount of such Lender’s Pro Rata Share therein.
(v)
Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not the Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement for the account of the Borrower or any Restricted Subsidiary (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.
(d)
Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the applicable L/C Issuer shall, within the period determined by applicable Law or rules specified in such Letter of Credit, examine drawing document(s). After such examination of drawing document(s), the applicable L/C Issuer shall notify the Borrower of the date and the amount of the drawing presented under any Letter of Credit and paid by such L/C Issuer. Each L/C Issuer shall notify the Borrower on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 3:00 p.m. (New York City time) on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Loans that are maintained as Base Rate Loans. If the Borrower fails to so reimburse such L/C Issuer on such next Business Day, the L/C Issuer will notify the Administrative Agent thereof and the Administrative Agent shall promptly notify each Lender under the applicable Tranche of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to the Unreimbursed Amount, in accordance with the requirements of Section ~~2.02~~2.02 but without regard to the minimum and multiples specified in Section ~~2.02~~2.02 for the principal amount of Base Rate Loans or ~~Eurodollar Rate~~Term Benchmark Loans, as the case may be, but subject to the amount of the unused portion of the Commitments under such Tranche and the conditions set forth in Section ~~4.02~~4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section ~~2.03(d)(i)~~2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)
Each Lender (including each Lender acting as an L/C Issuer) under the applicable Tranche shall upon any notice pursuant to Section ~~2.03(d)(i)~~2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to, and in the same currency as, its applicable Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section ~~2.03(d)(iii)~~2.03(d)(iii), each Lender under such Tranche that so makes funds available shall be deemed to have made a Base Rate Loan under such Tranche to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.

(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section ~~4.02~~4.02 cannot be satisfied (other than the condition in Section ~~4.02(c)~~4.02(c), which shall be deemed to be satisfied) or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section ~~2.03(d)(ii)~~2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section ~~2.03~~2.03.
(iv)
Until each Lender under the applicable Tranche funds its Loan or L/C Advance pursuant to this Section ~~2.03(d)~~2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
(v)
Each applicable Lender’s obligation to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section ~~2.03(d)~~2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section ~~2.03(d)~~2.03(d) is subject to the conditions set forth in Section ~~4.02~~4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)
If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section ~~2.03(d)~~2.03(d) by the time specified in Section ~~2.03(d)(ii)~~2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section ~~2.03(d)(vi)~~2.03(d)(vi) shall be conclusive absent manifest error.
(e)
Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section ~~2.03(d)~~2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)
If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section ~~2.03(d)(i)~~2.03(d)(i) is required to be returned under any of the circumstances described in Section ~~10.06~~10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)
Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)
any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or
(vi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the Borrower’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the instructions of the Borrower or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g)
Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses ~~(i)~~(i) through ~~(vi)~~(vi) of Section ~~2.03(f)~~2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)
Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee in Dollars which shall accrue for each Letter of Credit in an amount equal to the Applicable Rate then in effect for ~~Eurodollar Rate~~Term Benchmark Loans with respect to the Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral reasonably satisfactory to the applicable L/C Issuer pursuant to this Section ~~2.03~~2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section ~~2.18(a)(iv)~~2.18(a)(iv) with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the 15th calendar day following the end of each fiscal quarter (or, if such day is not a Business Day, the immediately preceding Business Day), commencing with the first full fiscal quarter to end following the Closing Date (or, if later, the 15th calendar day following the first fiscal quarter in which such Letter of Credit is issued (or, if such day is not a Business Day, the immediately preceding Business Day)), on the Letter of Credit Facility Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)
Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee in Dollars equal to 0.125% of the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the 15th calendar day following the end of each fiscal quarter (or, if such day is not a Business Day, the immediately preceding Business Day), commencing with the first full fiscal quarter to end following the Closing Date (or, if later, the 15th calendar day following the first fiscal quarter in which such Letter of Credit is issued (or, if such day is not a Business Day, the immediately preceding Business Day)), on the Letter of Credit Facility Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section ~~1.09~~1.10. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, without duplication, the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within thirty (30) days of demand and are nonrefundable.
(j)
Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)
Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days (and in no event shall any such report be provided earlier than the fifth Business Day after the end of any calendar month in respect of a calendar month period).
(l)
Provisions Related to Extended Commitments. If the Maturity Date in respect of any Tranche of Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Loans and payments in respect thereof pursuant to this Section ~~2.03~~2.03) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unused Commitments thereunder at such time (it being understood that no partial amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause ~~(l)~~(l) and there are outstanding Loans under the non-terminating Tranches, the Borrower agrees to repay all such Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause ~~(l)~~(l)) or (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section ~~2.04~~2.04 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such Maturity Date.
(m)
Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(n)
Applicability of ISP and UCP. Unless otherwise expressly agreed in writing by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall be stated therein to apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time of such issuance shall be stated therein to apply to each commercial Letter of Credit.
2.04
Cash Collateral.
(a)
Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Facility Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 102% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 102% of all Fronting Exposure of such Defaulting Lender after giving effect to Section ~~2.18(a)(iv)~~2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender.
(b)
All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at the Administrative Agent or the Collateral Agent (or other financial institution selected by the Collateral Agent). The Borrower, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section ~~2.04(c)~~2.04(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)
Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section ~~2.04~~2.04 or Sections ~~2.03, 2.05, 2.06, 2.18, 8.02 or 8.04~~ 2.03, 2.05, 2.06, 2.18, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.
(d)
Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section ~~10.07(b)~~10.07(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section ~~2.04~~2.04 may be otherwise applied in accordance with Section ~~8.04~~8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.05
Prepayments.
(a)
Optional.
(i)
The Borrower may, upon notice to the Administrative Agent from the Borrower substantially in the form of Exhibit K, at any time or from time to time voluntarily prepay Loans in whole or in part, without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York time) (x) three (3) U.S. Government Securities Business Days prior to any date of prepayment of ~~Eurodollar Rate~~Term Benchmark Loans and (y) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of ~~Eurodollar Rate~~Term Benchmark Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Tranche and Type(s) of Loans to be prepaid and, if ~~Eurodollar Rate~~Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and ~~Eurodollar Rate~~Term Benchmark Loans, absent direction by the Borrower, the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar Rate~~Term Benchmark Loans, in each case in a manner that minimizes the amount payable by the Borrower in respect of such prepayment pursuant to Section ~~3.05~~3.05). The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrower, the Borrower shall, subject to clause ~~(ii)~~(ii) below, make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurodollar Rate~~Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section ~~3.05~~3.05. In the event of any prepayments of Loans under this Section ~~2.05(a)~~2.05(a) made at a time when Loans of more than one Tranche remain outstanding, the Borrower shall select the Tranche of Loans to be prepaid.

(ii)
Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section ~~2.05(a)(i)~~2.05(a)(i) may state that it is conditioned upon the occurrence or non‑occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or extended by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)
Mandatory.
(i)
[Reserved].
(ii)
[Reserved].
(iii)
[Reserved].
(iv)
Upon the incurrence by the Borrower or any of its Restricted Subsidiaries of any Specified Refinancing Debt constituting revolving credit facilities, the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.
(v)
If for any reason the sum of the Total Outstandings or the sum of outstanding Specified Refinancing Loans at any time exceeds the sum of the applicable Tranche in respect thereof (including after giving effect to any reduction in the Commitments pursuant to Section ~~2.06~~2.06), the Borrower shall immediately prepay the Loans under the applicable Tranche and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section ~~2.05(b)(v)~~2.05(b)(v) unless after the prepayment in full of the Loans under the applicable Tranche, the sum of the Total Outstandings or the outstanding Specified Refinancing Loans, as the case may be, exceeds the aggregate Commitments or the commitments to make Specified Refinancing Loans, as the case may be, then in effect.
(vi)
[Reserved].
(vii)
Funding Losses, Etc. All prepayments under this Section ~~2.05~~2.05 shall be made together with, in the case of any such prepayment of a ~~Eurodollar Rate~~Term Benchmark Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such ~~Eurodollar Rate~~Term Benchmark Loan pursuant to Section ~~3.05~~3.05. Notwithstanding any of the other provisions of Section ~~2.05(a)~~2.05(a), so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~Eurodollar Rate~~Term Benchmark Loans is required to be made under this Section ~~2.05(b)~~2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section ~~2.05(b)~~2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section ~~2.05(b)~~2.05(b).
2.06
Termination or Reduction of Commitments.

(a)
Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Commitments under the Letter of Credit Sublimit, or the unused Commitments under any Tranche, or from time to time permanently reduce the unused portions of the Commitments under the Letter of Credit Sublimit, or the unused Commitments under any Tranche; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days (or such shorter period as the Administrative Agent shall agree in its reasonable discretion) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Commitments under any Tranche if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Outstandings would exceed the Facility or (y) the Total Outstandings with respect to such Tranche would exceed the Commitments under such Tranche, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section ~~2.06(a)~~2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration with no pending drawings or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), this Agreement shall automatically terminate and the Administrative Agent shall comply with Section ~~9.01(c)~~9.01(c) and Section ~~9.11~~9.11.
(b)
Mandatory.
(i)
[Reserved].
(ii)
Upon the incurrence by the Borrower or any Restricted Subsidiary of any Specified Refinancing Debt, the Commitments of the Lenders under the Tranche of Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.
(iii)
If after giving effect to any reduction or termination of Commitments under this Section ~~2.06~~2.06, the Letter of Credit Sublimit exceeds the amount of the Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(iv)
The aggregate Commitments with respect to any Tranche of the Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Facility.
(c)
Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under the Letter of Credit Sublimit or the Commitments under this Section ~~2.06~~2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section ~~3.07~~3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination. For the avoidance of doubt, to the extent that any portion of the Loans have been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, any prepayments of revolving Loans made pursuant to this Section ~~2.06~~2.06 (other than any prepayments of revolving Loans made pursuant to Section ~~2.06(b)(ii)~~2.06(b)(ii)) shall be allocated ratably among the Tranches (or more favorably to the existing tranches).
2.07
Repayment of Loans. The Borrower jointly and severally hereby unconditionally promise to repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Facilities of a given Tranche the aggregate principal amount of all of its Loans of such Tranche outstanding on such date.
2.08
Interest.
(a)
Subject to the provisions of Section ~~2.08(b)~~2.08(b), (i) each ~~Eurodollar Rate~~Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the ~~Eurodollar Rate~~Adjusted Term SOFR for such Interest Period plus (B) the Applicable Rate for ~~Eurodollar Rate~~Term Benchmark Loans under such Facility ~~and~~, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility~~.~~ and (iii) each RFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Adjusted Daily Simple SOFR plus (B) the Applicable Rate for RFR Loans under such Facility.
(b)
During the continuance of an Event of Default under Sections ~~8.01(a), (f) or (g)~~8.01(a), (f) or (g), the Borrower shall pay interest on the amount of all overdue Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to such amounts to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)
Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Commitments other than as set forth in Section ~~2.16(e)~~2.16(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)
All computations of interest hereunder shall be made in accordance with Section ~~2.10~~2.10 of this Agreement.
2.09
Fees. In addition to certain fees described in Sections ~~2.03(h)~~2.03(h) and ~~(i)~~(i):
(a)
Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share of each Tranche of the Facility, a commitment fee equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Loans under such Tranche and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section ~~2.18~~2.18. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Facility, and shall be due and payable quarterly in arrears on the 15th calendar day following the end of each fiscal quarter (or, if such day is not a Business Day, the immediately preceding

Business Day), commencing with the first full fiscal quarter to end following the Closing Date, and on the Maturity Date for the Facility. For the avoidance of doubt, the commitment fee payable hereunder shall accrue and be payable in Dollars.
(b)
Other Fees. The Borrower shall pay to the Lenders, the Arranger, the Administrative Agent and the Collateral Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
2.10
Computation of Interest and Fees. All computations of interest for Base Rate Loans (except for Base Rate computations in respect of clauses (a) and (c) of the definition thereof) shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section ~~2.12(a)~~2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.
2.11
Evidence of Indebtedness.
(a)
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) or Proposed Treasury Regulation Section 1.163-5(b) (or, in each case, any amended or successor sections), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)
In addition to the accounts and records referred to in Section ~~2.11(a)~~2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)
Entries made in good faith by the Administrative Agent in the Register pursuant to Sections ~~2.11(a)~~2.11(a) and ~~(b)~~(b), and by each Lender in its accounts or records pursuant to Sections ~~2.11(a)~~2.11(a) and ~~(b)~~(b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.
2.12
Payments Generally; Administrative Agent’s Clawback.
(a)
General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility (or other applicable share as provided herein) of such payment in Dollars as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of ~~Eurodollar Rate~~Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(b)
(i)
Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurodollar Rate~~Term Benchmark Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section ~~2.02(d)~~2.02(d) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.
(ii)
Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to the Borrower with respect to any amount owing under this Section ~~2.12(b)~~2.12(b) shall be conclusive, absent manifest error.

(c)
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ~~Article II~~Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ~~Article IV~~Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(d)
Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section ~~9.07~~9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section ~~9.07~~9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section ~~9.07~~9.07.
(e)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)
Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
(g)
Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such

Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
2.13
Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders of the same class such participations in the Loans of the same class made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section ~~10.06~~10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section ~~10.09~~10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section ~~2.13~~2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section ~~2.13~~2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section ~~2.04~~2.04, (B) the assignments and participations described in Section ~~10.07~~10.07, (C) (i) the prepayment of Loans in accordance with Section ~~2.16(e)~~2.16(e) in connection with a Commitment Increase or (ii) the incurrence of any Specified Refinancing Debt in accordance with Section ~~2.19~~2.19, (D) any Extension described in Section ~~10.01~~10.01 or (E) any applicable circumstances contemplated by Sections ~~2.05(b), 2.16, 2.18 or 3.07~~2.05(b), 2.16, 2.18 or 3.07.
2.14
[Reserved].
2.15
Extension Offers.
(a)
Notwithstanding anything to the contrary in this Agreement, the Borrower may at any time and from time to time request (each such request, an “Extension Offer”) that all or a portion of the Commitments of one or more Tranches existing at the time of such request (each, an “Existing Tranche”, and the Commitments of such Existing Tranche, the “Existing Commitments”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended or modified, an “Extended Tranche”, and the Commitments of such Extended Tranches, the “Extended Commitments”), and any Extended Commitments shall constitute a separate Tranche of Commitments from the Tranche of Commitments from which they were converted, so long as the following terms are satisfied:
(i)
any such request shall be made by the Borrower to certain Lenders specified by the Borrower with Commitments with a like maturity date (whether under one or more Tranches);
(ii)
except as to final maturity date and participation in prepayments (which shall, subject to the immediately succeeding clauses ~~(iii)~~(iii) and ~~(v)~~(v), be determined by the Borrower and set forth in the relevant Extension Offer), the Extended Commitments shall have substantially the same terms as the applicable Existing Tranche subject to such Extension Offer,
(iii)
the final maturity date of any Extended Commitments shall be no earlier than the then Latest Maturity Date of the applicable Existing Tranche from which the Extended Commitments are being converted,
(iv)
[reserved,]
(v)
any Extended Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) with the applicable Existing Tranche in any voluntary prepayments hereunder, in each case as specified in the respective Extension Offer,
(vi)
if the aggregate principal amount of Commitments (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of such Tranche of Existing Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then such Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer,
(vii)
all documentation in respect of such Extension shall be consistent with the foregoing, and
(viii)
any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower in its sole discretion.

For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b)
With respect to all extensions of Commitments consummated by the Borrower pursuant to this Section ~~2.15~~2.15 (each, an “Extension”), (i) such Extensions shall not constitute voluntary or mandatory prepayments for purposes of Section ~~2.05~~2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Commitments of any or all applicable Tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section ~~2.15~~2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section ~~2.15~~2.15.

(c)
The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches or sub-Tranches in respect of Extended Commitments and such amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranches or sub-Tranches, in each case on terms consistent with this Section ~~2.15~~2.15. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).
(d)
In connection with any Extension, the Borrower shall provide the Administrative Agent and the Collateral Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent and the Collateral Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Collateral Agent, in each case acting reasonably to accomplish the purposes of this Section ~~2.15~~2.15. The Borrower may amend, revoke or replace an Extension Offer at any time prior to the date on which Lenders under the applicable Existing Tranche are requested to respond to the Extension Offer.
(e)
If, in connection with any proposed Extension, any requested Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Offer (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section ~~10.07~~10.07 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Commitments on the terms set forth in such Extension amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Commitments so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section ~~2.15~~2.15, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Commitments so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.
(f)
Following the effectiveness of any Extension, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Commitments deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Administrative Agent at least ten (10) Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Lender that participated in such Extension as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Commitments held by such Lender so elected to be extended will be deemed to be Extended Commitments of the applicable Extended Tranche, and any

Existing Commitments held by such Lender not elected to be extended, if any, shall continue to be existing Commitments of the applicable Tranche.
2.16
Incremental Facilities.
(a)
The Borrower may, from time to time after the Closing Date, arrange an incremental Facility (such Person (who may be the Administrative Agent or any other Person appointed by the Borrower), the “Incremental Arranger”) specifying the proposed amount thereof, request an increase in the Commitments under any Tranche (which shall be on the same terms as, and become part of, the Tranche proposed to be increased) (each, a “Commitment Increase”) in an aggregate amount not to exceed $75,000,000; provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $5,000,000, and (y) the entire amount of any increase that may be requested under this Section ~~2.16~~2.16.
(b)
For the avoidance of doubt, the Borrower will not be obligated to approach any Lender to participate in any Commitment Increases. Any Lender approached to participate in any Commitment Increases may elect or decline, in its sole discretion, to participate in such increase. The Borrower may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and with the consent of the Administrative Agent and each L/C Issuer (to the extent the consent of any of the foregoing would be required to assign Loans to such Eligible Assignee, which consent shall not be unreasonably withheld, delayed or conditioned) to become Lenders pursuant to a joinder agreement to this Agreement. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section ~~2.16~~2.16 and such execution shall not be required for any such joinder agreement to be effective; provided that, with respect to any Commitment Increase, the Borrower must provide to the Administrative Agent the documentation providing for such Commitment Increase.
(c)
If a Tranche is increased in accordance with this Section ~~2.16~~2.16, the Incremental Arranger and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase and the Increase Effective Date. In connection with any increase in a Tranche pursuant to this Section ~~2.16~~2.16, this Agreement and the other Loan Documents may be amended in writing (which may be executed and delivered by the Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) in order to effectuate the increases to the Tranche and to reflect any changes necessary or appropriate to give effect to such increase in accordance with its terms as set forth herein pursuant to the documentation relating to such Commitment Increase.
(d)
With respect to any Commitment Increase pursuant to this Section ~~2.16~~2.16, (i) no Event of Default would exist immediately after giving effect to such increase (except in connection with any acquisition or similar Investment, where no Event of Default under Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) shall be the standard), in each case, other than when an election with respect to a Limited Condition Transaction has been made, in which case Section ~~1.02(e)~~1.02(e) shall govern; (ii) the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (or in all respects, if qualified by materiality); provided, that representations and warranties that are expressly stated to be as of an earlier date shall be accurate in all material respects as of such earlier date (or in all respects, if qualified by materiality); provided, further, that, to the extent that the proceeds of such Commitment Increase are being used to finance an acquisition permitted hereunder or other similar investment, only customary “specified representations” shall be required to be true and correct in all material respects as of the date of such incurrence (or as of any earlier date referred to therein), (iii) [reserved]; (iv) [reserved]; and (v) to the extent reasonably requested by the Incremental Arranger and expressly set forth in the documentation relating to such Commitment Increase, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates, and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section ~~4.01~~4.01 or delivered from time to time pursuant to Section ~~6.12~~6.12 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion) with respect to the Borrower and each material Subsidiary Guarantor, in each case, organized in a jurisdiction for which such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction. Subject to the foregoing, the conditions precedent to each such increase shall be solely those agreed to by the Lenders providing such increase and the Borrower. The terms of any Commitment Increase shall be identical to the Facility.
(e)
On the Increase Effective Date with respect to an increase to an existing Tranche, (x) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Commitments (each, a “Commitment Increase Lender”), and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding L/C Obligations such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations will equal the Pro Rata Share of the aggregate Commitments of all Lenders represented by such Lender’s Commitment and (y) if, on the date of such increase, there are any Loans outstanding, such Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Loans made hereunder (reflecting such increase in Commitments), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any costs incurred by any Lender in accordance with Section ~~3.05~~3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(f)
[Reserved].
(g)
If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section ~~2.16~~2.16 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.
(h)
[Reserved].
(i)
To the extent any Guarantee or security granted prior to the date of incurrence under this Section ~~2.16~~2.16 to support the Obligations in any jurisdiction requires application, registration or similar steps to be taken in such jurisdiction for any Commitment Increase which the Borrower and the lenders under such facility desire to benefit on a pari passu basis from such Guarantees and/or such security are not obtained prior to such incurrence, such inability to complete such application, registration, filing or equivalent perfection requirements shall not be deemed to adversely impact the pari passu nature of such applicable facility hereunder and the relevant provisions of this Agreement (including, without limitation, Section 8.04) shall be interpreted as if such applicable facility benefits from such Guarantee or security.
2.17
[Reserved].
2.18
Defaulting Lenders.
(a)
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)
That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section ~~10.01~~10.01.
(ii)
Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ~~Article VIII~~Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section ~~10.09~~10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non‑interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any non‑appealable judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrower as a result of any non‑appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section ~~4.01~~4.01 or ~~4.02~~4.02, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender or to post Cash Collateral that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section ~~2.18(a)(ii)~~2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section ~~2.09(a)~~2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section ~~2.03(h)~~2.03(h).
(iv)
During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section ~~2.03~~2.03, the Pro Rata Share of each non-Defaulting Lender under a Tranche shall be determined without giving effect to the Commitment under such Tranche of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender under a Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Tranche of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Tranche of that Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)
If the Borrower, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
2.19
Specified Refinancing Debt.
(a)
The Borrower may, from time to time after the Closing Date, add one or more new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new revolving loan facilities, the “Specified Refinancing Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrower, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrower, to refinance (including by extending the maturity) (i) [reserved], (ii) all or any portion of any Tranches then in effect under this Agreement or (iii) all or any portion of any Commitment Increase incurred under Section ~~2.16~~2.16, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have any Subsidiary as an obligor other than the Loan Parties or entities who shall have become Loan Parties (it being understood that the roles of such obligors as Borrower or Guarantors with respect to such obligations may be interchanged); (iii) will be (x) unsecured or (y) secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Specified Refinancing Agent and, if the Specified Refinancing Agent is not the Administrative Agent, the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Tranche being refinanced and (y) [reserved]; (vi) [reserved]; (vii) each Borrowing (including any deemed Borrowings made pursuant to Section ~~2.03~~2.03) and participations in Letters of Credit pursuant to Section ~~2.03~~2.03 shall be allocated pro rata among the Tranches; (viii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums, prepayment premiums and redemption provisions) and optional prepayment and redemption terms) that are customary for similar credit facilities in light of then-prevailing market conditions at the time of incurrence or issuance (as determined by the Borrower in good faith), provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Specified Refinancing Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Specified Refinancing Agent)

prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause ~~(a)~~(a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower of its objection during such three Business Day period (including a reasonable description of the basis upon which it objects); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Loans, a corresponding amount of Commitments shall be permanently reduced), in each case pursuant to Sections ~~2.05~~2.05 and ~~2.06~~2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Borrower and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent. For the avoidance of doubt, any allocations of Specified Refinancing Debt shall be made at the Borrower’s sole discretion, and the Borrower will not be obligated to allocate any Specified Refinancing Debt to any Lender.
(b)
The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrower and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section ~~4.01~~4.01 or delivered from time to time pursuant to Sections ~~6.12, 6.14~~ 6.12, 6.14 and/or Section ~~6.17~~6.17 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Borrower in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section ~~2.19~~2.19.
(c)
Each class of Specified Refinancing Debt incurred under this Section ~~2.19~~2.19 shall be in an aggregate principal amount that is not less than (x) $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower in respect of a Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Commitments.
(d)
The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent)

necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower, to effect the provisions of or consistent with this Section ~~2.19~~2.19. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Tranche shall be reallocated from Lenders holding Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section ~~2.19~~2.19 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.
(e)
To the extent any Guarantee or security granted prior to the date of incurrence under this Section ~~2.19~~2.19 to support the Obligations in any jurisdiction requires application, registration or similar steps to be taken in such jurisdiction for any Specified Refinancing Debt which the Borrower and the lenders under such facility desire to benefit on a pari passu basis from such Guarantees and/or such security are not obtained prior to such incurrence, such inability to complete such application, registration, filing or equivalent perfection requirements shall not be deemed to adversely impact the pari passu nature of such applicable facility hereunder and the relevant provisions of this Agreement (including, without limitation, Section ~~8.04~~8.04) shall be interpreted as if such Specified Refinancing Debt benefits from such Guarantee or security.
Article III.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
3.01
Taxes.
(a)
All sums payable by any Loan Party hereunder or under any other Loan Document to any Lender or Agent shall (except to the extent required by Law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes.
(b)
If any Withholding Agent is required by Law (as determined in the good faith discretion of an applicable Withholding Agent) to make any deduction or withholding on account of any Tax from any sum attributable to an amount paid or payable by any Loan Party to any Lender or Agent under any of the Loan Documents: (i) the applicable Withholding Agent may make such deduction or withholding and in that event shall pay to the relevant Governmental Authority any such Tax in accordance with applicable Law; and (ii) if the relevant Tax is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding (including any deductions or withholdings attributable to any payments required to be made under this Section ~~3.01~~3.01), the relevant Lender (or, in the case of a payment received by an Agent for its own account, such Agent), receives a net sum equal to what it would have received had no such deduction or withholding been required or made. If a Loan Party is the Withholding

Agent, with respect to such Tax, as soon as practicable after any payment of such amount by a Loan Party to a Governmental Authority pursuant to this Section, the Loan Party making such payments shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)
Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section ~~3.01(c)~~3.01(c)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent of its legal ineligibility to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(i), (ii) and (iii) below of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost of expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the foregoing:

(i)
Each US Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)
Each Non-US Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)
two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable, claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,
(B)
two properly completed and duly signed copies of IRS Form W-8ECI (or any successor form),
(C)
in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of the applicable Exhibit J showing such Non-US Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable,
(D)
to the extent a Non-US Lender is not the beneficial owner (for example, where the Non-US Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor form) of the Non-US Lender, accompanied by IRS Form W-8ECI, W-8BEN, or W-8BEN-E, United States Tax Compliance Certificate, IRS Form W-9, IRS Form W-8IMY or any other required information (or, in each case, any successor form) from each beneficial owner that would be required under this Section ~~3.01(c)~~3.01(c) if such beneficial owner were a Lender, as applicable (provided that, if the Non-US Lender is a partnership (and not a participating Lender) and one or more of the Non-US Lender’s direct or indirect owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-US Lender on behalf of such direct or indirect owners), or
(E)
two properly completed and duly signed copies of any other form together with any supplementary documentation upon the reasonable request of the Borrower or the Administrative Agent or as prescribed by applicable U.S. federal income tax Laws (including, for the avoidance of doubt, Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.
(iii)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section ~~3.01(c)(iii)~~3.01(c)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iv)
Notwithstanding any other provision of this Section ~~3.01(c)~~3.01(c), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(v)
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section ~~3.01(c)~~3.01(c).
(d)
On or before the Closing Date (and on or before the date any successor or replacement Administrative Agent becomes the Administrative Agent hereunder), to the extent copies thereof have not previously been so delivered, the Administrative Agent shall deliver to the Borrower two properly completed and duly executed copies of either (i) IRS Form W-9 (or any successor form) certifying that it is exempt from U.S. federal backup withholding tax or (ii) IRS Form W-8ECI (or any successor form) with respect to payments to be received under the Loan Documents for its own account and IRS Form W-8IMY

(or any successor form) assuming primary responsibility for withholding under Chapters 3 and 4 of the Code with respect to payments to be received under the Loan Documents for the account of Lenders. The Administrative Agent agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section ~~3.01(d)~~3.01(d), the Administrative Agent shall not be required to deliver any documentation that the Administrative Agent is not legally eligible to deliver as a result of a change in Law after the date hereof.
(e)
Without duplication of any payments by a Loan Party required by Section ~~3.01(b)~~3.01(b), the Borrower shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(f)
The Borrower shall indemnify a Lender or the Administrative Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes, and, without duplication, any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section ~~3.01~~3.01) and any reasonable expenses arising with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee on its own behalf or by the Administrative Agent on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.
(g)
If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund of any Non-Excluded Taxes or Other Taxes in respect of which it has been indemnified under this Section ~~3.01~~3.01 (including by the payment of additional payments), then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund (but not in excess of the indemnity payments received by such Tax Indemnitee in respect of such Taxes), net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over to the Loan Party pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee if the Tax Indemnitee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Tax Indemnitee be required to pay amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the Tax Indemnitee in a less favorable net after-Tax position that than the Tax Indemnitee would have been if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
3.02
Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans in a particular currency whose interest is determined by reference to the ~~Eurodollar Rate~~Term Benchmark, or to determine or charge interest rates based upon the ~~Eurodollar Rate~~Term Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar Rate~~Term Benchmark Loans in the affected currency or currencies or to convert Base Rate Loans to ~~Eurodollar Rate~~Term Benchmark Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Term Benchmark component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Term Benchmark component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~Term Benchmark Loans in the affected currency of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Term Benchmark component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term Benchmark Loans to such day, or promptly upon written demand from such Lender, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~Eurodollar Rate~~Term Benchmark, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Term Benchmark component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~Eurodollar Rate.~~Term Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.03
Market Disruption; Inability to Determine Rates; Alternative Rate of Interest. (a) Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section ~~3.03~~3.03:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error)~~,~~ (A) prior to the commencement of any Interest Period for a ~~Eurodollar Rate~~Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Eurodollar Rate~~Adjusted Term SOFR (including because the ~~applicable Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or
(ii)
the Administrative Agent is advised by the Required Lenders that~~,~~ (A) prior to the commencement of any Interest Period for a ~~Eurodollar Rate~~Term Benchmark Borrowing, the ~~Eurodollar Rate~~Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (~~A~~1) any request to convert any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar Rate~~Term Benchmark Borrowing shall ~~be ineffective, (B) if any Committed Loan Notice requests a Eurodollar Rate Borrowing in Dollars, such Borrowing shall be made as~~instead be deemed to be a request for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or 3.03(a)(ii) above or (y) a Base Rate Borrowing ~~and (C) if any Committed Loan Notice requests a Eurodollar Rate Borrowing for the~~

~~relevant rate above, then such request shall be ineffective~~if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or 3.03(a)(ii) above and (2) any request for an RFR Borrowing shall instead be deemed to be a request, as applicable, for a Base Rate Borrowing; provided~~,~~  that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.

Furthermore, if any ~~Eurodollar Rate~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this ~~Section 3.03(a)~~Section 3.03(a) with respect to ~~the applicable Eurodollar Rate~~a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, then~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~a Base Rate Loan on such day.~~(x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.

(b)
Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this ~~Section 3.03~~Section 3.03), if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~.~~

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related~~ and (y) if a Benchmark Replacement ~~Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark~~is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes hereunder ~~or~~and under any Loan Document in respect of ~~such~~any Benchmark setting ~~and subsequent Benchmark settings,~~at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~; provided that, this clause (c) shall not be effective unless~~ so long as the Administrative Agent has ~~delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)
~~(d) In connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
~~(e)~~ The Administrative Agent will promptly notify the Borrower and the Lenders of ~~(i)~~(i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii)~~(ii) the implementation of any Benchmark Replacement, ~~(iii)~~(iii) the effectiveness of any Benchmark Replacement Conforming Changes, ~~(iv)~~(iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and ~~(v)~~(v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this ~~Section 3.03,~~Section 3.03 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this ~~Section 3.03~~Section 3.03.
(e)
~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBOR~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a ~~Eurodollar Rate~~Term Benchmark Borrowing ~~or~~of, conversion to or continuation of ~~Eurodollar Rate~~Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a ~~Eurodollar Rate~~Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to ~~Base Rate Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any ~~Eurodollar Rate~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to ~~the LIBO~~a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this ~~Section 3.03,~~Section 3.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~a Base Rate Loan on such day~~(x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a

Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.
3.04
Increased Cost and Reduced Return; Capital Adequacy.
(a)
If any Lender or L/C Issuer reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s or L/C Issuer’s compliance therewith, (i) there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the ~~Eurodollar Rate~~Term Benchmark or in the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section ~~3.04(a)~~3.04(a) reserve requirements reflected in the ~~Eurodollar Rate~~Term Benchmark), or (ii) Lenders shall be subject to any Taxes (other than Excluded Taxes, Non-Excluded Taxes and Other Taxes) on any Loans, Loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto payable by a Lender and the result thereof shall be to increase the cost relating to any Loan to such Lender, then from time to time within thirty (30) days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section ~~3.06~~3.06), the Borrower shall pay to such Lender or L/C Issuer such additional amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction; provided, that for the avoidance of doubt, nothing in this Section 3.04(a) shall require any Lender or L/C Issuer to provide any information that it deems to be confidential, price-sensitive or legally-restricted..
(b)
If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time within thirty (30) days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section ~~3.06~~3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided, that for the avoidance of doubt, nothing in this Section 3.04(b) shall require any Lender to provide any information that it deems to be confidential, price-sensitive or legally-restricted.
(c)
The Borrower shall not be required to compensate a Lender pursuant to Section ~~3.04(a)~~3.04(a) or ~~(b)~~(b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)
If any Lender requests compensation under this Section ~~3.04~~3.04, then such Lender will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts would not, in the judgment of such Lender, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office. The provisions of this clause ~~(d)~~(d) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section ~~3.04(a), (b) or (c)~~3.04(a), (b) or (c).

(e)
For purposes of this Section ~~3.04~~3.04, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the Closing Date, regardless of the date enacted, adopted or issued.
3.05
Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)
with respect to Loans that are not RFR Loans, (i) any continuation, conversion, payment or prepayment of any ~~Eurodollar Rate~~Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

~~(b)~~  (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Eurodollar Rate~~Term Benchmark Loan on the date or in the amount notified by the Borrower; or

~~(c)~~  (iii) any mandatory assignment of such Lender’s ~~Eurodollar Rate~~Term Benchmark Loans pursuant to Section ~~3.07~~3.07 on a day other than the last day of the Interest Period for such Loans; or

(b)
with respect to RFR Loans, (i) any payment or prepayment of any RFR Loan on a day other than on the Interest Payment Date applicable to such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise); (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any RFR Loan on the date or in the amount notified by the Borrower; or (iii) any mandatory assignment of such Lender’s RFR Loans pursuant to Section 3.07 on a day other than on the Interest Payment Date applicable to such Loan;

including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss for which no reasonable means of calculation exist, as set forth in Section ~~3.03~~3.03.

3.06
Matters Applicable to All Requests for Compensation.
(a)
A certificate of any Agent or any Lender claiming compensation under this ~~Article III~~Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)
With respect to any Lender’s claim for compensation under Section ~~3.02, 3.03, 3.04 or 3.05~~3.02, 3.03, 3.04 or 3.05, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section ~~3.04~~3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such

Lender to make or continue from one Interest Period to another ~~Eurodollar Rate~~Term Benchmark Loan, to make RFR Loans~~,~~  or to convert Base Rate Loans into ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section ~~3.06(c)~~3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)
If the obligation of any Lender to make or continue from one Interest Period to another any ~~Eurodollar Rate~~Term Benchmark Loan, to make RFR Loans or to convert Base Rate Loans into ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, shall be suspended pursuant to Section ~~3.06(b)~~3.06(b) hereof, such Lender’s ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurodollar Rate Loans~~Term Benchmark Loan or on the Interest Payment Date applicable to such RFR Loan, as applicable (or, in the case of an immediate conversion required by Section ~~3.02~~3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section ~~3.02, 3.03 or 3.04~~ 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)
to the extent that such Lender’s ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, shall be applied instead to its Base Rate Loans; and
(ii)
all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, shall remain as Base Rate Loans.
(d)
If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section ~~3.02, 3.03 or 3.04~~ 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s ~~Eurodollar Rate Loans~~Term Benchmark Loans or RFR Loans, as applicable, pursuant to this Section ~~3.06~~3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, (i) in the case of Term Benchmark Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurodollar Rate Loans~~Term Benchmark Loans, and (ii) in the case of RFR Loans, on such date, in each case, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans, as applicable, and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods or Interest Payment Date, as applicable) in accordance with their respective Commitments.
(e)
A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.
(f)
Notwithstanding anything in this ~~Article III~~Article III to the contrary, Sections ~~3.02, 3.03~~ 3.02, 3.03 and ~~3.04~~3.04 are subject in each case to the Benchmark Replacement provisions set forth in Section 3.03.
3.07
Replacement of Lenders Under Certain Circumstances.

(a)
If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section ~~3.01~~3.01 or ~~3.04~~3.04 as a result of any condition described in such Sections or any Lender ceases to make ~~Eurodollar Rate~~Term Benchmark Loans or RFR Loans as a result of any condition described in Section ~~3.02~~3.02 or ~~3.03~~3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section ~~3.07~~3.07), then the Borrower may, on three (3) Business Days’ prior written notice to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to the Lenders for consent), either (A) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section ~~10.07(b)~~10.07(b) (with the assignment fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person), or (B) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms reasonably satisfactory to such L/C Issuer any Letters of Credit issued by it (provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of the Borrower having become obligated to pay amounts described in Section ~~3.01~~3.01 or ~~3.04~~3.04, such replacement would eliminate or reduce payments pursuant to Section ~~3.01~~3.01 or ~~3.04~~3.04, as applicable, in the future).
(b)
Any Lender being replaced pursuant to Section ~~3.07(a)~~3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (for return to the Borrower). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender. In connection with the replacement of any Lender pursuant to Section ~~3.07(a)~~3.07(a) above, the Borrower shall pay to such Lender such amounts as may be required pursuant to Section ~~3.05~~3.05.
(c)
Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section ~~2.04~~2.04) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section ~~9.09~~9.09.
(d)
In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment or modification thereto, (ii) the consent, waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section ~~10.01~~10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver, amendment or modification, then any Lender who does not agree to such consent, waiver, amendment or modification shall be deemed a “Non-Consenting Lender”; provided that the term “Non‑Consenting Lender” shall also include any Lender that (x) rejects (or is deemed to reject) an Extension under Section ~~2.15~~2.15, which Extension has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such Extension and (y) does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section ~~2.19~~2.19.
3.08
Survival. All of the Loan Parties’ obligations under this ~~Article III~~Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.
Article IV.

CONDITIONS PRECEDENT
4.01
Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver by the Arranger or the Administrative Agent of each of the following conditions precedent:
(a)
The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to the Borrower and its Restricted Subsidiaries, immediately after giving effect to the Transactions):
(i)
executed counterparts of (A) this Agreement from the Borrower, (B) the Guaranty from the Guarantors existing on the Closing Date and (C) the Intercompany Subordination Agreement from the Borrower and each Guarantor;
(ii)
the Security Agreement, duly executed by the Loan Parties, together with (subject in all respects to the last paragraph of this Section ~~4.01(a)~~4.01(a)):
(A)
certificates, if any, representing the Pledged Equity Interests accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Collateral Agent;

(B)
copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of each such Loan Party created under the Security Agreement, covering the Collateral described in the Security Agreement; and
(C)
subject to Section ~~6,17~~6.17, all other documents and instruments (other than any Mortgages) required to create and perfect the Collateral Agent’s security interest in the Collateral to the extent required by the Collateral Documents shall have been executed by the Borrower and the other Loan Parties, as applicable, and delivered and, if applicable, shall be in proper form for filing; and
(iii)
an Intellectual Property Security Agreement, duly executed by each Loan Party that owns intellectual property that is required to be pledged in accordance with the Security Agreement;
(iv)
~~[~~a Note executed by the Borrower in favor of each Lender requesting a Note at least three (3) Business Days in advance of the Closing Date;~~]~~
(v)
a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Borrower (immediately after giving effect to the Transactions) substantially in the form attached hereto as Exhibit F;
(vi)
the Organization Documents and, if applicable, good standing certificates evidencing (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Agreement and the other Loan Documents and (B) that the Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;
(vii)
a customary opinion of (i) Latham & Watkins LLP, special New York counsel to the Borrower and the Subsidiary Guarantors, (ii) Hahn Loeser, special Ohio counsel to the Borrower and the Subsidiary Guarantors, and (iii) Reinhart Boerner Van Deuren, special Wisconsin counsel to the Borrower and the Subsidiary Guarantors, in each case, addressed to each Secured Party; and
(viii)
a certificate signed by a Responsible Officer of the Borrower certifying (i) as of the Closing Date to the matters set forth in ~~Sections 4.01(f) and (j)~~Sections 4.01(c) and (f) and (ii) as to no Default or Event of Default then existing.
(b)
The Refinancing shall have been consummated substantially concurrently with the initial Borrowing under this Agreement.
(c)
The representations and warranties contained in the Loan Documents shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(d)
All fees required to be paid on the Closing Date pursuant to this Agreement and any Fee Letter and reasonable, documented out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement and any Fee Letter, to the extent invoiced at least three (3) Business Days prior to the

Closing Date (or such later date as the Borrower may reasonably agree) shall have been, or shall concurrently with the initial Borrowing under this Agreement be, paid (which amounts may be offset against the proceeds of the Facilities).
(e)
The Administrative Agent shall have received at least three (3) days prior to the Closing Date all documentation and other information about the Borrower and each Subsidiary Guarantor as has been reasonably requested in writing at least ten (10) days prior to the Closing Date by such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and, solely to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.
(f)
~~(j)~~ A Qualified IPO of the Borrower’s common equity interests shall have been consummated (the “Closing Date IPO”) and the Borrower shall have received proceeds therefrom, which together with any cash on hand, shall be sufficient to consummate the Refinancing.

Without limiting the generality of the provisions of Section ~~9.03~~9.03, for purposes of determining compliance with the conditions specified in this Section ~~4.01~~4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

4.02
Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or (x) a continuation of ~~Eurodollar Rate~~Term Benchmark Loans) is subject to the following conditions precedent:
(a)
Subject in the case of any Borrowing in connection with a Commitment Increase to the provisions in Sections ~~1.02(e)~~1.02(e) and ~~2.16~~2.16, the representations and warranties of the Borrower and each other Loan Party contained in ~~Article V~~Article V or any other Loan Document shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section ~~4.02~~4.02, the representations and warranties contained in Sections ~~5.05(a)~~5.05(a) and ~~(b)~~(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections ~~6.01(a)~~6.01(a) and ~~(b)~~(b), respectively, prior to such proposed Credit Extension.
(b)
Subject in the case of any Borrowing in connection with a Commitment Increase to the provisions in Sections ~~1.02(e)~~1.02(e) and ~~2.16~~2.16, no Default or Event of Default shall exist, or would immediately result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)
The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term Benchmark Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections ~~4.02(a)~~4.02(a) and ~~(b)~~(b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

Article V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders (immediately after giving effect to the Transactions) on the Closing Date and on each other date thereafter on which a Credit Extension is made that:

5.01
Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, in each case, to which it is a party, (c) subject to the Legal Reservations, is duly qualified and (to the extent applicable in the relevant jurisdictions) is in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (b)(ii) (other than with respect to the Borrower), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any material Law; in each case, except to the extent that such violation or contravention would not reasonably be expected to have a Material Adverse Effect.
5.03
Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents as required or permitted by the terms thereof, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) the approvals, consents, exemptions, authorizations, actions, notices and filings set forth in, or contemplated by, the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
5.04
Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05
Financial Statements; No Material Adverse Effect.
(a)
The audited consolidated balance sheet and the related audited consolidated statements of operations, statements of comprehensive income (loss), statements of equity and statements of cashflows of the Borrower and its consolidated Subsidaries as of the end of, and for the fiscal year ended, December 31, 2020 fairly present in all material respects the consolidated financial conditions of the entities to which they relate as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)
The unaudited consolidated balance sheet and the related unaudited consolidated statement of income of the Borrower and its consolidated Subsidaries as of, and for the fiscal quarter ended, June 30, 2021, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the consolidated financial condition of the entities to which they relate as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06
Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.07
Use of Proceeds. The Borrower (a) will only use the proceeds of the Loans to (A) pay Transaction Costs and (B) finance the working capital needs of the Borrower Parties and other general corporate purposes of the Borrower Parties and (b) will use the Letters of Credit issued and the proceeds of all other Borrowings made after the Closing Date to finance the working capital needs of the Borrower Parties, for general corporate purposes of the Borrower Parties (including acquisitions and other Investments permitted hereunder) and for any other purpose permitted under the Loan Documents.
5.08
Ownership of Property; Liens.
(a)
Each Loan Party and each of its Restricted Subsidiaries has valid title in fee simple (or local law equivalent) to, or valid leasehold interests in, all real property (including Mortgaged Properties) necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section ~~7.01~~7.01, in each case, except as would not reasonably be expected to have a Material Adverse Effect
(b)
[Reserved].
(c)
Schedule 5.08 hereto is a complete and accurate list of the Material Real Property owned in fee by the Loan Parties as of the Closing Date.
5.09
Environmental Compliance.

(a)
There are no Environmental Claims against any Loan Party or any of their Restricted Subsidiaries and none of the Borrower or any Restricted Subsidiary knows of any basis for any Environmental Claim and their respective businesses, operations and properties are in compliance with applicable Environmental Laws; in each case, except as would not, or where such failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)
Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the SEMS or any analogous foreign, state or local list; (ii) there are no and, to the knowledge of the Borrower, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or Released on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; (iii) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to Environmental Law; and (iv) there have been no Releases of Hazardous Materials on, at, under or from any property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries.
(c)
The properties currently owned or operated by any Loan Party or any of its Restricted Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require response or other corrective action under, or (iii) could be reasonably expected to give rise to liability under, Environmental Laws, which violations, response or other corrective actions and liabilities, in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(d)
No Loan Party or any of their Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation, response or other corrective action that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(e)
All Hazardous Materials generated, used, treated, handled, or stored at, or transported or arranged for transport to or from, any property or facility currently or, to the knowledge of the Borrower, formerly owned or operated by any Loan Party or any of their Restricted Subsidiaries have been disposed of in a manner that would not reasonably be expected to result in a Material Adverse Effect.
5.10
Taxes. The Borrower and its Restricted Subsidiaries have filed all federal, state, local, non-U.S. and other tax returns and reports required to be filed, and have paid all federal, state, local, non-U.S. and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable (including in its capacity as a withholding agent), except those (a) which are being contested in good faith by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment, deficiency or other claim against the Borrower or any of its Restricted Subsidiaries except (i) those being actively contested by the Borrower or such Restricted Subsidiary, as applicable, in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii)

those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
5.11
ERISA Compliance.

(a)
Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal or state Laws and (ii) each Plan that is intended to be qualified under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS with respect thereto, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(b)
There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or, to the knowledge of any Loan Party, any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)
(i) No ERISA Event has occurred and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) no Pension Plan has any Unfunded Pension Liability as of the Pension Plan’s most recent valuation date; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) with respect to a Multiemployer Plan; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof, nor by PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except with respect to each of the foregoing clauses of this Section ~~5.11(c)~~5.11(c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(d)
With respect to each scheme or arrangement related to retirement or pension obligations mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each retirement or pension plan maintained or contributed to by any Loan Party that is not subject to United States law (a “Foreign Plan”):
(i)
any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except for any failure that would not reasonably be expected to have a Material Adverse Effect;
(ii)
the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign

Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles except for any underfunding that would not reasonably be expected to have a Material Adverse Effect; and
(iii)
each Foreign Plan required to be registered has been registered and has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to have a Material Adverse Effect.
5.12
Subsidiaries; Capital Stock. As of the Closing Date, each Loan Party has no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (solely to the extent such concepts are applicable in respect of such Capital Stock and in the relevant jurisdiction) and are owned free and clear of all Liens except Permitted Liens.
5.13
Margin Regulations; Investment Company Act.
(a)
No Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the initial Borrowing of Loans on the Closing Date will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
(b)
None of the Loan Parties is required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.
5.14
Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that such projections may vary from actual results and that such variances may be material. As of the Closing Date, in relation to the Commitments incurred by the Borrower on such date, the information included in the Beneficial Ownership Certification, if applicable, is, to the knowledge of the Borrower, true and correct in all respects.
5.15
Compliance with Laws, Data Privacy, No Default, Etc. Each of the Loan Parties and its Restricted Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties and all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other Governmental Authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Loan Parties or any of its Restricted Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data or information, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.
5.16
Intellectual Property; Licenses, Etc. Each Loan Party owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, know-how, trade secrets, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses, as currently conducted, and such IP Rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration in the United States Patent and Trademark Office or the United States Copyright Office of IP Rights owned by or, with respect to U.S. copyright registrations, exclusively licensed to, the Borrower and the Subsidiary Guarantors as of the Closing Date and constituting Collateral. The conduct of the business of any Loan Party as currently conducted or as contemplated to be conducted does not infringe upon, misappropriate or otherwise violate any rights held by any other Person except for such infringements, misappropriations and other violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.17
Solvency. On the Closing Date, immediately after giving effect to the Transactions, the Borrower and its Subsidiaries on a consolidated basis, are Solvent.
5.18
EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.19
Labor Matters. There are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.19, covering the employees of the Borrower or any of its Restricted Subsidiaries as of the Closing Date and, except as would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts or work stoppages.
5.20
Perfection, Etc. Subject to the Legal Reservations, each Collateral Document will, upon execution and delivery thereof, be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interest in, the Collateral described therein to the extent intended to be created thereby except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and (i) when financing statements and other filings in appropriate form are filed in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and other applicable perfection requirements are completed, and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Collateral Documents), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral to the extent the grant and perfection of a security interest therein is required in accordance with the terms of the Collateral Documents (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or possession or control by the secured party), in each case subject to (i) no Liens other than Liens permitted under the Loan Documents and (ii) the terms of the Intercreditor Agreements.
5.21
PATRIOT Act. To the extent applicable, each of the Borrower and its Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.
5.22
Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents (in each case related to activities of the Borrower or its Subsidiaries), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, or engaged in any transactions or dealings with a Sanctioned Person or in a Sanctioned Country, unless permitted under applicable Sanctions. No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will directly or, to the knowledge of the Borrower, indirectly (i) fund, finance, or facilitate any activities, business or transaction of or with a Sanctioned Person, or in any Sanctioned Country, unless permitted under applicable Sanctions, or (ii) be used in any other manner that would result in a material violation of Anti-Corruption Laws or Sanctions applicable to any party hereto.
5.23
Anti-Money Laundering. None of the Borrower, any of its Subsidiaries or any holder of a direct or indirect interest in the Borrower or any of its Subsidiaries (i) is, to the best of its knowledge, under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the Bank Secrecy Act, 31 U.S.C. §§ 5311 et. seq. (all of the foregoing, collectively, the “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
Article VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (A) the Borrower shall, and shall (except in the case of the covenants set forth in Sections ~~6.01, 6.02~~ 6.01, 6.02 and ~~6.03~~6.03) cause each Restricted Subsidiary to and (B) with respect to Section ~~6.14~~6.14, the Borrower shall:

6.01
Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a)
within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in each case with all consolidating information regarding the Borrower and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, setting forth in each case, starting with the fiscal year ending December 31, 2022, in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or any qualification, exception or explanatory paragraph as to the scope of such audit (in each case other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, (i) an upcoming maturity date under the Facilities or other Indebtedness, (ii) any potential or actual inability to satisfy a financial maintenance covenant (including the Financial Covenant) on a future date or in a future period, (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (iv) any “emphasis of matter” paragraph), together with a customary management discussion and analysis in a form substantially consistent with that provided to the Sponsors; and
(b)
within forty-five (45) days (or with respect to the fiscal quarter ended September 30, 2021, sixty (60) days) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2021), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case, starting with the fiscal quarter ending September 30, 2021, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year then ended, in each case with all consolidating information regarding the Borrower and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management discussion and analysis in a form substantially consistent with that provided to the Sponsors~~;~~ .

Notwithstanding the foregoing:

(i)
the obligations in paragraphs ~~(a), (b)~~(a) and ~~(c)~~(b) of this Section ~~6.01~~6.01 may be satisfied by furnishing, at the option of the Borrower, the applicable financial statements or, as applicable, forecasts of (A) any successor of the Borrower, (B) any Wholly Owned Restricted Subsidiary of the Borrower that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of the Borrower and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (C) any Parent Holding Company; provided that to the extent such information relates to a Qualified Reporting Subsidiary or a Parent Holding Company, such information is accompanied by customary consolidating information that explains in reasonable detail the material differences, if any, between the information relating to such Qualified Reporting Subsidiary, the Borrower or any Parent Holding Company, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand;
(ii)
in the event that the Borrower (or Parent Holding Company or any Qualified Reporting Subsidiary with respect to which financial statements are allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent (A) an Annual Report on Form 10-K, 20-F or any other equivalent form for such fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in Section ~~6.01(a)~~6.01(a), such Form 10-K, 20-F or any other equivalent form shall satisfy all requirements of Section ~~6.01(a)~~6.01(a) to the extent that it contains the information required by such Section and does not contain any “going concern” or any qualification or any exception or explanatory paragraph as to the scope of such audit (other than any such qualification, exception or explanatory paragraph permitted to be contained therein under Section ~~6.01(a)~~6.01(a)) or (B) a Quarterly Report on Form 10-Q, 6-K or any other equivalent form for such fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in Section ~~6.01(b)~~6.01(b), such Form 10-Q, 6-K or any other equivalent form shall satisfy all requirements of Section ~~6.01(b)~~6.01(b) to the extent that it contains the information required by such Section;
(iii)
(A) any financial statements required to be delivered pursuant to Section ~~6.01(a) and 6.01(b)~~6.01(a) and 6.01(b) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transactions permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements, and (B) following the consummation of an acquisition in the applicable period, the obligations in Section ~~6.01(a) or 6.01(b)~~6.01(a) or 6.01(b) with respect to the target of such acquisition may be satisfied by, at the option of the Borrower, furnishing management accounts for the target of such acquisition for the applicable period;
(iv)
to the extent the SEC has granted the ability to extend any financial statement reporting deadline generally to all non-accelerated filers, including pursuant to Rule 12b-25 (but only to the extent that the Borrower, a Qualified Reporting Subsidiary or any Parent Holding Company has complied with the filing and other requirements of Rule 12b-25 that would have been required if the Borrower, such Qualified Reporting Subsidiary or such Parent Holding Company were a non-accelerated filer by posting any such required filings (or filings substantially similar to what Rule 12b-25 would require) to the Administrative Agent), (the “Extended SEC Reporting Deadline”) and such Extended SEC Reporting Deadline would be later than the deadline for delivery of the corresponding financial statements of the Borrower pursuant to paragraph ~~(a)~~(a) or ~~(b)~~(b) of this Section ~~6.01~~6.01 (the “Section 6.01 Reporting Deadline”), then the applicable Section 6.01 Reporting Deadline shall be automatically deemed to be extended to the date of the Extended SEC Reporting Deadline, without any further action by any party (this proviso, the “Reporting Extension Provision”);
(v)
[reserved];
(vi)
financial statements shall be prepared and reported in Dollars.

The information required by Section ~~6.01(a)~~6.01(a) or ~~(b)~~(b) may be included in materials furnished pursuant to Section ~~6.02~~6.02, but the foregoing shall not be in derogation of the Borrower’s obligation to furnish the information and materials described in Sections ~~6.01(a)~~6.01(a) and ~~(b)~~(b) above at the times specified therein.

6.02
Certificates; Other Information. Deliver to the Administrative Agent:
(a)
No later than five (5) Business Days after the delivery of the financial statements referred to in Sections ~~6.01(a)~~6.01(a) and ~~(b)~~(b) (or any substitutes therefor as permitted pursuant to Section ~~6.01~~6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and including a calculation of the Financial Covenant solely to the extent required to be tested as of the last day of the fiscal period covered by such financial statements, which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes;
(b)
promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)
promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries (other than any immaterial correspondence in the ordinary course of business or any regularly required quarterly or annual certificates) pursuant to the terms of any public debt securities and not otherwise required to be furnished to the Lenders pursuant to Section ~~6.01~~6.01 or any other clause of this Section ~~6.02~~6.02;
(d)
promptly, after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(e)
together with the delivery of each Compliance Certificate pursuant to Section ~~6.02(a)~~6.02(a), a report supplementing Schedule 5.08 and Schedule 5.12 hereto and Schedules II through IV of the Security Agreement to the extent necessary so that the related representations and warranties herein or in the Security Agreement, as applicable, would be true and correct if made as of the date of such Compliance Certificate (assuming for purposes of this Section ~~6.02(e)~~6.02(e) that reference in any such representation and warranty to the Closing Date or any date prior to the date of such Compliance Certificate shall be deemed to be a reference to the date of such Compliance Certificate); and
(f)
promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request, including without limitation, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;

provided that none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes trade secrets or proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by Law, fiduciary duty or any binding agreement or (z) that is subject to any privilege (including attorney client or similar privilege) or constitutes attorney work product.

Documents required to be delivered pursuant to Section ~~6.01(a), (b) or (c)~~6.01(a) or (b) or Section ~~6.02(b), (c) or (d)~~ 6.02(b), (c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on the Platform or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the

Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent. The Administrative Agent shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section ~~10.07~~10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a) (other than any such portion of a Compliance Certificate that the Borrower marks as containing material non-public information, which information shall be redacted in the version posted to Public Side Lenders) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”

6.03
Notices. Promptly, after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)
of the occurrence of any Default or Event of Default;
(b)
the institution of any Adverse Proceeding not previously disclosed to the Administrative Agent that would reasonably be expected to have a Material Adverse Effect;
(c)
of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and

(d) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Effect.

Each notice pursuant to this Section ~~6.03~~6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

6.04
Payment of Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises (including in their capacity as a withholding agent) before any penalty or fine accrues thereon; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP (or the appropriate accounting method for the Borrower) shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the collateral to satisfy such Tax or claim.
6.05
Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section ~~7.03~~7.03 or ~~7.04~~7.04, (b) take all reasonable action to maintain all material rights, privileges (including its good standing, if such concept is applicable), permits, licenses and franchises necessary or desirable in the normal conduct of its business, and (c) use commercially reasonable efforts to preserve or renew all of its material intellectual property, except, in the case of clause (b) or (c), as would not have a Material Adverse Effect.
6.06
Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, condition and repair, ordinary wear and tear excepted and casualty or condemnation excepted.
6.07
Maintenance of Insurance.
(a)
Maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries. Subject to Section ~~6.17~~6.17, the Borrower shall use commercially reasonable efforts to ensure that at all times the Collateral Agent shall be named (i) as an additional insured with respect to U.S. general liability policies (which, for the avoidance of doubt, shall not include any directors and officers policies, workers compensation, business interruption policies or cyber policies) maintained by the Borrower and each Subsidiary Guarantor and (ii) as loss payee and mortgagee with respect to the U.S. general property insurance maintained by the Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have exercised its rights pursuant to Section ~~8.02~~8.02 of this Agreement, (A) all proceeds from insurance policies shall be paid to the Borrower or the applicable Guarantor, (B) to the extent the Collateral Agent receives any proceeds from any insurance policy, the Collateral Agent shall promptly turn over to the Borrower any such amounts received by it as an additional insured, loss payee or mortgagee, and (C) the Collateral Agent agrees that the Borrower and/or its Subsidiaries shall have the sole right to adjust or settle any claims under such insurance. Notwithstanding anything to the contrary herein, with respect to Foreign Subsidiaries and Collateral located outside of the United States, the requirements of this Section 6.07 shall be deemed satisfied if the Borrower obtains insurance policies that are customary and appropriate for the applicable jurisdiction and for the avoidance of doubt there shall be no obligation to ensure that the Collateral Agent or the Secured Parties are named as an additional insured or named as loss payee, or to deliver any certificates or endorsements with respect to any such policies.

(b)
If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including a copy of the flood insurance policy and declaration page relating thereto.
6.08
Compliance with Laws. Comply in all material respects with all material Laws applicable to it or to its business or property (including ERISA and all Environmental Laws), except in such instances in which such Law is being contested in good faith by appropriate proceedings diligently conducted or except as would not have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.09
Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
6.10
Inspection Rights. Permit representatives of the Administrative Agent and, during the continuance of an Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which the Borrower or any Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower shall be given the opportunity to participate in any discussions with independent public accountants), subject to such accountants’ customary policies and procedures, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided, however, that (i) excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section ~~6.10~~6.10 (and during an Event of Default that is continuing, visits by Lenders pursuant to this Section ~~6.10~~6.10 shall be coordinated through the Administrative Agent), (ii) if no Event of Default exists, the Administrative Agent may visit no more than one time during any calendar year, and (iii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and without advance notice. Notwithstanding anything to the contrary in this Section ~~6.10~~6.10, none of the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, fiduciary duty or any binding agreement or (iii) that is subject to any privilege (including attorney client or similar privilege) or constitutes attorney work product.
6.11
Use of Proceeds. The Borrower will use the Letters of Credit and the proceeds of the Loans only as provided in Sections ~~5.07~~5.07 and ~~5.13(a)~~5.13(a). The Borrower will not request any Credit

Extension, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Borrower, its agents shall not use, the proceeds of any Credit Extension (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, unless permitted under applicable Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.12
Covenant to Guarantee Obligations and Give Security.
(a)
Upon the formation or acquisition of any new Subsidiary (other than an Excluded Subsidiary) by any Loan Party (provided that each of (x) any redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (y) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section ~~6.12~~6.12), including by means of a Division, the Borrower shall cause such new Restricted Subsidiary to, in each case at the Borrower’s expense and subject in all respects to the Perfection Exceptions and the terms and conditions of the Collateral Documents, within sixty (60) days after such formation or acquisition (or such longer period as the Administrative Agent may agree in its reasonable discretion):
(i)
duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents;
(ii)
duly execute and deliver to the Collateral Agent any Security Agreement Supplements, Intellectual Property Security Agreements and other Collateral Documents required pursuant to the terms of the Loan Documents, in each case as specified by and in form and substance reasonably satisfactory to the Collateral Agent (which, if substantially in the same form as, or otherwise consistent with, the Collateral Documents delivered on the Closing Date, shall be deemed to be satisfactory to the Collateral Agent), securing payment of all the Obligations under the Loan Documents and constituting Liens on all such properties;
(iii)
take whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements and the giving of notices and delivery of stock and membership interest certificates and instruments) with respect to personal property as may be reasonably requested by the Collateral Agent to vest in the Collateral Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Agreement and other Collateral Documents pursuant to this Section ~~6.12(a)~~6.12(a), in each case, to the extent required under the Loan Documents and subject to the Perfection Exceptions, enforceable against all third parties in accordance with their terms (it being understood that any requirements with respect to Material Real Property shall be governed by Section ~~6.12(c)~~6.12(c)); and
(iv)
deliver to the Administrative Agent Organization Documents, resolutions and, to the extent reasonably requested by the Administrative Agent, a signed copy of one or more customary opinions of counsel for the Loan Parties, addressed to the Administrative Agent and the other Secured Parties and in form and substance reasonably acceptable to the Administrative Agent.
(b)
Upon the acquisition of any personal property (other than Excluded Assets) by any Loan Party, which personal property is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the applicable Loan Party shall, in each case at the Borrower’s expense and subject in all respects to the Perfection Exceptions, take the actions required by the applicable Collateral Documents with respect to such Collateral within the timeframes stated in such Collateral Documents.
(c)
With respect to any Material Real Property (other than Excluded Assets), by the date that is one hundred twenty (120) days (or on such later date as the Collateral Agent may agree in its reasonable discretion) after (x) the Closing Date (with respect to Material Real Property owned on the Closing Date by a Loan Party that exists on the Closing Date), (y) the date a Restricted Subsidiary becomes a Loan Party (a Loan Party that becomes a Loan Party after the Closing Date and owns Material Real Property on such date) or (z) the date of acquisition of such Material Real Property (with respect to any Loan Party that acquires Material Real Property after the date it becomes a Loan Party), in each case as such time period may be extended in the Administrative Agent’s reasonable discretion, the Borrower shall (or shall cause each applicable Restricted Subsidiary to) deliver to the Collateral Agent:
(i)
counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in recording or filing offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof (provided that to the extent any Material Real Property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto); provided, however, and notwithstanding anything herein to the contrary, no such Mortgage shall be accepted by the Collateral Agent until each Lender has confirmed to the Administrative Agent in writing that it has completed its flood diligence with respect to the related Material Real Property;
(ii)
acknowledgement of life of loan flood hazard determinations ordered by the Collateral Agent for each Mortgaged Property and to the extent a Mortgaged Property is located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and (y) evidence of flood insurance as required by this Agreement;
(iii)
with respect to the Mortgage encumbering each such Mortgaged Property, a signed copy of one or more customary opinions, addressed solely to the Collateral Agent for the benefit of the Secured Parties, of counsel for the Loan Parties as to enforceability and perfection matters as the Administrative Agent may reasonably request, such opinions to be in form and substance reasonably acceptable to the Administrative Agent;
(iv)
with respect to the Mortgage encumbering each such Mortgaged Property, an ALTA mortgagee title insurance policy or policies or the equivalent or other form available in the applicable jurisdiction, paid for by the applicable Loan Party, in an amount of insurance reasonably acceptable to the Collateral Agent (but not to exceed the Fair Market Value of the Material Real Properties covered thereby and subject to any tie-in coverage available), issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with any such endorsements, coinsurance or reinsurance as the Collateral Agent may reasonably request;

(v)
an ALTA survey sufficient for the title insurance company issuing the title insurance policies on such Mortgaged Properties to remove all standard survey exceptions from said title insurance policies and issue the customary survey-related endorsements thereto (provided that new or updated ALTA surveys will not be required if an existing survey or existing ExpressMap (together with an “affidavit of no change” satisfactory to the title insurance company) or a new ExpressMap or other similar documentation is available and survey coverage is available, in each case, to remove all standard survey exceptions from said title insurance policies and issue the customary survey-related endorsements thereto for the applicable Mortgaged Property without the need for such new or updated surveys); and
(vi)
such other documents as the Collateral Agent may reasonably request that are available to the Borrower without material expense with respect to any such Mortgage or Mortgaged Property.
(d)
Notwithstanding the foregoing, for the avoidance of doubt (i) nothing in this Section ~~6.12~~6.12 or in Section ~~6.14~~6.14 shall be deemed to require any Loan Party to grant security interests in any Excluded Asset or take actions with respect to perfection of any security interest to the extent such actions are contrary to the Perfection Exceptions and (ii) any security interest or Lien, and any obligation of any Loan Party, shall be subject to the relevant requirements of the Intercreditor Agreements.
6.13
Compliance with Environmental Laws. Each Loan Party shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) except as would not reasonably be expected to have a Material Adverse Effect, comply, and take commercially reasonable steps to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws, (ii) cure any violation of applicable Environmental Laws by such Loan Party or its Restricted Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that no Borrower or any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14
Further Assurances. Promptly upon request by the Collateral Agent, or any Lender through the Collateral Agent, and subject to the Perfection Exceptions, the limitations described in Section ~~6.12~~6.12 and the terms of the applicable Collateral Documents (including deadlines and thresholds therein), (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent, or any Lender through the Collateral Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation.
6.15
Information Regarding Collateral and Loan Documents. Not effect any change in any Loan Party’s (i) legal name, (ii) identity or corporate form, (iii) organizational identification number, if any (solely to the extent such organizational identification number was required to be listed on a financing statement that has been filed pursuant to the Collateral Documents in order for such financing statement to be valid and a change in such organizational identification number would cause a such filed financing statement to become seriously misleading) or (iv) jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall give either the Administrative Agent or Collateral Agent notice within 30 days (or such longer time as the Administrative Agent and the Collateral Agent shall reasonably agree) after the occurrence thereof and include the changed Organization Documents, if any, with such notice and (B) it shall take all action reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent in the Collateral, if applicable (subject in all respects to the Perfection Exceptions and the terms of the applicable Collateral Documents).
6.16
Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (i) a public corporate family rating of the Borrower and a rating of the Facility, in each case from one of S&P, Moody’s or Fitch, and (ii) a public corporate credit rating of the Borrower and a rating of the Facility, in each case from one of S&P, Moody’s or Fitch (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s, S&P or Fitch, as applicable, in connection with their ratings process).
6.17
Post-Closing Undertakings. Within the time periods set forth on Schedule 6.17 hereto after the Closing Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), complete the undertakings as are set forth on Schedule 6.17 hereto.
6.18
No Change in Line of Business. Continue to engage in substantially similar lines of business as those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof, including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
6.19
Lender Conference Calls. After the date of delivery of the financial information required pursuant to Section ~~6.01(a)~~6.01(a) or ~~(b)~~(b), the Borrower will hold and participate in a quarterly conference call or teleconference at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as applicable, of the Borrower and its Restricted Subsidiaries; provided, that notwithstanding the foregoing, the requirement set forth in this Section 6.19 may be satisfied with an earnings call held for the benefit of the Borrower’s securities holders that is open to the Lenders.
Article VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted, obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements and Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) hereunder which is accrued and payable shall remain unpaid or unsatisfied:

7.01
Liens.
(a)
The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether owned on the Closing Date or thereafter acquired (each, a “Subject Lien”) (except Permitted Liens)

that secures obligations under any Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, unless:
(1)
in the case of any Subject Lien on any Collateral, such Subject Lien is a Permitted Lien; and
(2)
in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.
(b)
Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph ~~(2)~~(2) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.
7.02
Indebtedness.
(a)
The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and the Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Borrower and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case, with respect to (i) Indebtedness that is secured by the Collateral on a pari passu basis with the Loans, so long as the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period prior to such date of determination, on a Pro Forma Basis, does not exceed 4.50:1.00, (ii) Indebtedness that is secured by the Collateral on a junior basis to the Loans, so long as the Consolidated Senior Secured Net Leverage Ratio for the most recently ended Test Period prior to such date of determination, on a Pro Forma Basis, does not exceed 4.50:1.00, (iii) [reserved] and (iv) Indebtedness that is unsecured, Disqualified Stock or Preferred Stock, so long as the Consolidated Total Net Leverage Ratio for the most recently ended Test Period prior to such date of determination, on a Pro Forma Basis, does not exceed 4.50:1.00 (such Indebtedness Incurred and Disqualified Stock and Preferred Stock issued, “Ratio Debt”); provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by any Restricted Subsidiaries that are not Guarantors of the Loans (together with the aggregate amount of Ratio Acquisitions Debt Incurred or issued by any Restricted Subsidiaries that are not Guarantors of the Loans) shall not exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount at the time of Incurrence, at any one time outstanding, on a Pro Forma Basis (including pro forma application of the proceeds therefrom).
(b)
In addition, the foregoing limitations will not apply to (collectively, the “Permitted Debt”):
(1)
the Incurrence by the Borrower or its Restricted Subsidiaries of Indebtedness arising under the Loan Documents including any refinancing thereof, including in accordance with Section ~~2.19~~2.19 plus any Refinancing Expenses;
(2)
[reserved];
(3)
Indebtedness and Disqualified Stock of the Borrower and its Restricted Subsidiaries and Preferred Stock of its Restricted Subsidiaries (other than Indebtedness described in clause ~~(1)~~(1) or ~~(2)~~(2) above) that is existing on the Closing Date and, to the extent in an individual principal amount in excess of $5,000,000, listed on Schedule 7.02 and for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Closing Date (whether or not listed on Schedule 7.02) and any Permitted Refinancings of the foregoing plus any Refinancing Expenses;
(4)
Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant to this clause ~~(4)~~(4), not to exceed the greater of (x) $4,500,000 and (y) 15.0% of the EBITDA Grower Amount at the time of Incurrence, at any one time outstanding plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause ~~(4)~~(4) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause ~~(4)~~(4) shall cease to be deemed Incurred or outstanding pursuant to this clause ~~(4)~~(4) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));
(5)
Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;
(6)
the Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(7)
Indebtedness or Disqualified Stock of the Borrower owing to a Restricted Subsidiary; provided that (x) such Indebtedness or Disqualified Stock owing to a non‑Loan Party shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock not permitted by this clause ~~(7)~~(7);
(8)
shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause ~~(8)~~(8);
(9)
Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or the Borrower owing to the Borrower or another Restricted Subsidiary; provided that (x) if the Borrower or another Loan Party Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a non‑Loan Party, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Borrower’s Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause ~~(9)~~(9);
(10)
Swap Contracts and Cash Management Services Incurred (including, without limitation, in connection with any Qualified Receivables Financing), other than for speculative purposes;
(11)
obligations (including reimbursement obligations with respect to letters of credit and bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary;
(12)
Indebtedness or Disqualified Stock of the Borrower or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, that, when aggregated with the principal amount or Maximum Fixed Repurchase Price of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause ~~(12)~~(12), does not exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount at the time of Incurrence, at any one time outstanding plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause ~~(12)~~(12) or any portion thereof, any Refinancing Expenses;
(13)
any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of the Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by the Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement;

(14)
the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is less than or equal to, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause ~~(2)~~(2), clause ~~(3)~~(3), this clause ~~(14)~~(14), clause ~~(15)~~(15) or clause ~~(18)~~(18) of this Section ~~7.02(b)~~7.02(b) or subclause (y) of each of clauses ~~(4), (12), (20), (29) or (31)~~ (4), (12), (20), (29) or (31) of this Section ~~7.02(b)~~7.02(b) (provided that any amounts Incurred under this clause ~~(14)~~(14) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (y) of any of these clauses shall reduce the amount available under such subclause (y) of such clause so long as such Refinancing Indebtedness remains outstanding (but, in each case, not below $0)) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:
(A)
has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;
(B)
in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;
(C)
to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;
(D)
shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a non‑Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Guarantor, or (y) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and
(E)
to the extent the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired is secured, the Liens securing such Refinancing Indebtedness may have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;
(15)
(i) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Borrower or any Restricted Subsidiaries Incurred, issued or assumed in anticipation of, or in connection with, an acquisition of any assets (including Capital Stock), business or Person or any Investment and (y) of any Person that is acquired by the Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement and (ii) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets (including Capital Stock), business or Person or any Investment after the Closing Date; provided, however, that after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock (such Indebtedness Incurred and Disqualified Stock and Preferred Stock issued, “Ratio Acquisitions Debt”):

(w) for any such Indebtedness that is secured by the Collateral on a pari passu basis with the Loans, the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period prior to such date of determination, on a Pro Forma Basis, does not exceed the greater of (i) 4.50:1.00 or (ii) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness;

(x) for any such Indebtedness that is secured by the Collateral on a junior basis to the Loans, the Consolidated Senior Secured Net Leverage Ratio for the most recently ended Test Period prior to such date of determination, on a Pro Forma Basis, does not exceed the greater of (i) 4.50:1.00 or (ii) the Consolidated Senior Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness;

(y) [reserved];

(z) for any such Indebtedness that is unsecured, Disqualified Stock or Preferred Stock, the Consolidated Total Net Leverage Ratio for the most recently ended Test Period prior to such date of determination, on a Pro Forma Basis, does not exceed the greater of (A) 4.50:1.00 or (B) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness;

provided, further, that (1) the aggregate amount of Indebtedness Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to this clause ~~(15)~~(15) by non-Loan Parties (together with the aggregate amount of Ratio Debt Incurred or issued by non-Loan Parties) shall not exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount, at any one time outstanding on a Pro Forma Basis (including pro forma application of the proceeds therefrom) and (2) such Indebtedness, Disqualified Stock or Preferred Stock (A) has a Weighted Average Life to Maturity at the time such Indebtedness is Incurred that is not less than the longest then remaining Weighted Average Life to Maturity of the Facility; provided that any such Ratio Acquisitions Debt in the form of Extendable Bridge Loans/Interim Debt may have a Weighted Average Life to Maturity shorter than the then longest remaining Weighted Average Life to Maturity of the Facility and (C) has a Stated Maturity that is no earlier than the Maturity Date applicable to the Facility;

(16)
Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(17)
Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the available balance of such letter of credit or bank guarantee;
(18)
Contribution Indebtedness;
(19)
Indebtedness of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(20)
Indebtedness, Disqualified Stock or Preferred Stock of non‑Loan Parties in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, not to exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause ~~(20)~~(20) or any portion thereof, any Refinancing Expenses;
(21)
Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to the Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;
(22)
Indebtedness Incurred or Disqualified Stock or Preferred Stock issued in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Borrower or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”;
(23)
Indebtedness, Disqualified Stock or Preferred Stock owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;
(24)
Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent permitted under Section ~~7.05~~7.05;
(25)
customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(26)
Indebtedness incurred by a Restricted Subsidiary or Preferred Stock issued by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;
(27)
Indebtedness Incurred or Disqualified Stock issued by the Borrower or any Restricted Subsidiary or Preferred Stock issued by any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the applicable lender or holder of such Indebtedness, or a trustee or agent therefor, to satisfy and discharge such Indebtedness in accordance with the terms thereof;

(28)
(i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub‑licensees and distribution partners and (ii) Indebtedness Incurred by the Borrower or a Restricted Subsidiary as a result of leases entered into by the Borrower or such Restricted Subsidiary or any direct or indirect parent of the Borrower in the ordinary course of business;
(29)
the Incurrence by the Borrower or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf of, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount of Indebtedness Incurred or guaranteed or Maximum Fixed Repurchase Price of Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause ~~(29)~~(29) does not exceed the greater of (x) $6,000,000 and (y) 20% of the EBITDA Grower Amount at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause ~~(29)~~(29) or any portion thereof, any Refinancing Expenses;
(30)
Indebtedness Incurred or deemed to be Incurred by any Borrower Party owing to any other Borrower Party in connection with a Permitted Tax Restructuring or any Intercompany License Agreement;
(31)
Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or Maximum Fixed Repurchase Price, as applicable, that does not exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (31) or any portion thereof, any Refinancing Expenses;
(32)
Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any Permitted Investment;
(33)
unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and
(34)
Indebtedness Incurred or deemed Incurred in the ordinary course of business in connection with supply-chain financing programs or similar arrangements.

For purposes of determining compliance with this Section ~~7.02~~7.02, (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt or Ratio Acquisitions Debt, the Borrower shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section ~~7.02~~7.02; provided that all Indebtedness under this Agreement Incurred on the Closing Date shall be deemed to have been Incurred pursuant to Section ~~7.02(b)(1)~~7.02(b)(1), and the Borrower shall not be permitted to reclassify all or any portion of such Indebtedness Incurred on the Closing Date pursuant to Section ~~7.02(b)(1)~~7.02(b)(1) and (ii) in the event that the Borrower shall classify Indebtedness Incurred on any date of determination as Incurred in part as Ratio Debt or Ratio Acquisitions Debt and in part pursuant to one or more other clauses of Section ~~7.02~~7.02, then any calculation of Ratio Debt or Ratio Acquisitions Debt on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of Section ~~7.02~~7.02 (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of any Indebtedness from the proceeds thereof). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of Maximum Fixed Repurchase Price and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section ~~7.02~~7.02. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section ~~7.02~~7.02.

For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar equivalent principal amount or Maximum Fixed Repurchase Price, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred or issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or Maximum Fixed Repurchase Price, as applicable, of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount or Maximum Fixed Repurchase Price, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced plus any Refinancing Expenses.

(c)
The principal amount or Maximum Fixed Repurchase Price, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.
7.03
Fundamental Changes.

The Borrower may not, and will not permit any of its Restricted Subsidiaries to, merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, consummate a Division as the dividing Person or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that (other than in the case of clause ~~(e)~~(e) below) so long as no Event of Default would result therefrom:

(a)
any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the surviving Person shall (A) be organized, in the case of the Borrower, under the laws of the United States, any state thereof or the District of Columbia, and (B) provide any documentation and other information about such Person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act, or (ii) any one or more other Restricted Subsidiaries; provided that, (x) any Restricted Subsidiary that is not a CFC or CFC Holdco may not merge with any Restricted Subsidiary that is a CFC or CFC Holdco if such CFC or CFC Holdco shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party either (I) the Guarantor shall be the continuing or surviving Person or (II) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or disposition, as elected by the Borrower, and such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section ~~7.02~~7.02, respectively or such disposition must be a disposition permitted hereunder;
(b)
(i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve, or the Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby and subject to compliance with Sections ~~6.12, 6.14~~ 6.12, 6.14 and ~~6.15~~6.15, as applicable) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder and, in each case, will comply with Sections ~~6.12, 6.14~~ 6.12, 6.14 and ~~6.15~~6.15, as applicable);
(c)
any Restricted Subsidiary (other than the Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then either (i) the transferee must either be the Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent or (ii) to the extent such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or disposition, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section ~~7.02~~7.02, respectively, or such disposition must be a disposition permitted hereunder; provided, however, that the Borrower may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or a Guarantor in the same jurisdiction as the disposing party or in another jurisdiction reasonably acceptable to the Administrative Agent;
(d)
any Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person, or consummate a Division as the dividing Person, in order to effect a Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section ~~6.12, 6.14~~ 6.12, 6.14 and ~~6.15~~6.15, as applicable, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment, and (iii) to the extent constituting a disposition, such disposition must be permitted hereunder;
(e)
any Restricted Subsidiary that is an LLC may consummate a Division as the dividing Person if, immediately upon the consummation of the Division, the assets of the applicable dividing Person are held by one or more Restricted Subsidiaries at such time, or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise result in an Asset Sale permitted by Section ~~7.04~~7.04; provided that if the dividing Person is a Guarantor, then any Division Successor other than the dividing Person shall become a Guarantor to the extent required by and in accordance with Section ~~6.12(a)~~6.12(a) and the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Collateral Documents shall be maintained or created to the extent required by and in accordance with the provisions of Section ~~6.12, 6.14~~ 6.12, 6.14 and ~~6.15~~6.15, as applicable.
(f)
[Reserved];
(g)
any Restricted Subsidiary (other than the Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or consummate a Division as the dividing Person in order to effect a disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) permitted pursuant to Section ~~7.04~~7.04 (other than dispositions permitted by this Section ~~7.03~~7.03);
(h)
any Permitted Investment may be structured as a merger, consolidation, amalgamation or Division;
(i)
any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or Dispose of its assets if such transaction is undertaken in good faith in connection with any Permitted Tax Restructuring; and

(j) any Massachusetts securities corporation may be merged with or into any other Massachusetts securities corporation, the Borrower or a Restricted Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets or the Equity Interests issued by it may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions, to any other Massachusetts securities corporation, the Borrower or any Restricted Subsidiary; provided, that (i) in the case of a merger with or into the Borrower, the continuing or surviving Person shall be the Borrower, (ii) in the case of a merger with or into any Restricted Subsidiary, if the Massachusetts securities corporation is the continuing or surviving Person, it shall be in compliance with Section 7.11 (including any limitations on Investments that may be made or held by a Massachusetts securities corporation contained therein) and (iii) in the case of a merger with or into any Restricted Subsidiary, if such Restricted Subsidiary is the continuing or surviving Person, it shall be in compliance with Section 6.12.

7.04
Asset Sales.
(a)
The Borrower will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale unless, except in the case of any Permitted Asset Swap, (A) the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of and (B) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets.
(b)
Within 365 days after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower or such Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds from such Asset Sale or such Casualty Event, at its option:
(1)
[reserved];

(2)
to make an Investment (including acquisitions) in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Borrower), assets, or property or capital expenditures, in each case used or useful in a Similar Business;
(3)
to make an Investment (including capital expenditures and acquisitions) in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Borrower), properties or assets that replace the properties and assets that are the subject of such Asset Sale or Casualty Event; or
(4)
any combination of the foregoing;

provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause ~~(2)~~(2) or ~~(3)~~(3) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses ~~(2)~~(2) or ~~(3)~~(3) of this paragraph, and that investment is thereafter completed within 180 days after the end of such 365-day period.

Pending the final application of any such amount of Net Cash Proceeds pursuant to this Section ~~7.04(b)~~7.04(b), the Borrower or such Restricted Subsidiary, at its option, may temporarily reduce Indebtedness under a revolving credit facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

(c)
For purposes of this Section ~~7.04~~7.04, the amount of:
(i)
any liabilities (as shown on Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies Borrower or such Restricted Subsidiary, as the case may be, from further liability;
(ii)
any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and
(iii)
any Designated Non‑cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non‑cash Consideration received pursuant to this subclause ~~(iii)~~(iii) that is at that time outstanding, not to exceed the greater of (x) $1,500,000 and (y) 5.0% of the EBITDA Grower Amount, calculated at the time of the receipt of such Designated Non‑cash Consideration (with the Fair Market Value of each item of Designated Non‑cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall each be deemed to be Cash Equivalents for the purposes of this clause ~~(c)~~(c).

Notwithstanding anything contained in this Section 7.04 to the contrary, in no event shall (a) the Borrower or any Restricted Subsidiary be permitted to make any Asset Sale of Material Intellectual Property to the Borrower’s direct or indirect equityholders (other than pursuant to a bona fide “transition service” or similar arrangement or in the same manner as other customers, suppliers or commercial partners of the relevant transferee generally) or (b) any Borrower Party make any Asset Sale, constituting either a transfer of ownership or an exclusive license, of any Material Intellectual Property to any Unrestricted Subsidiary, other than in connection with transactions that have a bona fide business purpose and so long as such transactions are not undertaken to facilitate a financing or a Restricted Payment or undertaken in connection with a liability management transaction.

7.05
Restricted Payments.
(a)
The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)
declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities) (in each case, together with any Restricted Payment contemplated by clause ~~(2)~~(2) below, a “Restricted Distribution”);
(2)
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;
(3)
make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of the Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the ~~the~~ Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section ~~7.02(b)(7) or (9)~~7.02(b)(7) or (9)) or (ii) any Indebtedness that is secured by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations (subclauses (i) and (ii), the “Junior Financing” and any Restricted Payment described in this clause ~~(3)~~(3), a “Restricted Junior Debt Payment”); or
(4)
make any Restricted Investment;

(all such payments and other actions set forth in clauses ~~(1)~~(1) through ~~(4)~~(4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)
in the case of a Restricted Payment made pursuant to clause ~~(ii)~~(ii) below, no Event of Default under Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) shall have occurred and be continuing or would occur as a consequence thereof and the Borrower shall be in compliance, on a Pro Forma Basis, with a Consolidated Total Net Leverage Ratio not greater than 4.25 to 1.00;
(ii)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by Section ~~7.05(b)(1)~~7.05(b)(1), but excluding all other Restricted Payments permitted by Section ~~7.05(b)~~7.05(b)), is less than the sum of, without duplication,
(A)
$25,000,000, plus
(B)
an amount equal to 50% of the Consolidated Net Income of the Borrower for each fiscal quarter of the Borrower for which internal financial statements are available, commencing with the first day of the fiscal quarter ending September 30, 2021; provided that such amount shall not be less than zero for any fiscal quarter, plus
(C)
100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus
(D)
100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value of assets other than cash after the Closing Date (other than Excluded Equity), plus
(E)
the principal amount of any Indebtedness or the Maximum Fixed Repurchase Price of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) which has been converted into or exchanged for Equity Interests in the Borrower or any other direct or indirect parent of the Borrower (other than Excluded Equity), plus
(F)
100% of the aggregate amount received by any Borrower Party in cash and the Fair Market Value of assets other than cash received after the Closing Date by any Borrower Party from:

(x) the sale or other disposition (other than to the Borrower or a Subsidiary of the Borrower) of Restricted Investments made after the Closing Date by any Borrower Party and from repurchases and redemptions of such Restricted Investments from a Borrower Party by any Person (other than the Borrower or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section ~~7.05(b)(10) or (19)~~7.05(b)(10) or (19)),

(y) the sale (other than to any Borrower Party or an employee stock ownership plan or trust established by a Borrower Party (other than to the extent such employee stock ownership plan or trust has been funded by a Borrower Party or to the extent that such Investment constituted a Permitted Investment or a Restricted Investment made pursuant to Section ~~7.05(b)(10) or (19)~~7.05(b)(10) or (19))) of the Equity Interests of an Unrestricted Subsidiary, or

(z) any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income and other than the amount of any Permitted Investment or any Restricted Investment made pursuant to Section ~~7.05(b)(19)~~7.05(b)(19)), plus

(G)
in the event any Unrestricted Subsidiary of the Borrower has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, in each case after the Closing Date, the Fair Market Value of the Investment of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section ~~7.05(c)~~ 7.05(c) or constituted a Permitted Investment).
(b)
Notwithstanding the foregoing, Section ~~7.05(a)~~7.05(a) will not prohibit:
(1)
the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(2)
(x) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any other direct or indirect parent of the Borrower, or Junior Financing of the Borrower or any Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Borrower or any other direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(y) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Refunding Capital Stock; and

(z) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);

(3)
(a) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Borrower or any Subsidiary Guarantor made by exchange for,

or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof or as a Permitted Refinancing thereof, and (b) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness, Disqualified Stock or Preferred Stock (1) existing at the time a Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness, Disqualified Stock or Preferred Stock was not incurred in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition;
(4)
the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrower or any direct or indirect parent of the Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Borrower or any direct or indirect parent of the Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause ~~(4)~~(4), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause ~~(4)~~(4) shall not exceed the greater of (A) $4,500,000 and (B) 15.0% of the EBITDA Grower Amount in any calendar year (with the applicable unused amounts in any calendar year being permitted to be carried over to the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(i)
the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the issuance or sale of Equity Interests (other than Excluded Equity) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) to any future, present or former members of management, employees, officers, directors, managers, consultants or independent contractors of the Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs on or after the Closing Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section ~~7.05(a)(ii)~~7.05(a)(ii)); plus
(ii)
the cash proceeds of key man life insurance policies received by the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) and its Restricted Subsidiaries after the Closing Date; plus
(iii)
the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that are foregone in return for the receipt of Equity Interests, provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any calendar year; provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower, in connection with a repurchase of Equity Interests of the

Borrower or any direct or indirect parent of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section ~~7.05~~7.05 or any other provisions of this Agreement;

(5)
the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section ~~7.02~~7.02;
(6)
the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date and the declaration and payment of dividends to any direct or indirect parent of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower issued after the Closing Date; provided, however, that the aggregate amount of dividends declared and paid pursuant to this clause (6) shall not exceed the net cash proceeds actually received by the Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock; provided, further that in the case of this clause (6), for the most recently ended Test Period immediately preceding the declaration or payment of such dividends, after giving effect to such declaration and payment on a Pro Forma Basis, the Borrower and its Restricted Subsidiaries on a consolidated basis would have had an Interest Coverage Ratio of at least 2.00 to 1.00;
(7)
any Restricted Payments made to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), in each case of this clause (y), with respect to any acquisition or investment permitted hereunder;
(8)
the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent of the Borrower to fund the payment by the Borrower or any direct or indirect parent of the Borrower of dividends on such entity’s common stock) or the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Borrower or any direct or indirect parent of the Borrower of up to the greater of (x) 7% per annum of the net cash proceeds received by the Borrower from any public offering of Equity Interests or contributed to the Borrower by any direct or indirect parent of the Borrower from any public offering of Equity Interests (other than public offerings with respect to Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting an Excluded Contribution) and (y) an aggregate amount per annum not to exceed 7% of Market Capitalization;
(9)
Restricted Payments that are made with Excluded Contributions;
(10)
(a) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause ~~(10)~~(10) not to exceed the greater of (x) $7,500,000 and (y) 25% of the EBITDA Grower Amount; provided that at the time of, and after giving effect to, any Restricted Payment permitted under this clause ~~(10)~~(10), no Event of Default under Sections ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) shall have occurred and be continuing or would occur as a consequence thereof;
(11)
for so long as the Borrower or any of its Subsidiaries is a member of a group filing a consolidated, combined, affiliated or unitary income Tax return with any direct or indirect parent of the Borrower, Restricted Payments, directly or indirectly, to such direct or indirect parent of the Borrower in amounts required for such parent entity to pay federal, state, local and non-U.S. income Taxes imposed on such entity to the extent such income Taxes are attributable to the income of the Borrower or its Subsidiaries; provided, however, that the amount of such payments in respect of any Tax year does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries that are members of such consolidated, combined affiliated or unitary group would have been required to pay in respect of such Taxes in respect of such year if the Borrower and its Subsidiaries paid such income Taxes directly on a separate company basis or as a stand-alone consolidated or combined income Tax group (reduced by any such Taxes paid directly by the Borrower or any such Subsidiary); provided, further, that the cash distributions made pursuant to this clause ~~(11)~~(11) in respect of any Taxes attributable to any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or any Restricted Subsidiary;
(12)
the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent of the Borrower, in the amount required for such entity to, if applicable:
(i)
pay amounts equal to the amounts required for or any direct or indirect parent of the Borrower to pay fees and expenses (including franchise or similar Taxes required to maintain its corporate existence), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any direct or indirect parent of the Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrower or any direct or indirect parent of the Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;
(ii)
pay, if applicable, amounts equal to amounts required for any direct or indirect parent of the Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary Incurred in accordance with Section ~~7.02~~7.02 (except to the extent any such payments have otherwise been made by any such guarantor);
(iii)
pay fees and expenses incurred by any direct or indirect parent of the Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;
(iv)
make payments (i) to the Sponsor pursuant to or contemplated by any Management Agreement in an amount not to exceed the greater of (x) $1,200,000 and (y) 4.0% of the EBITDA Grower Amount in any calendar year or (ii) to or on behalf of any Sponsor for any other financial, advisory, financing, underwriting, placement, monitoring or consulting services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, and any related indemnities and expenses accrued to such Sponsor;
(v)
make payments for the benefit of the Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Borrower or any of its Restricted Subsidiaries because such payments (x) (i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by the Borrower or any of its Restricted Subsidiaries pursuant to this covenant: provided that any payment made pursuant to this clause (v)(x)(ii) shall, if applicable, reduce capacity under the Restricted Payment exception or basket that would have been utilized if such payment were made directly by the Borrower or such Restricted Subsidiary and (y) would be permitted by Section 7.10;
(vi)
make Restricted Payments to any direct or indirect parent of the Borrower to finance, or to any direct or indirect parent of the Borrower for the purpose of paying to any other direct or indirect parent of the Borrower to finance, any Investment that, if consummated by the Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section ~~7.03~~7.03) of the Person formed or acquired into the Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section ~~6.12~~6.12; and
(vii)
pay franchise and excise taxes, and other fees, taxes and expenses in connection with any ownership of the Borrower or any of its Subsidiaries or required to maintain their organizational existences;
(13)
the Borrower and its Restricted Subsidiaries may make Restricted Payments to any Borrower Party (i) pursuant to the Intercompany License Agreements and (ii) in connection with any Permitted Tax Restructuring;
(14)
(i) repurchases of Equity Interests of the Borrower or any direct or indirect parent of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests of the Borrower or any direct or indirect parent of the Borrower and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this subclause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(15)
purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(16)
payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with the provisions of this Agreement;
(17)
the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);
(18)
the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower or any direct or indirect parent of the Borrower;
(19)
[reserved];
(20)
(i) any Restricted Distribution, so long as immediately after giving effect to the making of such Restricted Payment, the Consolidated Total Net Leverage Ratio of the Borrower for the Test Period most recently ended prior to such date of determination would not exceed 4.00:1.00, (ii) any Restricted Junior Debt Payment, so long as immediately after giving effect to the making of such Restricted Payment, the Consolidated Total Net Leverage Ratio for the most recently ended Test Period prior to such date of determination would not exceed 4.00:1.00 and (iii) any Restricted Investment, so long as immediately after giving effect to the making of such Restricted Payment, the Consolidated Total Net Leverage Ratio for the most recently ended Test Period prior to such date of determination would not exceed 4.25:1.00; provided that no Restricted Payment may be made under this clause (20) unless at the time of, and after giving effect to, any such Restricted Payment, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(21)
[reserved];
(22)
any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;
(23)
settling conversions of Convertible Indebtedness (whether in cash, Equity Interests or any combination thereof) (in an aggregate amount since the date of this Agreement not to exceed the sum of (a) the principal amount of such Convertible Indebtedness received by the Borrower Parties plus (b) any payments received by the Borrower or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transactions plus (c) cash in lieu of any fractional Equity Interests);
(24)
(a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Borrower’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof; and

(25) Restricted Payments made, within 30 days of the Closing Date, using proceeds from the Closing Date IPO (or such longer time as agreed by the Administrative Agent in its discretion).

(c)
The Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary, except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement. Notwithstanding anything contained in this Section 7.05 to the contrary, in no event shall (a) the Borrower or any Restricted Subsidiary be permitted to make Restricted Payments to any direct or indirect parent of the Borrower constituting Material Intellectual Property (other than pursuant to a bona fide “transition service” or similar arrangement or in the same manner as other customers, suppliers or commercial partners of the relevant transferee generally) or (b) any Restricted Subsidiary transfer ownership of, or license on an exclusive basis, any Material Intellectual Property to any Unrestricted Subsidiary, other than in connection with transactions that have a bona fide business purpose and so long as such transactions are not undertaken to facilitate a financing or a Restricted Payment or undertaken in connection with a liability management transaction.
(d)
For purposes of the covenant described above, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. In addition, for purposes of the covenant described above, any Restricted Payment permitted hereunder may, at the option of the Borrower or its Restricted Subsidiaries, be structured in the form of a loan or other Investment.
7.06
[Reserved].
7.07
Financial Covenant As of the end of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending ~~[~~December 31, 2021~~]~~), permit the Consolidated Total Net Leverage Ratio as of the end of such fiscal quarter of the Borrower to be greater than 4.50:1.00 (the “Financial Covenant”); provided that, immediately following the consummation of any acquisition by the Borrower or any of its Restricted Subsidiaries for consideration in excess of $10,000,000, the maximum Consolidated Total Net Leverage Ratio permitted by the Financial Covenant shall be increased to 5.00 to 1.00 for a period of four fiscal quarters from and after the consummation of such acquisition and, immediately upon the expiration of such four fiscal quarter time period, the maximum Consolidated Total Net Leverage Ratio permitted by the Financial Covenant shall be decreased to 4.50 to 1.00.

7.08
Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)
(i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;
(b)
make loans or advances to the Borrower or any of its Restricted Subsidiaries;
(c)
create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or
(d)
sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)
contractual encumbrances or restrictions in effect or entered into on the Closing Date, including pursuant to this Agreement, the other Loan Documents and the other documents relating to this Agreement, related Swap Contracts and Indebtedness permitted pursuant to Section ~~7.02(b)(3)~~7.02(b)(3);
(2)
[reserved];
(3)
applicable law or any applicable rule, regulation or order;
(4)
any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause ~~(4)~~(4), if a Person other than the Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(5)
customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;
(6)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(7)
customary provisions in (x) joint venture agreements entered into in the ordinary course of business with respect to the Equity Interests subject to the joint venture and (y) operating or other similar agreements, asset sale agreements, stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8)
purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business to the extent imposing restrictions of the nature discussed in clauses ~~(c)~~(c) or ~~(d)~~(d) above on the property so acquired;
(9)
customary provisions contained in leases, sub-leases, licenses, sub-licenses, contracts and other similar agreements entered into in the ordinary course of business to the extent imposing restrictions of the type described in clauses ~~(c)~~(c) or ~~(d)~~(d) above on the property subject to such lease;
(10)
any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Borrower, is necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;
(11)
any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Borrower that is Incurred subsequent to the Closing Date pursuant to Section ~~7.02~~7.02; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payment on the Loans (as determined by the Borrower or a direct or indirect parent of the Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);
(12)
any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections ~~7.01~~7.01 and ~~7.02~~7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;
(13)
encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make future principal or interest payment on the Loans (as determined by the Borrower in good faith);
(14)
encumbrances or restrictions existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(15)
encumbrances or restrictions existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and
(16)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses ~~(1)~~(1) through ~~(15)~~(15) above; provided that encumbrances or restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances or restrictions with respect to such encumbrances or restrictions than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section ~~7.08~~7.08 (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary of the Borrower to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

7.09
Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower to reflect such change in fiscal year.
7.10
Transactions with Affiliates.
(a)
Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower involving aggregate consideration in excess of $5,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:
(i)
such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower); and
(ii)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of (x) $1,500,000 and (y) 5.0% of the EBITDA Grower Amount, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower or any Parent Holding Company approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Borrower or any Parent Holding Company certifying that the Board of Directors of the Borrower or a Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section ~~7.10(a)(i)~~7.10(a)(i).
(b)
The foregoing provisions will not apply to the following:
(i)
(a) transactions between or among the Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of the Borrower and any direct or indirect parent thereof; provided that such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(ii)
(a) Restricted Payments permitted by Section ~~7.05~~7.05 and (b) Permitted Investments (other than Permitted Investments under clause ~~(13)~~(13) of the definition thereof);
(iii)
transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section ~~7.10(a)(i)~~7.10(a)(i);
(iv)
payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;
(v)
any agreement or arrangement as in effect as of the Closing Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;
(vi)
any transaction or payments (including reimbursement of out-of-pocket expenses or payments under any indemnity obligations) contemplated thereby;
(vii)
the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party entered into as of the Closing Date or in connection with the Transactions or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause ~~(vii)~~(vii) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;
(viii)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) as might reasonably have been obtained at such time from an unaffiliated party;
(ix)
any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;
(x)
the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;

(xi)
payments by the Borrower or any of its Restricted Subsidiaries to a Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with a Sponsor or (y) approved by a majority of the Board of Directors of the Borrower or any Parent Holding Company in good faith or a majority of the disinterested members of the Board of Directors of the Borrower or any Parent Holding Company in good faith;
(xii)
any contribution to the capital of the Borrower (other than Disqualified Stock) or any investments by a Sponsor or a direct or indirect parent of the Borrower in Equity Interests (other than Disqualified Stock) of the Borrower (and payment of reasonable out-of-pocket expenses incurred by a Sponsor or a direct or indirect parent of the Borrower in connection therewith);
(xiii)
any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrower or any of its Subsidiaries (other than the Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;
(xiv)
transactions between the Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director who is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person;
(xv)
the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by Sections ~~7.05(b)(11)~~7.05(b)(11) or, solely with respect to franchise or similar Taxes required to maintain the corporate existence of any direct or indirect parent of the Borrower, Section ~~7.05(b)(12)(i)~~7.05(b)(12)(i);
(xvi)
transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions (including the Transaction Costs);
(xvii)
pledges of Equity Interests of Unrestricted Subsidiaries;
(xviii)
the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;
(xix)
(i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Borrower to the extent such agreements or arrangements are in respect of services performed for the Borrower or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of the Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Borrower or any Parent Holding Company or of a Restricted Subsidiary or any direct or indirect parent of the Borrower;
(xx)
investments by Affiliates in Indebtedness or Preferred Stock of the Borrower or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Preferred Stock, and transactions with Affiliates solely in their capacity as holders of Indebtedness or Preferred Stock of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;
(xxi)
the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;
(xxii)
investments by a Sponsor or a direct or indirect parent of the Borrower in securities of the Borrower or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by a Sponsor or a direct or indirect parent of the Borrower in connection therewith);
(xxiii)
transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
(xxiv)
any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;
(xxv)
intercompany intellectual property licenses and research and development agreements in the ordinary course of business;
(xxvi)
transactions pursuant to, and complying with, Section ~~7.02~~7.02 (to the extent such transaction complies with Section 7.10(a)) or Section ~~7.03~~7.03;
(xxvii)
intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; or
(xxviii)
the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary, and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

7.11
Massachusetts Securities Corporation Notwithstanding any other provision of this Article 7, (a) no Loan Party shall permit any Subsidiary that is a Massachusetts securities corporation to create, incur, assume or suffer to exist any Liens or any Indebtedness, Dispose of any assets (other than (i) in compliance with Section 7.03(j) or (ii) Dispositions to a Loan Party or in connection with the sale and purchase of Investments), make any Investments or engage in any other business operations, other than Investments permitted by clauses (1) and (39) of the definition of “Permitted Investments”, in each case in accordance with Massachusetts General Laws Chapter 63, § 38B and (b) no Loan Party shall permit any Subsidiary that is a Massachusetts securities corporation to engage in any business other than (i) investing in assets and securities of all kinds, including but not limited to debt securities and securities sold in transactions originated by it or its manager and (ii) other activities required by law to maintain tax advantaged status under Massachusetts General Laws Chapter 63, § 38B.
Article VIII.

EVENTS OF DEFAULT AND REMEDIES
8.01
Events of Default. Any of the following shall constitute an “Event of Default”:
(a)
Non-Payment. The Borrower or any other Loan Party fails to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or
(b)
Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.11 (other than with respect to Section 5.13(a)) or Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03); or
(c)
Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section ~~8.01(a)~~8.01(a) or ~~(b)~~(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or
(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in all respects if any such representation or warranty is already qualified by materiality) when made or deemed made and, to the extent capable of being cured, such representation, warranty, certification or statement of fact is not corrected or clarified within thirty (30) days after it was initially made; or
(e)
Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than a default or an event of default in respect of the observance of or compliance with any financial maintenance covenant, which is addressed by clause (C) below), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed

(automatically or otherwise), in each case, prior to its Stated Maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section ~~8.02~~8.02; or (C) fails to observe or perform any other agreement or condition relating to any such Indebtedness containing or otherwise requiring observance or compliance with a financial maintenance covenant and the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity (“Acceleration”); provided, however that if such holder or holders (or a trustee or an agent on behalf of such holder or holders or beneficiary or beneficiaries) irrevocably rescind such Acceleration, the Event of Default with respect to this clause ~~(e)~~(e) shall automatically cease from and after such date; provided, further, that the occurrence of conversion, redemption or repurchase right of holders under Convertible Indebtedness shall not cause a Default or an Event of Default under this clause (e); or
(f)
Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)
Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny or fail to acknowledge coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or

(i)
ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan, the PBGC or other Governmental Authority which, individually or in the aggregate together with any other ERISA Events, has or could reasonably be expected to result in a Material Adverse Effect; or
(j)
Invalidity of Loan Documents. Any material provision of any Collateral Document, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and/or any Guaranty (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section ~~7.03~~7.03 or ~~7.04~~7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and/or any Guaranty; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document and/or any Guaranty (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or Guaranty or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or
(k)
Change of Control. There occurs any Change of Control.
(l)
Collateral Documents. Any Collateral Document covering a material portion of the Collateral after delivery thereof pursuant to Section 4.01, 6.12, 6.14 or 6.17 or the Collateral Documents shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.03 or 7.04) cease to create a valid and perfected (subject to the Perfection Exceptions) first priority Lien on and security interest in any material Collateral covered thereby, subject to Liens permitted under Section 7.01, except to the extent (i) resulting from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file (or cause the filing of) Uniform Commercial Code continuation statements, or (ii) except as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurers have not denied or failed to acknowledge coverage.
8.02
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)
declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)
require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)
exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt,” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03
Right to Cure.
(a)
Notwithstanding anything to the contrary contained in Section ~~8.01~~8.01 or ~~8.02~~8.02, in the event that the Borrower fails to comply with the requirements of the Financial Covenant at any time when the Borrower is required to comply with the Financial Covenant pursuant to the terms thereof, then from the end of the most recently ended fiscal quarter of the Borrower until the expiration of the fifteenth (15th) Business Day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section ~~6.02(a)~~6.02(a) (the last day of such period being the “Anticipated Cure Deadline”), the Borrower shall have the right (the “Cure Right”) to issue common Capital Stock (or preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) for cash or otherwise obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (“Cure Equity”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:
(i)
Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section ~~7.05~~7.05)), by an amount equal to the Cure Amount; provided that (1) the receipt by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect on a consolidated basis under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the fiscal quarter for which the Cure Right was exercised for purposes of calculating the Financial Covenant or calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio (whether as a result of a prepayment of the Loans or via netting of such Cure Amount);
(ii)
if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or Default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and
(iii)
upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise its Cure Right in respect of a fiscal quarter, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline and (ii) shall not be obligated to make any Credit Extension under the Facility until such Cure Amount has been received by the Borrower.
(b)
Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section ~~8.03~~8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.
8.04
Application of Funds. After the exercise of remedies provided for in Section ~~8.02~~8.02 (or after an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Section ~~2.18~~2.18, be applied (subject to the terms of the Intercreditor Agreements) by the Administrative Agent in the following order:
(a)
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section ~~10.04~~10.04 and amounts payable under ~~Article III~~Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;
(b)
second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
(c)
third, to payment of that portion of the Obligations constituting fees (other than Letter of Credit fees) and indemnities payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Section ~~10.04~~10.04) arising under the Loan Documents and amounts payable under ~~Article III~~Article III, ratably among them in proportion to the respective amounts described in this clause ~~(c)~~(c) payable to them;
(d)
fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause ~~(d)~~(d) payable to them;
(e)
fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, that portion of the Obligations of the Loan Parties then owing in respect of regularly scheduled payments or termination payments (whether as a result of the occurrence of any event of default or other termination event) under the Secured Hedge Agreements and that portion of the Obligations of the Loan Parties then owing under the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections ~~2.03~~2.03 and ~~2.04~~2.04, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause ~~(e)~~(e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections ~~2.03(d)~~2.03(d) and ~~2.04~~2.04, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause ~~(e)~~(e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section ~~8.04~~8.04;
(f)
sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents or under Secured Hedge Agreements and the Secured Cash Management Agreements that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and
(g)
last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrower or as otherwise required by Law;

provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of ~~Article IX~~Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX.

ADMINISTRATIVE AGENT AND OTHER AGENTS
9.01
Appointment and Authorization of Agents.
(a)
Each Lender and L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto, and the Administrative Agent hereby accepts such appointment. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this

Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)
Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this ~~Article IX~~Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this ~~Article IX~~Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)
Each of the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto, and the Collateral Agent hereby accepts such appointment. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section ~~9.02~~9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this ~~Article IX~~Article IX (including, without limitation, Section ~~9.07~~9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Collateral Agent is a party and (ii) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement).
9.02
Delegation of Duties. Each of the Agents may execute any of its duties under this Agreement or any other Loan Document (including, with respect to the Collateral Agent, for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in appointing such agent or attorney-in-fact.
9.03
Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction) or (b) be responsible in any manner to any other Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or the value or sufficiency of the Collateral or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, the contents of any certificate, report or other document delivered to it, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
9.04
Reliance by Agents.
(a)
Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement, court order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request, consent or direction of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)
For purposes of determining compliance with the conditions specified in Section ~~4.01~~4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
9.05
Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to Defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default” or similar. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with ~~Article VIII~~Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06
Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent taken after the Closing Date, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
9.07
Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all of the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section ~~9.07~~9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section ~~9.07~~9.07 solely in its capacity and role as an L/C Issuer, only the Lenders shall be required to indemnify such L/C Issuer under this Section ~~9.07~~9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Facility). Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agents are not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section ~~9.07~~9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable.

9.08
Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or the unless the context otherwise requires).
9.09
Successor Agents and L/C Issuers.
(a)
The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon thirty (30) days’ written notice to the Borrower and the Lenders (or such shorter period of notice as such Agent and the Borrower may agree). If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section ~~8.01(a)~~8.01(a), ~~(f)~~(f), or ~~(g)~~(g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Institution), as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or successor collateral agent, as the case may be, and the retiring Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Agent’s resignation or removal hereunder as the applicable Agent, the provisions of this ~~Article IX~~Article IX and Sections ~~10.04~~10.04 and ~~10.05~~10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following the delivery of the notice of resignation or removal for such retiring Agent, the retiring Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the retiring Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, for the avoidance of doubt any agency fees for the account of the retiring agent shall cease to accrue from (and shall be payable on) the date that a successor Agent receives such collateral security), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section ~~9.09~~9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor or upon the expiration of the 30-day period following the delivery of the notice of resignation or removal for such retiring Agent without a successor agent having been appointed, such retiring Agent shall be discharged from its duties and obligations under the Loan Documents, other than as specifically set forth above in this Section ~~9.09~~9.09, but the provisions of this ~~Article IX~~Article IX and Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the applicable Agent. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower and the Required Lenders.
(b)
Notwithstanding anything to the contrary herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders agreeing to accept such appointment a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the L/C Issuer. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding, as of the effective date of such resignation and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section ~~2.03(d)~~2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.10
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Section ~~10.04~~10.04) allowed in such judicial proceeding; and

(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section ~~10.04~~10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11
Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer hereby irrevocably:
(a)
agree that the Liens granted to the Administrative Agent or the Collateral Agent by the Loan Parties on any Collateral shall be immediately and automatically released, in each case, without any further action by any Person:
(i)
upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made);
(ii)
upon the sale, disposition or other transfer of such Collateral (including as part of or in connection with any other sale, disposition or other transfer permitted hereunder (including any Receivables Financing)) to any Person other than another Loan Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement;
(iii)
(x) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, and (y) to the extent such property is secured by a Permitted Lien under clause ~~(6)~~(6) of the definition thereof;
(iv)
if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section ~~10.01~~10.01) or the Administrative Agent on their behalf;
(v)
to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guaranty (in accordance with clause ~~(b)~~(b) below);
(vi)
as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents; and

(vii)
to the extent such Collateral otherwise becomes Excluded Assets.
(b)
agree that a Subsidiary Guarantor shall be immediately and automatically released from the any applicable Guaranty upon consummation of any transaction or designation permitted hereunder resulting in such Person ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary (other than pursuant to clause (m) of the definition thereof, except in the case of any bona fide disposition of the Equity Interests of any Subsidiary Guarantor to any Person that is not an Affiliate of any Borrower Party or any of any Permitted Holder (other than a portfolio company of a Permitted Holder) and the purpose of which transaction is not (x) to effect the release of such Subsidiary Guarantor or any other Subsidiary Guarantor from its obligations under the Loan Documents or (y) allow such Subsidiary Guarantor to Incur Indebtedness that a Guarantor would not be permitted to Incur under this Agreement);
(c)
authorize the Administrative Agent and the Collateral Agent to, and each of the Administrative Agent and the Collateral Agent shall, to the extent requested by the Borrower, promptly release (or evidence the release of) or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses ~~(1)~~(1), ~~(4)~~(4), ~~(5)~~(5), ~~(6)~~(6) (only with regard to Section ~~7.02(b)(4)), (9), (11)~~ 7.02(b)(4)), (9), (11) (solely with respect to cash deposits), ~~(16), (17)~~ (16), (17) (other than with respect to self-insurance arrangements), ~~(18)~~(18) (solely to the extent constituting Excluded Assets), ~~(19), (21), (23)~~ (19), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clauses ~~(9)~~(9) and ~~(11)~~(11) (solely with respect to cash deposits) of the definition thereof), ~~(25) (~~(25) (solely to the extent relating to a lien of the type allowed pursuant to clause ~~(6)~~(6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section ~~7.02(b)(4)), (26)~~ 7.02(b)(4)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, permitted to be senior to or pari passu with such Liens), ~~(29)~~(29) (solely with respect to cash deposits), ~~(33), (35), (39)~~ (33), (35), (39) (only for so long as required to be secured for such letter of intent or investment), ~~(45)~~(45) and ~~(48)~~(48) of the definition thereof; and
(d)
authorize the Administrative Agent and the Collateral Agent to, and each of the Administrative Agent and the Collateral Agent shall, to the extent requested by the Borrower or to the extent provided for under this Agreement, establish intercreditor arrangements and enter into intercreditor agreements (including any Intercreditor Agreement) as contemplated by this Agreement.

Upon request by the Collateral Agent at any time, the Required Lenders or the Administrative Agent on their behalf will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section ~~9.11~~9.11; provided that absent such confirmation in writing from the Required Lenders, the act of the Administrative Agent or the Collateral Agent making such request shall not prohibit the Administrative Agent or the Collateral Agent from releasing or subordinating its interests if it otherwise conclusively relies on an Officer’s Certificate of the Borrower. In each case as specified in this Section ~~9.11~~9.11, the applicable Agent will (and each Lender and each L/C Issuer irrevocably authorizes the applicable Agent to, without any further consent from any Lender or L/C Issuer), at the Borrower’s expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section ~~9.11~~9.11 and will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section ~~9.11~~9.11; provided that in each case, upon the Collateral Agent’s reasonable request without further inquiry, the Borrower shall have delivered to the Collateral Agent or Administrative Agent an Officer’s Certificate certifying that any such transaction has been consummated in compliance with this Agreement and the other

Loan Documents (and for the avoidance of doubt, no other documentation or information shall be required to be provided by the Borrower or any Restricted Subsidiary); provided, further, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower, upon the reasonable request of the Borrower, the Collateral Agent shall provide a loss affidavit to the Borrower, in form and substance reasonably satisfactory to the Borrower.

9.12
Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section ~~8.04~~8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this ~~Article IX~~Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
9.13
Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “lead arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
9.14
Appointment of Supplemental Agents, Incremental Arrangers and Specified Refinancing Agents.
(a)
It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent, in each case, as applicable, deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent or the Collateral Agent, in each case, as applicable, is hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent, collateral sub-agent, administrative co-agent or collateral co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” or a “Supplemental Collateral Agent,” in each case, as applicable, and collectively as “Supplemental Administrative Agents” or “Supplemental Collateral Agents,” in each case, as applicable).

(b)
In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article ~~IX~~IX and of Sections ~~10.04~~10.04 and ~~10.05~~10.05 (obligating the Borrower to pay the Agents’ expenses and to indemnify the Agents) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.
(c)
In the event that the Administrative Agent appoints a Supplemental Administrative Agent, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges and to perform such duties, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article ~~IX~~IX and of Sections ~~10.04~~10.04 and ~~10.05~~10.05 (obligating the Borrower to pay the Agents’ expenses and to indemnify the Agents) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(d)
Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by Law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.
(e)
Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
(f)
In the event that the Borrower appoints or designates any Incremental Arranger or Specified Refinancing Agent pursuant to Sections ~~2.16~~2.16 and ~~2.19~~2.19, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to Commitment Increases or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the Commitment Increases or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such Commitment Increases or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger or Specified Refinancing Agent, and (ii) the provisions of this Article ~~IX~~IX and of Sections ~~10.04~~10.04 and ~~10.05~~10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger or Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger or Specified Refinancing Agent, as the context may require. Each Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections ~~2.16~~2.16 and ~~2.19~~2.19, as applicable, and designates and authorizes such Incremental Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.
9.15
Withholding Taxes.

To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section ~~3.01~~3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section ~~9.15~~9.15. The agreements in this Section ~~9.15~~9.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

9.16
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) subclause ~~(i)~~(i) in the immediately preceding clause ~~(a)~~(a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause ~~(iv)~~(iv) in the immediately preceding clause ~~(a)~~(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.17
Erroneous Payments.
(a)
Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.17 shall be conclusive, absent manifest error.
(b)
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)
The Borrower and each other Loan Party hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such erroneous Payment.
(d)
Each party’s obligations under this Section 9.17 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
9.18
Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in ~~Section 9.02~~Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Article X.

MISCELLANEOUS
10.01
Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than any fee letter), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent or Collateral Agent, as applicable, at the instruction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent or Collateral Agent, as applicable, to the extent such Agent is not a Defaulting Lender, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)
extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section ~~8.02~~8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section

~~4.01~~4.01 or Section ~~4.02~~4.02 or the waiver of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)
postpone any date scheduled for any payment of principal of, or, subject to Section 3.03, interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment of Loans under any Facility, shall not constitute a postponement of any date scheduled for the payment of principal or interest or fees;
(c)
reduce the principal of, or, subject to Section ~~3.03~~3.03, the rate of interest specified herein on, any Loan or L/C Borrowing (it being understood that the waiver of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal), or (subject to clause (iii) of the second proviso to this Section ~~10.01~~10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio” shall not constitute a reduction in any rate of interest or fees based thereon;
(d)
modify Section ~~2.13~~2.13 without the written consent of each Lender directly and adversely affected thereby;
(e)
change any provision of this Section ~~10.01~~10.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this clause ~~(e)~~(e)), without the written consent of each Lender;
(f)
other than in a transaction permitted under Section ~~7.03~~7.03 or ~~7.04~~7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g)
other than in a transaction permitted under Section ~~7.03~~7.03 or ~~7.04~~7.04, release all or substantially all of the aggregate value of the Subsidiary Guaranty, without the written consent of each Lender;
(h)
[reserved];
(i)
without the written consent of Lenders holding a majority in aggregate principal amount of the adversely affected class of Loans, (i) change the order of application of any prepayment of Loans among the Facilities or (ii) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder;
(j)
modify Section ~~8.04~~8.04 in a manner that alters the order of application of funds set forth therein without the written consent of each Lender directly and adversely affected thereby; or

(k) (i) subordinate all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender or (ii) subordinate the Borrower’s payment obligations under this Agreement to the Borrower’s payment obligations under any other third-party indebtedness for borrowed money;

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders and Loan Parties required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or Collateral Agent, in its capacity as such, in addition to the Lenders and Loan Parties required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or Collateral Agent under this Agreement or any other Loan Document and (iii) Section ~~10.07(g)~~10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

Notwithstanding anything to the contrary herein:

(1)
any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders, other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to Section ~~10.01(a), (b) or (c) may be~~ 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in its capacity as a Lender more adversely than other affected Lenders in any material respect shall require the consent of such Defaulting Lender; and
(2)
any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section ~~10.01~~10.01 if such Lenders were the only Lenders hereunder at the time;

This Section ~~10.01~~10.01 shall be subject to any contrary provision of Sections ~~2.16~~2.16 or ~~2.19~~2.19. In addition, notwithstanding anything else to the contrary contained in this Section ~~10.01~~10.01, (a) amendments and modifications in connection with the transactions provided for by Section ~~2.16~~2.16 or Section ~~2.19~~2.19 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrower shall have jointly identified an error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document or Guaranty, or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document (if with respect to amendments contemplated by clause (b), the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof).

10.02
Notices; Electronic Communications.
(a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)
if to the Borrower or any other Loan Party, or the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section ~~10.02(d)~~10.02(d); and
(ii)
if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection ~~(b)~~(b) below shall be effective as provided in such subsection ~~(b)~~(b).

(b)
Electronic Communications. Notices and other communications to the Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to ~~Article II~~Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under ~~Article II~~Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)
Change of Address, Etc. Each of the Borrower, the other Loan Parties and the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)
Reliance by Administrative Agent and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, except to the extent such reliance is deemed to be gross negligence or willful misconduct of the Administrative Agent, Collateral Agent, L/C Issuer or Lender in a final non-appealable judgment of a court of competent jurisdiction. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, solely to the extent required by Section ~~10.05~~10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03
No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section ~~8.02~~8.02 for the benefit of all the Lenders and L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) each L/C

Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents or (c) any Lender from exercising setoff rights in accordance with Section ~~10.09~~10.09 (subject to the terms of Section ~~2.13~~2.13), and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section ~~8.02~~8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section ~~2.13~~2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04
Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of one counsel to the Agents, taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction to the Agents, taken as a whole, plus, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Agent subject to such conflict, taken as a whole, after notification to the Borrower), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of one counsel to the Agents and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction to the Agents and the Lenders taken as a whole and of special counsel for each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of Lenders or Agent subject to such conflict, after notification to the Borrower), in each case without duplication for any amounts paid (or indemnified) under Section ~~3.01~~3.01. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section ~~10.04~~10.04 shall be paid within thirty (30) days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent required by Section ~~4.01~~4.01). The agreements in this Section ~~10.04~~10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations, or earlier resignation or removal of any Agent. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender after any applicable grace periods have expired, in its sole discretion. This Section ~~10.04~~10.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
10.05
Indemnification. The Borrower and the Guarantors, jointly and severally, shall indemnify and hold harmless the Arranger, each Agent-Related Person, each L/C Issuer, each Lender and each of their respective Affiliates and the partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact of the foregoing (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits and reasonable, documented out-of-pocket costs (including settlement costs), expenses and disbursements (including the reasonable, documented out-of-pocket fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of any actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee or group of Indemnitees in each relevant jurisdiction material to the interests of the Lenders, and (iii) if necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, fees, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing, (B) a material breach of the Loan Documents by such Indemnitee or its Related Parties or (C) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, the Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such) and not involving any act or omission by the Borrower or any of its Affiliates or (y) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party (without limitation to the Loan Parties’ indemnification obligations hereunder) have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section ~~10.05~~10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided, that no Borrower shall be liable for any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). All amounts due under this Section ~~10.05~~10.05 shall be payable within thirty (30) days after demand therefor. The agreements in this Section ~~10.05~~10.05 shall survive the resignation of the Administrative Agent, the resignation or removal of the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other

Obligations. This Section ~~10.05~~10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
10.06
Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any L/C Issuer or any Lender, in each case as their capacities as such, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the applicable Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.07
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution or natural person) in accordance with the provisions of Section ~~10.07(b)~~10.07(b), (ii) by way of participation in accordance with the provisions of Section ~~10.07(d)~~10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section ~~10.07(f)~~10.07(f) or (iv) to an SPC in accordance with the provisions of Section ~~10.07(g)~~10.07(g) (and any other attempted assignment or transfer by any party hereto shall be prohibited, subject to the last paragraph of Section ~~10.07(b)~~10.07(b), and shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section ~~10.07(d)~~10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section ~~10.07(b)~~10.07(b), participations in L/C Obligations) at the time owing to it); provided that:
(i)
(A) in the case of either (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or (y) any assignment by a Lender to an Affiliate of a Lender or an Approved Fund, no minimum amount shall need be assigned, and (B) in any case not described in clause ~~(b)(i)~~(b)(i)(A) of this Section, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000 (or equivalent) unless each of the Administrative Agent and, so long as no Event of Default under Section ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause ~~(ii)~~(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)
no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that investment objectives and/or history of any proposed lender or its affiliates, shall be a reasonable basis for the Borrower to withhold consent) shall be required for any assignment unless (1) an Event of Default under Section ~~8.01(a), (f) or (g)~~ 8.01(a), (f) or (g) (solely with respect to a Loan Party) has occurred and is continuing at the time of such assignment, (2) [reserved] or (3) such assignment is made from a Lender to a Controlled Bank Affiliate of such assigning Lender, an Approved Fund related to such assigning Lender, or to a Closing Date Lender or a Controlled Bank Affiliate or Approved Fund of a Closing Date Lender and, in each case, other than any Disqualified Institution; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless such assignment is made from a Lender to a Controlled Bank Affiliate of such assigning Lender, an Approved Fund related to such assigning Lender, or to a Closing Date Lender or a Controlled Bank Affiliate or Approved Fund of a Closing Date Lender and, in each case, other than any Disqualified Institution; and
(C)
the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Facility;
(iv)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, (y) assignments in connection with the initial syndication of the Facilities and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment);
(v)
no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any natural person, (C) to any Disqualified Institution or (D) to any Affiliate Lender;
(vi)
[reserved];
(vii)
[reserved];

(viii)
the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent; and
(ix)
in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section ~~10.07(c)~~10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections ~~3.01, 3.04, 3.05, 10.04 and 10.05~~ 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section ~~10.08~~10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause ~~(b)~~(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section ~~10.07(d)~~10.07(d). Notwithstanding anything to the contrary herein, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution.
If any assignment is made to any Disqualified Institution without the Borrower’s prior written consent or otherwise in violation of this Section ~~10.07~~10.07, the Borrower may (in its sole discretion), at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (1) in the case of outstanding Loans held by such Disqualified Institution, purchase or prepay such Loan (and cancel such Commitment) by paying an amount equal to (A) the lesser of (x) the outstanding principal amount of such Loans and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents, without premium, penalty, prepayment fee or any obligation to pay any amounts that would otherwise be due under Section ~~3.05~~3.05 less (B) any fees and expenses of the Borrower directly related thereto, and/or (2) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section ~~10.07~~10.07), all of its interest, rights and obligations under this Agreement and the other Loan Documents to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations (it being understood that, with respect to any such assignment of Loans, no consent to such assignment that would otherwise be required pursuant to Section ~~10.07(b)~~10.07(b) (other than, for the avoidance of doubt, the consent of the Borrower) shall be required to be obtained), in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents, without premium, penalty, prepayment fee or any obligation to pay any amounts that would otherwise be due under Section ~~3.05~~3.05; provided that such assignment does not conflict with applicable laws.

(c)
The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations, L/C Borrowings and amounts due under Section ~~2.03~~2.03 owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender (but only entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all Loans be treated at all times as being maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related U.S. Treasury Regulations (including Proposed Treasury Regulations Section 1.163-5(b)) (and any other relevant or successor provisions of the Code or of such U.S. Treasury Regulations).
(d)
Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a natural person, an Affiliate Lender, a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section ~~10.01~~10.01 that directly affects such Participant. Subject to Section ~~10.07(e)~~10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections ~~3.01, 3.04~~ 3.01, 3.04 and ~~3.05~~3.05 (subject to the requirements and the limitations of such Sections, including Section ~~3.01(c)~~3.01(c) (it being understood that the documentation required under Section ~~3.01(c)~~3.01(c) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section ~~10.07(b)~~10.07(b). To the extent permitted by law, each participant also shall be entitled to the benefits of Section ~~10.09~~10.09 as though it were a Lender, provided, such participant agrees to be subject to Section ~~2.13~~2.13 as though it were a Lender.
(e)
A Participant (i) agrees to be subject to the provisions of Section ~~3.07~~3.07 as if it were an assignee pursuant to Section ~~10.07(b)~~10.07(b) and (ii) shall not be entitled to receive any greater payment under Section ~~3.01, 3.04 or 3.05~~ 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.
(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section ~~2.12(b)~~2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section ~~3.01, 3.04~~ 3.01, 3.04 and ~~3.05~~3.05 (subject to the requirements and the limitations of such Sections, including the obligations to provide the forms and certifications pursuant to Section ~~3.01(c)~~3.01(c) as if it were a Lender (it being understood that the documentation required under Section ~~3.01(c)~~3.01(c) shall be delivered solely to the Granting Lender)); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section ~~3.01, 3.04 or 3.05~~3.01, 3.04 or 3.05) unless such increase or change results from a change in any Law after the grant was made. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. Other than as expressly provided in this Section ~~10.07(g)~~10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section ~~10.08~~10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)
Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section ~~10.07~~10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(i)
[reserved].
(j)
[reserved].
(k)
[reserved].
(l)
[reserved].
(m)
The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section ~~10.07(g)~~10.07(g) and (ii) each Participant, and the principal amounts (and stated interest) of each such SPC’s and Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement.
(n)
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (1) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and/or the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter (and shall not be entitled to any consent fees), and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Reorganization Plan”), each Disqualified Institution party hereto hereby agrees (x) not to vote on such Reorganization Plan, (y) if such entity does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y), and (z) will not be entitled to any expense reimbursement or indemnification rights; it being understood and agreed that the foregoing provisions shall only apply to a Disqualified Institution and not to any assignee of such Disqualified Institution that becomes a Lender so long as such assignee is not a Disqualified Institution, Defaulting Lender or natural person.
10.08
Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) on a need to know basis to its directors, officers, employees, insurers and re-insurers and agents, including accountants, legal counsel and other advisors, and other Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section ~~10.07(f)~~10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants, any governmental bank regulatory authorities exercising examination or regulatory authorities or any self-regulatory authorities), to the extent not prohibited by applicable Law, to promptly notify the Borrower prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (and in any event, no less restrictive) as those of this Section ~~10.08~~10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section ~~10.08~~10.08; (i) to the extent such Information is received by such Agent, Lender or their respective Affiliates from a third party that is not, to such Agent’s, Lender’s, or their respective Affiliates’ knowledge, subject to contractual or fiduciary confidentiality obligations owing to any Loan Party or any Subsidiary thereof; (j) to the extent such Information is independently developed by such Agent, Lender or their respective Affiliates so long as not based on Information obtained in a manner that would otherwise violate this Section ~~10.08~~10.08, (k) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (l) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided, that such Person is advised and agrees to be bound by the provisions of this Section ~~10.08~~10.08.

For the purposes of this Section ~~10.08~~10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section ~~10.08~~10.08 by an Agent, Lender or L/C Issuer. Any Person required to maintain the confidentiality of Information as provided in this Section ~~10.08~~10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Lender and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Borrower or a Subsidiary thereof, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09
Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Document (as defined in the Security Agreement)), as of the Closing Date or thereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Document (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the Borrower and each of the Agents after any such set-off and application made by such Secured Party; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section ~~2.18~~2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify Borrower and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of any Agent and each Secured Party under this Section ~~10.09~~10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that any Agent and such Secured Party may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Subsidiary that is not organized under the laws of the United States of America, any state thereof or the District of Columbia constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of any Loan Party, it being understood that the Equity Interests of any Subsidiary that is not organized under the laws of the United States of America, any state thereof or the District of Columbia that are directly owned by a Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia does not constitute such an asset (and may be pledged to the extent set forth in Section ~~6.12~~6.12).
10.10
Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11
Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
10.12
Integration; Effectiveness. This Agreement and the other Loan Documents, and those provisions of the Commitment Letter and Fee Letter that by their terms survive the termination of such Commitment Letter or the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.13
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations, obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements, and Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) hereunder shall remain unpaid or unsatisfied.
10.14
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.15
Governing Law; Jurisdiction; Etc.
(a)
GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING

OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE ON THE CLOSING DATE OR THEREAFTER TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION ~~10.15(b)~~10.15(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION ~~10.02~~10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.16
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER EXISTING AS OF THE CLOSING DATE OR THEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION ~~10.16~~10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.17
Binding Effect. When this Agreement shall have become effective in accordance with Section ~~10.12~~10.12, it shall thereafter be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective permitted successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section ~~7.03~~7.03.

10.18
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower acknowledges and agrees, and has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower and its Subsidiaries and any Agent, the Arranger or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, Arranger or Lender has advised or is advising any of the Borrower and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and their respective Subsidiaries, on the one hand, and the Agents, the Arranger and the Lenders, on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Agent, Arranger or Lender has any obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and no Agent, Arranger or Lender has any obligation to disclose any of such interests and transactions to the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower hereby waives and releases any claims that it may have against the Agents, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.19
Affiliate Activities. The Borrower acknowledges that each Agent, the Arranger and each Lender (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and their respective affiliates, as well as of other entities and Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (ii) be customers or competitors of the Borrower and its Affiliates, or (iii) have other relationships with the Borrower and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and Persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.
10.20
Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any other Loan Document, any Assignment and Assumption, any Committed Loan Notice or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Upon the request of any Lender, any Electronic Signature (as defined in 15 USC §7006, as it may be amended from time to time) shall be promptly followed by a manually executed counterpart.
10.21
USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.22
[Reserved].
10.23
Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent hereunder or under any other Loan Document are subject to the provisions of any Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement, this Agreement and any other Loan Document, the terms of such Intercreditor Agreement shall govern and control with respect to any right or remedy in respect of the Collateral. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies with respect to the Collateral of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreements. The Collateral Agent (at the direction of the Required Lenders or the Administrative Agent) shall be authorized to execute and deliver any Intercreditor Agreement, binding the Secured Parties to the terms thereof.
10.24
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.25
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States) that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ENGAGESMART, INC., as Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A, as Administrative Agent and Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A, as a Lender and L/C issuer

By:
Name:
Title:

[ ˜ ], as a Lender [and L/C Issuer]

By:
Name:
Title: